As filed with the Securities and Exchange Commission on May __, 2007.


                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI Corporation
                     ---------------- ---------------------
               (Exact name of registrant as specified in charter)

                                    Colorado
                       ----------------------------------
                 (State or other jurisdiction of incorporation)

                                           8229 Boone Blvd. #802
                                          Vienna, Virginia  22182
     84-09l6344                               (703) 506-9460
-------------------           -------------------------------------------------
(IRS Employer I.D.           (Address, including zip code, and telephone number
     Number)                   including area of principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                   -----------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                 As soon as practicable after the effective date
                         of this Registration Statement


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration for the same offering.      [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     [ ]

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434,
please check the following box.     [ ]

                         CALCULATION OF REGISTRATION FEE

                         CALCULATION OF REGISTRATION FEE

Title of each                            Proposed      Proposed
  Class of                                Maximum       Maximum
Securities                Securities     Offering      Aggregate     Amount of
  to be                     to be        Price Per      Offering   Registration
Registered                Registered     Share (1)       Price          Fee
----------                ----------     ---------    ----------   ------------

Common stock (2)          42,961,666      $0.88      $37,806,267      $4,046
-------------------------------------------------------------------------------

Total
-------------------------------------------------------------------------------


(1)  Offering  price  computed in accordance  with Rule 457(c).
(2)  Represents shares to be sold by selling shareholder.

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the warrants as a result of any adjustment in the number of securities issuable by reason of stock splits or similar capital reorganizations.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                               CEL-SCI CORPORATION

                                  Common Stock

     By means of this prospectus shareholders of CEL-SCI Corporation are offering to sell up to 42,961,666 shares of CEL-SCI's common stock. The shares offered by this prospectus consist of shares sold by CEL-SCI in a private offering for cash, shares issued for consulting services, and shares issuable upon the exercise of warrants. The selling shareholders may be considered "underwriters" as that term is defined in the Securities Act of 1933.

     CEL-SCI's common stock is quoted on the American Stock Exchange under the symbol "CVM." On ___________, 2007 the closing price for one share of the CEL-SCI's common stock was $0.___.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by
prospective  investors,   see  "Risk  Factors"  beginning  on  page  6  of  this
Prospectus.







                  The date of this prospectus is ________, 2007

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

CEL-SCI
-------

     CEL-SCI is involved in the research and development of drugs for cancer and infectious diseases

      CEL-SCI's lead product, Multikine(R), is being developed for the treatment of cancer. Multikine is a patented immunotherapeutic agent consisting of a mixture of naturally occurring cytokines, including interleukins, interferons, chemokines and colony-stimulating factors, currently being developed for the treatment of cancer. Multikine is designed to target the tumor micro-metastases that are mostly responsible for treatment failure. The basic concept is to add Multikine to the current cancer treatments with the goal of making the overall cancer treatment more successful. Phase II data indicated that Multikine treatment resulted in a substantial increase in the survival of patients. The lead indication is advanced primary head & neck cancer (500,000 new cases per annum). Since Multikine is not tumor specific, it may also be applicable in many other solid tumors.

      In January 2007, the US Food and Drug Administration (FDA) concurred with the initiation of a global Phase III clinical trial in head and neck cancer patients using Multikine. The Canadian regulatory agency, the Biologics and Genetic Therapies Directorate, had previously concurred with the initiation of a global Phase III clinical trial in head and neck cancer patients using Multikine.

      Approximately 800 patients will be enrolled worldwide in the Phase III trial. The protocol is designed to develop conclusive evidence of the efficacy of Multikine in the treatment of advanced primary squamous cell carcinoma of the oral cavity (head and neck cancer). A successful outcome from this trial should enable CEL-SCI to apply for a Biologics License to market Multikine for the treatment of this patient population.

      The trial will test the hypothesis that Multikine treatment administered prior to the current standard therapy for head and neck cancer patients (surgical resection of the tumor and involved lymph nodes followed by radiotherapy or radiotherapy and concurrent chemotherapy) will enhance the local/regional control of the disease, reduce the rate of disease progression and extend the time of progression free survival in patients with advanced oral squamous cell carcinoma.

      CEL-SCI also owns a pre-clinical technology called L.E.A.P.S. (Ligand Epitope Antigen Presentation System). The lead product derived from this technology is the CEL-1000 peptide which has shown protection in animals against herpes, malaria and cancer. With the help of government grants and US Army and US Navy collaborations, CEL-1000 is now being tested against avian flu, viral encephalitis, West Nile Virus, SARS, Vaccinia, Smallpox, herpes, malaria and other agents. If the bio-terrorism tests are successful, CEL-SCI is likely to push CEL-1000 for potential bio-terrorism disease indications to gain accelerated approval.

      Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      All of CEL-SCI's products are in the development stage. As of April 20, 2007, CEL-SCI was not receiving any revenues from the sale of MULTIKINE or any other products which CEL-SCI was developing.

      CEL-SCI does not expect to develop commercial products for several years, if at all. CEL-SCI has had operating losses since its inception, had an accumulated deficit of approximately $(108,000,000) at December 31, 2006 and expects to incur substantial losses for the foreseeable future.

      CEL-SCI's executive offices are located at 8229 Boone Blvd., #802, Vienna, Virginia 22182, and its telephone number is (703) 506-9460.

      CEL-SCI's common stock is quoted on the American Stock Exchange under the symbol "CVM".

THE OFFERING

      By means of this prospectus shareholders of CEL-SCI Corporation are offering to sell up to 42,961,666 shares of CEL-SCI's common stock. These shares consist of shares sold by CEL-SCI in a private offering for cash, shares issued for consulting services and shares issuable upon the exercise of warrants.

      As of April 20, 2007, CEL-SCI had 107,505,621 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the conversion of notes, as payment of interest or principal on notes, or the exercise of outstanding warrants or options. See "Comparative Share Data".

      CEL-SCI will not receive any proceeds from the sale of the shares by the selling shareholders.

Risk Factors
------------

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus for additional Risk Factors.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on CEL-SCI's beliefs as well as assumptions made by and information currently available to CEL-SCI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      Investors should be aware that the risks described below could adversely affect the price of CEL-SCI's common stock.

Risks Related to CEL-SCI
------------------------

Since CEL-SCI Has Earned Only Limited Revenues and Has a History of Losses, CEL-SCI Will Require Additional Capital to Remain in Operation.

     CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through December 31, 2006 CEL-SCI incurred net losses of approximately $(108,000,000). CEL-SCI has relied principally upon the proceeds of public and private sales of its securities to finance its activities to date. All of CEL-SCI's potential products, with the exception of Multikine, are in the early stages of development, and any commercial sale of these products will be many years away. Even potential product sales from Multikine are many years away as cancer trials can be lengthy. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

If CEL-SCI cannot obtain additional capital, CEL-SCI may have to postpone development and research expenditures which will delay CEL-SCI's ability to produce a competitive product. Delays of this nature may depress the price of CEL-SCI's common stock or force CEL-SCI out of business.

     Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs and may require several years to complete. CEL-SCI expects that it will need substantial additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses.

      The extent of CEL-SCI's clinical trials and research programs are primarily based upon the amount of capital available to CEL-SCI and the extent to which CEL-SCI has received regulatory approvals for clinical trials. CEL-SCI is unable to estimate the future costs of clinical trials since CEL-SCI has not yet met with the FDA to discuss the design of future clinical trials; and until the scope of future clinical trials is known, CEL-SCI will not be able to price any trials with clinical trial organizations.

      To raise additional capital CEL-SCI will most likely sell shares of its common stock or securities convertible into common stock at prices that may be below the prevailing market price of CEL-SCI's common stock at the time of sale. The issuance of additional shares will have a dilutive impact on other stockholders and could have a negative effect on the market price of CEL-SCI's common stock.

Multikine is made from components of human blood which involves inherent risks that may lead to product destruction or patient injury which could materially harm CEL-SCI's financial results, reputation and stock price.

      Multikine is made, in part, from components of human blood. There are inherent risks associated with products that involve human blood such as possible contamination with viruses, including Hepatitis or HIV. Any possible contamination could require CEL-SCI to destroy batches of Multikine or cause injuries to patients who receive the product thereby subjecting CEL-SCI to possible financial losses and harm to its business.

Although CEL-SCI has product liability insurance for Multikine, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage.

      Although no claims have been brought to date, participants in CEL-SCI's clinical trials could bring civil actions against CEL-SCI for any unanticipated harmful effects arising from the use of Multikine or any drug or product that CEL-SCI may try to develop. Although CEL-SCI believes its insurance coverage of $1,000,000 per claim is adequate, the defense or settlement of any product liability claim could adversely affect CEL-SCI even if the defense and settlement costs did not exceed CEL-SCI's insurance coverage.

CEL-SCI's directors are allowed to issue shares of preferred stock with provisions that could be detrimental to the interests of the holders of CEL-SCI's common stock.

      The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's preferred stock would allow CEL-SCI's directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's common stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

Risks Related to Government Approvals
-------------------------------------

CEL-SCI's product candidates must undergo rigorous pre-clinical and clinical testing and regulatory approvals, which could be costly and time-consuming and subject CEL-SCI to unanticipated delays or prevent CEL-SCI from marketing any products.

      Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. Before obtaining marketing approval, CEL-SCI's product candidates must undergo rigorous preclinical and clinical testing which is costly and time consuming and subject to unanticipated delays. There can be no assurance that such approvals will be granted.

      The clinical trials of CEL-SCI's product candidates may not be completed on schedule, the FDA or foreign regulatory agencies may order CEL-SCI to stop or modify its research or these agencies may not ultimately approve any of CEL-SCI's product candidates for commercial sale. Varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of CEL-SCI's product candidates. The data collected from CEL-SCI's clinical trials may not be sufficient to support regulatory approval of its various product candidates, including Multikine. CEL-SCI's failure to adequately demonstrate the safety and efficacy of any of its product candidates would delay or prevent regulatory approval of its product candidates in the United States, which could prevent CEL-SCI from achieving profitability.

      The requirements governing the conduct of clinical trials, manufacturing, and marketing of CEL-SCI's product candidates, including Multikine, outside the United States vary widely from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different trial designs. Foreign regulatory approval processes include all of the risks associated with the FDA approval processes. Some of those agencies also must approve prices for products approved for marketing. Approval of a product by the FDA does not ensure approval of the same product by the health authorities of other countries. In addition, changes in regulatory policy in the US or in foreign countries for product approval during the period of product development and regulatory agency review of each submitted new application may cause delays or rejections.

      In addition to conducting further clinical studies of Multikine and CEL-SCI's other product candidates, CEL-SCI also must undertake the development of its manufacturing process and optimize its product formulations.

      CEL-SCI will not be able to commercialize Multikine and other product candidates until it has obtained regulatory approval. CEL-SCI has only limited experience in filing and pursuing applications necessary to gain regulatory approvals, which may impede its ability to obtain timely approvals from the FDA or foreign regulatory agencies, if at all. In addition, regulatory authorities may also limit the types of patients to which CEL-SCI or others may market Multikine or CEL-SCI's other products. Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of CEL-SCI or potential licensees to successfully market any products they may develop.

Even if CEL-SCI obtains regulatory approval for its product candidates, CEL-SCI will be subject to stringent, ongoing government regulation.

      If CEL-SCI's products receive regulatory approval, either in the United States or internationally, CEL-SCI will be subject to extensive regulatory requirements. These regulations are wide-ranging and govern, among other things:

          o    product design, development and manufacture;

          o    adverse drug experience;

          o    product advertising and promotion;

          o product manufacturing, including good manufacturing practice requirements;

          o    record keeping requirements;

          o registration and listing of CEL-SCI's establishments and products with the FDA and certain state agencies;

          o    product storage and shipping;

          o    drug sampling and distribution requirements;

          o    electronic record and signature requirements; and

          o    labeling changes or modifications.

      CEL-SCI and any third-party manufacturers or suppliers must continually adhere to federal regulations setting forth requirements, known as current Good Manufacturing Practices, or cGMPs, and their foreign equivalents, which are enforced by the FDA and other national regulatory bodies through their facilities inspection programs. If CEL-SCI's facilities, or the facilities of its contract manufacturers or suppliers, cannot pass a pre-approval plant inspection, the FDA will not approve the marketing applications of CEL-SCI's product candidates. In complying with cGMP and foreign regulatory requirements, CEL-SCI and any of its potential third-party manufacturers or suppliers will be obligated to expend time, money and effort in production, record-keeping and quality control to ensure that its products meet applicable specifications and other requirements. State regulatory agencies and the regulatory agencies of other countries have similar requirements.

      If CEL-SCI does not comply with regulatory requirements at any stage, whether before or after marketing approval is obtained, it may be subject to license suspension or revocation, criminal prosecution, seizure, injunction, fines, or be forced to remove a product from the market or experience other adverse consequences, including restrictions or delays in obtaining regulatory marketing approval, which could materially harm CEL-SCI's financial results, reputation and stock price. Additionally, CEL-SCI may not be able to obtain the labeling claims necessary or desirable for product promotion. CEL-SCI may also be required to undertake post-marketing trials. In addition, if CEL-SCI or other parties identify adverse effects after any of CEL-SCI's products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn. CEL-SCI may be required to reformulate its products, conduct additional clinical trials, make changes in its product's labeling or indications of use, or submit additional marketing applications to support these changes. If CEL-SCI encounters any of the foregoing problems, its business and results of operations will be harmed and the market price of our common stock may decline.

      Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. Without government approval, CEL-SCI will be unable to sell any of its products.

Risks Related to Intellectual Property
--------------------------------------

CEL-SCI may not be able to achieve or maintain a competitive position and other technological developments may result in CEL-SCI's proprietary technologies becoming uneconomical or obsolete.

      The biomedical field in which CEL-SCI is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents from CEL-SCI's compounds, compositions and processes through CEL-SCI-financed research, or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field.

      Many companies are working on drugs designed to cure or treat cancer and have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, smaller companies and non-profit institutions are active in research relating to cancer and infectious diseases and are expected to become more active in the future.

CEL-SCI's patents might not protect CEL-SCI's technology from competitors, in which case CEL-SCI may not have any advantage over competitors in selling any products which it may develop.

      Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of new patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. The scope and validity of such patents, if any, the extent to which CEL-SCI may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

Risks Related to CEL-SCI's Common Stock
---------------------------------------

Since the market price for CEL-SCI's common stock is volatile, investors may not be able to sell any of CEL-SCI's shares at a profit.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. During the year ended September 30, 2006 CEL-SCI's stock price has ranged from a low of $0.44 per share to a high of $1.78 per share. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the future market price of CEL-SCI's common stock.

Shares issuable upon the conversion of promissory notes, the payment of interest or principal on the promissory notes, or the exercise of outstanding options and warrants may substantially increase the number of shares available for sale in the public market and may depress the price of CEL-SCI's common stock.

     CEL-SCI had outstanding convertible notes, options and warrants which as of April 20, 2007 allowed the holders to acquire a substantial amount of additional shares of its common stock. Until the options and warrants expire, or the convertible notes are paid, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of convertible notes, options and warrants may convert or exercise these securities at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options. The conversion of the notes or the exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of CEL-SCI's common stock. See "Comparative Share Data" for additional information.

      CEL-SCI has filed, or plans to file, registration statements with the Securities and Exchange Commission so that substantially all of the shares of common stock which are issuable upon the exercise of outstanding options and warrants may be sold in the public market. The sale of common stock issued or issuable upon the exercise of CEL-SCI's options or warrants described above, or the perception that such sales could occur, may adversely affect the market price of CEL-SCI's common stock.

                             COMPARATIVE SHARE DATA

                                                    Number of          Note
                                                      Shares         Reference
                                                    ---------        ---------

   Shares outstanding as of April 20, 2007:        107,505,621

   Shares to be sold in this Offering:

      Shares purchased by private investors         20,043,333            A

      Shares issuable upon exercise of
          Series L warrants                         10,021,667            A

      Shares issuable upon exercise of
          Series M warrants                         10,021,667            A

      Shares issued for consulting services          2,875,000            B

Other Shares Which May Be Issued:

      The following table lists additional shares of CEL-SCI's common stock which may be issued as of April 20, 2007:

                                                    Number of          Note
                                                      Shares         Reference
                                                    ---------        ---------

   Shares issuable as payment of interest on
      the Series K notes                            1,700,000            C

   Shares issuable as payment of principal on
      the Series K notes                           10,480,000            C

   Shares issuable upon the exercise of the
     Series K warrants                              5,211,628            C

   Shares issuable upon the exercise of warrants
     held by private investors                      4,059,159            D

   Shares issuable upon exercise of options granted
     to CEL-SCI's officers,  directors, employees,
     consultants, and third parties                11,188,014            E

A. In April 2007, CEL-SCI sold 20,000,000 Units to Korral Partners, an institutional investor, for $15,000,000. Each Unit was priced at $0.75 and consisted of one share of CEL-SCI's common stock, one-half of a Series L warrant and one-half of a Series M warrant. Immediately after this sale Korral Partners sold the 20,000,000 shares of CEL-SCI's common stock and the 10,000,000 Series M warrants to 19 foreign investors. Korral Partners retained the 10,000,000 Series L warrants.

     Pursuant to a previously granted right of participation two investors in CEL-SCI's August 2006 financing purchased 43,333 Units, which were identical to the Units sold to Korral Partners, at a price of $0.75 per Unit.

      Each Series L warrant allows the holder to purchase one share of CEL-SCI's common stock for $0.75. Each Series M warrant allows the holder to purchase one share of CEL-SCI's common stock for $2.00. The Series L and M warrants expire on March 31, 2012.

B. CEL-SCI has issued shares of its common stock to the following companies as payment for consulting services.

      Name                     Date         Shares Issued
      ----                     ----         -------------

      Riviera Ventures, Inc.  9-29-06           375,000
      Ozal Ltd.               4-03-07         2,000,000
      Emento S.A.             4-03-07           500,000

C. In August 2006, CEL-SCI sold Series K convertible notes, plus Series K warrants, to independent private investors for $8,300,000. The notes bear interest annually at the greater of 8% or 6 month LIBOR plus 3% per year. The Notes are due and payable on August 4, 2011 and are secured by substantially all of CEL-SCI's assets.

      At the holder's option, the Series K notes are convertible into shares of CEL-SCI's common stock at a conversion price of $0.75.

      The Series K warrants allow the holders to purchase up to 5,211,628 shares of CEL-SCI's common stock at a price of $0.75 per share at any time between February 4, 2007 and February 4, 2012.

      The number of shares issuable upon the conversion of the Series K promissory notes or upon the exercise of the Series K warrants may increase as the result of future sales of CEL-SCI's common stock at prices below either the note conversion price or warrant exercise price, as the case may be, or the market price of CEL-SCI's common stock.

      At CEL-SCI's election, and under certain conditions, CEL-SCI may use shares of its common stock to make interest or principal payments on the Series K notes. The actual number of shares which may be issued as payment of interest or principal may increase if the price of CEL-SCI's common stock is below the then applicable conversion price of the Series K notes.

      To the extent CEL-SCI uses its shares to make principal payments on the notes, the number of shares which may be issued upon the conversion of the notes may be less due to reduction in the outstanding principal balance of the notes.

      The actual number of shares which will ultimately be issued upon the payment or conversion of the Series K notes and the exercise of the Series K warrants (if any) will vary depending upon a number of factors, including the price at which CEL-SCI sells any additional shares of its common stock prior to the date the Series K notes are paid or converted or the date the Series K warrants are exercised or expire. See "Description of Securities" for more detailed information concerning the Series K notes and warrants.

D. Between August 1, 2001 and May 18, 2006 CEL-SCI sold shares of its common stock in private transactions. In some cases warrants were issued as part of the financings. The names of the warrant holders and the terms of the warrants are shown below:

                                       Shares
                                      Issuable
                                        Upon
                            Issue    Exercise of    Exercise   Expiration
Warrant Holder               Date      Warrants       Price       Date
--------------             -------   -----------    --------   ----------

Lamey Corporation         8/17/2001     272,108     $   1.75    7/01/2007
Eastern Biotech           5/30/2003     400,000     $   0.47    5/30/2008
Cher Ami Holdings        12/01/2003     441,176     $   0.56   12/01/2007
Karen Carson              2/15/2005      15,000     $   0.73    2/15/2015
Lucci Financial Group    10/14/2005      80,000     $   1.00   10/14/2010
Lucci Financial Group    10/14/2005      80,000     $   2.00   10/14/2010
Bristol Capital LLC       9/16/2003     197,863     $   0.83    9/16/2008
Wachovia Capital           5/4/2004      76,642     $   1.37    5/04/2009
Cher Ami Holdings         7/18/2005     375,000     $   0.65    7/18/2009
Jena Holdings LLC        10/31/2005     271,370     $   0.55   10/24/2010
Cher Ami Holdings          2/9/2006     150,000     $   0.56    2/09/2011
Lucci Financial Group     4/12/2006     100,000     $   1.50    4/12/2009
Eastern Biotech           4/17/2006     800,000     $   1.25    6/30/2008
Cher Ami Holdings         5/18/2006     800,000     $   0.82    5/17/2011
                                     ----------
                                      4,059,159
                                     ==========

E. The options are exercisable at prices ranging from $0.16 to $6.25 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

       The shares referred to in Notes C and E are being offered for sale by means of separate registration statements which have been filed with the Securities and Exchange Commission.

                        MARKET FOR CEL-SCI'S COMMON STOCK

      As of April 20, 2007 there were approximately 2,500 record holders of CEL-SCI's common stock. CEL-SCI's common stock is traded on the American Stock Exchange under the symbol "CVM". Set forth below are the range of high and low quotations for CEL-SCI's common stock for the periods indicated as reported on the American Stock Exchange. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

      Quarter Ending           High             Low
      --------------           ----             ---

        12/31/04              $0.67             $0.46
         3/31/05              $1.08             $0.62
         6/30/05              $0.73             $0.48
         9/30/05              $0.60             $0.46

        12/31/05              $0.69             $0.45
         3/31/06              $1.06             $0.49
         6/30/06              $1.78             $0.71
         9/30/06              $0.92             $0.53

        12/31/06              $0.81             $0.55
         3/31/07              $0.90             $0.56

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

      The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's preferred stock would allow CEL-SCI's directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's Common Stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

      The following selected financial data should be read in conjunction with the Consolidated Financial Statements and Notes appearing elsewhere in this prospectus.



                                       For the years ended September 30,
                          ----------------------------------------------------------
Statements of Operations     2006         2005         2004        2003         2002
------------------------  ----------------------------------------------------------

Grant revenue and other   $125,457     $269,925     $325,479     $318,304     $384,939
Other expenses:
Research and
 development             1,896,976    2,229,729    1,941,630    1,915,501    4,699,909
Depreciation and
 amortization              170,902      190,420      198,269      199,117      226,514
General and
 administrative          3,406,775    1,930,543    2,310,279    2,287,019    1,754,332
Gain (loss) on
 derivative
 instruments             2,325,784      363,028    1,174,660   (2,319,005)   5,053,156
Other income                     -      625,472            -            -            -
Other costs of
 financing              (4,791,548)           -            -     (270,664)           -
Interest income             92,487       52,660       51,817       52,502       85,322
Interest expense          (216,737)           -      (53,855)  (1,365,675)  (4,517,716)
                       ------------ ------------ ------------ ------------ ------------
Net loss               $(7,939,210) $(3,039,607) $(2,952,077) $(7,986,175) $(5,675,054)
                       ============ ============ ============ ============ ============

Net loss per common share
   Basic                    $(0.10)      $(0.04)      $(0.04)      $(0.16)      $(0.20)
   Diluted                  $(0.11)      $(0.05)      $(0.06)      $(0.19)      $(0.24)

Weighted average common
 shares outstanding
   Basic                78,971,290   72,703,395   67,273,133   50,961,457   28,746,341
   Diluted              93,834,078   73,581,925   68,924,099   51,127,439   31,788,281


                                                Three Months Ended
                                                   December 31,
                                                -------------------
                                                2006           2005
                                                ----           ----
                                                     (unaudited)
                                                     -----------

Grant revenue and other                   $    20,793     $   29,847
Expenses:
Research and development                      506,158        434,889
 Depreciation and
     amortization                              41,842         43,790
General and administrative                  1,052,704        573,036
Gain  on derivative instruments               719,247         13,337
Interest income                                95,551         11,404
Interest expense                              347,246             --
                                          ------------   ------------
Net loss                                  $(1,112,359)   $  (997,127)
                                          ============   ============

Net loss per common share
   Basic                                       $(0.01)        $(0.01)
   Diluted                                     $(0.01)        $(0.01)

Weighted average common
  shares outstanding, basic and diluted    82,928,432     74,998,621


                                                September 30,
                            -------------------------------------------------------------
Balance Sheets:                2006         2005         2004        2003         2002
--------------              -------------------------------------------------------------

Working capital (deficit) $ 7,109,879  $ 2,235,297  $ 4,592,332  $   205,815  $(1,366,925)
Total assets                9,653,277    3,092,352    5,513,810    2,915,206    3,771,258
Convertible debt (1)                -            -            -      194,109    1,673,504
Note payable - Covance (1)          -            -            -      184,330            -
Note payable - Cambrex (1)          -            -            -      664,910    1,135,017
Series E preferred
 stock (1)                          -            -            -            -    2,001,591
Derivative instruments -
 current (1)                1,670,234        1,280            -      319,295            4
Derivative instruments -
 non-current (1)            8,645,796      811,180    1,175,488    2,517,131      314,844
Total liabilities          10,583,878      987,313    1,391,468    4,694,385    6,115,876

Stockholders' equity
 (deficit)                   (930,601)   2,105,039    4,122,342   (1,779,179)  (2,344,618)



Balance Sheets:                     December 31, 2006
---------------                     -----------------
                                       (unaudited)

Working capital                       $ 5,609,684
Total assets                            8,434,224
Convertible Debt - current              1,714,722
Convertible Debt - non-current          8,055,825
Total liabilities                      10,242,133
Stockholders' equity (deficit)         (1,807,909)

No dividends have been declared on CEL-SCI's common stock.

      CEL-SCI's net losses for each fiscal quarter during the two years ended September 30, 2006 were:

                                         Net income  (loss) per share
                      Net income         ----------------------------
    Quarter               (loss)         Basic            Diluted
    -------          ------------        -----            -------

12/31/2004          $ (1,229,443)       $ (0.02)         $  (0.02)
 3/31/2005          $ (1,149,440)       $ (0.01)         $  (0.02)
 6/30/2005          $   (653,786)       $ (0.01)         $  (0.01)
 9/30/2005          $     (6,938)            --                --
12/31/2005          $   (997,127)       $ (0.01)         $  (0.01)
 3/31/2006          $ (1,331,071)       $ (0.02)         $  (0.02)
 6/30/2006          $ (1,294,041)       $ (0.02)         $  (0.02)
 9/30/2006          $ (4,391,444)       $ (0.05)         $  (0.06)

Results of Operations
---------------------

      CEL-SCI's most advanced product, Multikine, which has been cleared for a Phase III clinical trial in the U.S. and in Canada, is being developed for the treatment of cancer. Multikine is designed to target the tumor micro-metastases that are mostly responsible for treatment failure. The basic idea of Multikine is to make current cancer treatments more successful. Phase II data indicated that Multikine treatment resulted in a substantial increase in the survival of patients. The lead indication is advanced primary head & neck cancer (500,000 new cases per annum). Since Multikine is not tumor specific, it may also be applicable in many other solid tumors.

      CEL-SCI also owns a pre-clinical technology called L.E.A.P.S. (Ligand Epitope Antigen Presentation System). The lead product derived from this technology is the CEL-1000 peptide which has shown protection in animals against herpes, viral encephalitis, malaria and cancer.

      Since inception, CEL-SCI has financed its operations through the issuance of equity securities, convertible notes, loans and certain research grants. CEL-SCI's expenses will likely exceed its revenues as it continues the development of Multikine and brings other drug candidates into clinical trials. Until such time as CEL-SCI becomes profitable, any or all of these financing vehicles or others may be utilized to assist CEL-SCI's capital requirements.

Three months ended December 31, 2006
------------------------------------

      "Grant revenues and other" decreased by $9,895 during the three months ended December 31, 2006, compared to the same period of the previous year, due to the winding down of the work funded by the grants. CEL-SCI is continuing to apply for grants to support its work. During the three-month period ended December 31, 2006, research and development expenses increased by $71,269 compared to the three-month period ended December 31, 2005. This increase was due to work on two new CEL-1000 projects and the use of lab supplies in the preparation for the beginning of the Phase III trials on Multikine.

      During the three-month period ended December 31, 2006, general and administrative expenses increased by $479,668 compared to the three-month period ended December 31, 2005. This change was primarily due to: 1) additional listing fees from the American Stock Exchange (approximately $15,000), 2) shares issued to two stockholders in accordance with their respective agreements (approximately $110,300), 3) additional accounting fees for the valuation of the Series K Notes and Warrants (approximately $43,900), 4) an increase in public relations costs (approximately $305,000) for the cost of common stock issued to a public relations consulting firm, and 5) annual meeting costs (approximately $23,000). This was partially offset by lower salary costs as one employee was on leave for a part of the quarter (approximately $13,600).

      Interest income during the three months ended December 31, 2006 increased by $84,147 compared to the three-month period ended December 31, 2005. The increase was due to interest earned on the funds received from the Series K convertible notes.

      The increase in the gain on derivative instruments of $705,910 for the three months ended December 31, 2006, was the result of the change in fair value of the Series K Notes and Series K Warrants.

Year ended September 30, 2006

      "Grant revenues and other" decreased by approximately $144,500 during the year ended September 30, 2006, compared to fiscal 2005, due to the winding down of the work funded by the grants in 2006 related to grants received in 2003. CEL-SCI is continuing to apply for grants to support its work.

      During the year ended September 30, 2006, general and administrative expenses increased by approximately $1,476,000. This change was largely due to:
1) costs related to the restatement of the financial statements (approximately $420,110); 2) an increase in public relations and corporate presentation expenses (approximately $587,200); 3) an increase in filing and registration fees (approximately $71,800) and 4) the employee stock option expense required by SFAS 123R (approximately $180,300).

      Interest income during the year ended September 2006 increased by approximately $39,800. The increase was due to an increase of the cash balances in the interest bearing accounts from the sale of the Series K convertible debt.

      The issuance of the Series K convertible debt in the summer of 2006 resulted in an additional charge of approximately $4,791,500. This charge included $568,710 paid as fees to the agent, legal fees and $223,907 in placement warrants issued to the agent. The remaining $3,998,800 (approximate) represent the immediate charge upon issuance of the convertible debt for the fair value accounting for the debt and the warrants. This charge is a non-cash charge. The interest expense of $216,737 is a result of the amortization of the discount on the convertible debt ($104,351) and actual interest paid in stock and cash ($112,386) for the interest expense on the Series K convertible debt.

      The gain on derivative instruments of approximately $2,325,800 for the year ended September 30, 2006 was the result of several factors: 1) a decrease in the value of the stock between the date of the issuance (August 2006) of the Series K convertible debt and September 30, 2006 resulted in the biggest part of the gain ($2,311,159), 2) reclassification to equity of all previous derivative instruments ($13,337), and 3) expiration of the Series E warrants ($1,495). CEL-SCI's future financial statements are expected to show significant gains and losses on derivative instruments due to the requirement to mark the value of the convertible debt to market, as measured by the stock price of CEL-SCI's common stock.

Year ended September 30, 2005
-----------------------------

      "Grant revenues and other" decreased by $55,554 during the year ended September 30, 2005, compared to 2004. This was due to the winding down of the work funded by the grants in 2005, related to grants received in 2003. CEL-SCI is continuing to apply for grants to support its work.

      During the year ended September 30, 2005, research and development expenses increased by $288,099. The increase in research and development expense was due largely to an increase in work related to CEL-SCI's Phase III application for Multikine.

      During the year ended September 30, 2005, general and administrative expenses decreased by $379,736. The decrease was mostly due to a decrease in public relations and corporate presentation expenses, filing fees, travel expenses, accounting fees and legal fees, as CEL-SCI's efforts were primarily focused on the submission of the Phase III clinical trial application for Multikine.

      CEL-SCI received $625,472 in settlement of a lawsuit in which CEL-SCI was not a party. The litigation involved a shareholder and three former investors in CEL-SCI. The lawsuit sought to recover short-swing profits allegedly obtained by the defendants, their investment advisor and the investment advisor's principal acting together as a group in trading CEL-SCI securities.

      Interest income during the year ended September 30, 2005 increased by $843 as a result of higher balances in interest bearing accounts during the year. Interest expense decreased to zero as a result of the conversion of the remaining convertible debt in October 2003. Interest expense for the year ended September 30, 2004 is primarily for interest related to the convertible debt payable to Cambrex Biosciences, Inc. and Covance AG.

      Gain on derivative instruments for the year ended September 30, 2005 decreased by $811,632 due to a decrease in the number of derivative instruments outstanding during the year as a result of expiration of certain agreements or reclassifications of certain instruments to equity.

Year ended September 30, 2004
-----------------------------

      Grant revenue and other during fiscal year 2004 remained at approximately the same level as fiscal year 2003 as work continued on the four grants received during the fiscal year 2003. Interest income also remained approximately at the same level.

      Research and development expense increased by approximately $26,000 as CEL-SCI's research and development costs on L.E.A.P.S. increased during fiscal 2004.

      General and administrative expenses increased by approximately $23,000 this year. CEL-SCI's cost reduction program continues. This reduction was substantially offset by an increase in audit and audit-related fees and an increase in filing and registration fees.

      CEL-SCI recognized a gain of $1,174,660 on derivative instruments during fiscal year 2004 compared to a loss of $2,319,005 for the year ended September 30, 2003. This was due primarily to a decrease in the trading price of CEL-SCI's common stock which is a significant component of fair value of CEL-SCI's derivative instruments. Also, during fiscal year 2004, several derivative instruments met the criteria for equity classification after which they were no longer marked to market.

      Other costs of financing decreased by $270,664 during fiscal year 2004 since CEL-SCI did not enter into an equity line of credit financing arrangement during the year.

Research and Development Expenses
---------------------------------

     The table below shows the research and development expenses associated with Multikine and L.E.A.P.S. for the periods presented.

                        2006         2005        2004       2003         2002
                        ----         ----        ----       ----         ----

MULTIKINE           $1,656,362  $1,911,615  $1,539,454  $1,653,904   $4,405,678
L.E.A.P.S.             240,614     318,114     402,176     261,597      244,769

Other                       --          --          --          --       49,462
                    ----------  ----------  ----------  ----------  -----------
    TOTAL           $1,896,976  $2,229,729  $1,941,630  $1,915,501   $4,699,909
                    ==========  ==========  ==========  ==========  ===========

                            Three Months Ended December 31,
                            -------------------------------
                              2006                   2005
                            -------                 -------
                                      (unaudited)

   MULTIKINE              $  428,321             $  383,897

   L.E.A.P.S                  77,837                 50,992
                          ----------             ----------

      TOTAL               $  506,158             $  434,889
                          ==========             ==========

Liquidity and Capital Resources
-------------------------------

      CEL-SCI has had only limited revenues from operations since its inception in March 1983. CEL-SCI has relied primarily upon proceeds realized from the public and private sale of its common and preferred stock and convertible notes to meet its funding requirements. Funds raised by CEL-SCI have been expended primarily in connection with the acquisition of an exclusive worldwide license to, and later purchase of, certain patented and unpatented proprietary technology and know-how relating to the human immunological defense system, patent applications, the repayment of debt, the continuation of research and development sponsored by CEL-SCI, administrative costs and construction of laboratory facilities. Inasmuch as CEL-SCI does not anticipate realizing revenues until such time as it enters into licensing arrangements regarding the technology and know-how licensed to it (which could take a number of years), CEL-SCI is mostly dependent upon the proceeds from the sale of its securities to meet all of its liquidity and capital resource requirements.

      As explained in the "Business" section of this prospectus, as of April 20, 2007, CEL-SCI was involved in a number of pre-clinical studies with respect to its L.E.A.P.S. technology. As with Multikine, CEL-SCI does not know what obstacles it will encounter in future pre-clinical and clinical studies involving its L.E.A.P.S. technology. Consequently, CEL-SCI cannot predict with any certainty the funds required for future research and clinical trials and the timing of future research and development projects.

      Clinical and other studies necessary to obtain regulatory approval of a new drug involve significant costs and require several years to complete. The extent of CEL-SCI's clinical trials and research programs are primarily based upon the amount of capital available to CEL-SCI and the extent to which CEL-SCI has received regulatory approvals for clinical trials. The inability of CEL-SCI to conduct clinical trials or research, whether due to a lack of capital or regulatory approval, will prevent CEL-SCI from completing the studies and research required to obtain regulatory approval for any products which CEL-SCI is developing. Without regulatory approval, CEL-SCI will be unable to sell any of its products.

      In January 2007, FDA gave the go-ahead for the Phase III clinical trial which had earlier been cleared by the Canadian regulatory agency, the Biologics and Genetic Therapies Directorate. CEL-SCI is unable to estimate the future costs of research and clinical trial involving Multikine since CEL-SCI has not yet been able to price the Phase III study. CEL-SCI anticipates that the Multikine needed for its planned Phase III clinical trial will be manufactured at a cost of $4 to $5 million.

      Since all of CEL-SCI's projects are under development, CEL-SCI cannot predict when it will be able to generate revenue from the sale of any of its products.

      In January 2007, CEL-SCI signed a letter of intent with a privately held real estate firm specialized in the biomedical sector to acquire and build, to CEL-SCI's specifications, a turn-key cGMP (current good manufacturing practices) facility which will be used to manufacture Multikine. This manufacturing facility is an integral part of moving Multikine into the Phase III clinical trial and later commercialization. The facility is expected to cost approximately $15,000,000 and will be financed through a long-term lease agreement.

      As of April 30, 2007, CEL-SCI had approximately $20.4 million in cash and cash equivalents and approximately $18.2 million in working capital.

Series K Notes and Warrants
---------------------------

      On August 4, 2006, CEL-SCI sold Series K convertible notes, plus Series K warrants, to independent private investors for $8,300,000. The Notes bear interest annually at the greater of 8% or 6 month LIBOR plus 3% per year. The Notes are due and payable on August 4, 2011 and are secured and collateralized by substantially all of CEL-SCI's assets.

      Interest is payable quarterly with the first interest payment calculation due on September 30, 2006. This interest payment was paid on October 2, 2006 and the second quarterly interest payment was made on January 3, 2007. Beginning March 4, 2007 CEL-SCI was required and began to make monthly payments of $207,500 toward the principal amount of the Notes. If CEL-SCI fails to make any interest or principal payment when due, the Notes will become immediately due and payable.

      At CEL-SCI's election, and under certain conditions, CEL-SCI may use shares of its common stock to make interest and principal payments.

      At the holder's option the Series K notes are convertible into shares of the Company's common stock at a conversion price of $0.75.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the Conversion Price, but below the average closing price of CEL-SCI's common stock over the five trading days prior to the sale of the shares, the Conversion Price will be lowered to a price determined by a formula contained in the Notes. The Conversion Price will also be proportionately adjusted in the event of any stock splits.

      CEL-SCI has filed a registration statement with the Securities and Exchange Commission so that the shares of common stock issuable upon the conversion of the Series K notes or the exercise of the Series K warrants may be resold in the public market. CEL-SCI is required to keep the registration statement continuously effective until the shares covered by the registration statement have been sold or can be sold pursuant to Rule 144(k). If CEL-SCI fails to comply with this provision, CEL-SCI will be required to pay damages to the holders of the Notes.

      At any time after August 4, 2009 any Note holder will have the right to require CEL-SCI to redeem all or any portion of the outstanding principal amount of the Notes, plus all accrued but unpaid interest.

      The Series K warrants allow the holders to purchase up to 4,825,581 shares of CEL-SCI's common stock at a price of $0.95 per share at any time between February 4, 2007 and February 4, 2012.

      The exercise price of the Series K warrants, as well as the shares issuable upon the exercise of the warrants, will be proportionately adjusted in the event of any stock splits.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series K warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the exercise price but below the market price of CEL-SCI's common stock, the exercise price of the Series K warrants will be lowered to a price determined by a formula contained in the warrants.

April 2007 Private Financing
----------------------------

     In April 2007, CEL-SCI raised approximately $15,000,000 from the sale to a group of private investors of 20,043,333 shares of common stock, 10,021,667 Series L warrants, and 10,021,667 Series M warrants. The shares and warrants were sold as Units at a price of $0.75 per Unit. Each Unit consisted of one share of CEL-SCI's common stock, one-half of a Series L warrant and one-half of a Series M warrant.

      Each Series L warrant allows the holder to purchase one share of CEL-SCI's common stock for $0.75. Each Series M warrant allows the holder to purchase one share of CEL-SCI's common stock for $2.00. The Series L and M warrants expire on March 31, 2012.

Contractual Obligation
----------------------

      Other than funding operating losses, funding its research and development program, and paying its liabilities, including the contractual obligations listed below, CEL-SCI does not have any material capital commitments. Material future liabilities as of September 30, 2006 are as follows:

Contractual Obligations:                     Years  Ending September 30,
                                         -------------------------------------
                            Total           2007          2008         2009
                            -----           ----          ----         ----

Operating Leases         $244,836        $144,060      $ 71,136     $ 29,640
Employment Contracts   $2,291,475         763,825       763,825      763,825

      CEL-SCI plans to use its existing financial resources, and any proceeds received from the exercise of CEL-SCI's outstanding warrants or options to fund its capital requirements during the year ending September 30, 2007.

       Substantial capital is needed for clinical trials which are necessary before CEL-SCI will be able to apply to the FDA for approval to sell any products which may be developed on a commercial basis in the United States. In the absence of revenues, CEL-SCI will be required to raise additional funds through the sale of securities, debt financing or other arrangements in order to continue with its research efforts. However, there can be no assurance that such financing will be available or be available on favorable terms. It is the opinion of management that sufficient funds are available to meet CEL-SCI's liabilities and commitments as they come due during fiscal 2007. Ultimately, CEL-SCI must complete the development of its products, obtain appropriate regulatory approvals and obtain sufficient revenues to support its cost structure.

      CEL-SCI's cash flow and earnings are subject to fluctuations due to changes in interest rates on its certificates of deposit, and, to an immaterial extent, foreign currency exchange rates.

Critical Accounting Policies
----------------------------

      CEL-SCI's significant accounting policies are more fully described in the Notes to its consolidated financial statements. However, certain accounting policies are particularly important to the portrayal of financial position and results of operations and require the application of significant judgments by management. As a result, the consolidated financial statements are subject to an inherent degree of uncertainty. In applying those policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. These estimates are based on CEL-SCI's historical experience, terms of existing contracts, observance of trends in the industry and information available from outside sources, as appropriate. CEL-SCI's significant accounting policies include:

      Patents - Patent expenditures are capitalized and amortized using the straight-line method over 17 years. In the event changes in technology or other circumstances impair the value or life of the patent, appropriate adjustment in the asset value and period of amortization is made. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset, and from disposition, is less than the carrying value of the asset. The amount of the impairment loss is the difference between the estimated fair value of the asset and its carrying value.

      Derivative Instruments--CEL-SCI enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. CEL-SCI accounts for these arrangement in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", ("SFAS No. 133") and Emerging Issues Task Force Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", ("EITF 00-19"), as well as related interpretations of these standards. In accordance with accounting principles generally accepted in the United States ("GAAP"), derivative instruments and hybrid instruments are recognized as either assets or liabilities in the statement of financial position and are measured at fair value with gains or losses recognized in earnings or other comprehensive income depending on the nature of the derivative or hybrid instruments. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and recognized at fair value with changes in fair value recognized as either a gain or loss in earnings if they can be reliably measured. When the fair value of embedded derivative features can not be reliably measured, CEL-SCI measures and reports the entire hybrid instrument at fair value with changes in fair value recognized as either a gain or loss in earnings. CEL-SCI determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument and precluding the use of "blockage" discounts or premiums in determining the fair value of a large block of financial instruments. Fair value under these conditions does not necessarily represent fair value determined using valuation standards that give consideration to blockage discounts and other factors that may be considered by market participants in establishing fair value.

      Stock Options and Warrants - In October 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). This statement encouraged but did not require companies to account for employee stock compensation awards based on their estimated fair value at the grant date with the resulting cost charged to operations. CEL-SCI had elected to continue to account for its employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations". In December 2004 the FASB issued SFAS No. 123R, "Share-Based Payment". SFAS No. 123R requires companies to recognize expense associated with share based compensation arrangements, including employee stock options, using a fair value-based option pricing model. SFAS No. 123R applies to all transactions involving issuance of equity by a company in exchange for goods and services, including employees. Using the modified prospective transition method of adoption, CEL-SCI reflects compensation expense in the financial statements beginning October 1, 2005. The modified prospective transition method does not require restatement of prior periods to reflect the impact of SFAS No. 123R. As such, compensation expense has been recognized for awards that were granted, modified, repurchased or cancelled on or after October 1, 2005 as well as for the portion of awards previously granted that vested during the year ended September 30, 2006. For the year ended September 30, 2006, CEL-SCI recorded $180,300 in general and administrative expense for the cost of employee options. CEL-SCI's options vest over a three-year period from the date of grant. After one year, the stock is one-third vested, with an additional one-third vesting after two years and the final one-third vesting at the end of the three-year period. There were 1,086,000 options granted to employees during the year ended September 30, 2006. Options are granted with an exercise price equal to the closing bid price of CEL-SCI's stock on the day before the grant. CEL-SCI determines the fair value of the employee compensation using the Black Scholes method of valuation. No corresponding expense was recorded for the year ended September 30, 2005 because the statement did not require the cost to be recorded in that period. Under SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which was in effect during the year ended September 30, 2005, CEL-SCI's net loss and net loss per common share would have been increased to the pro forma amounts indicated below:


                                                          Year Ended
                                                      September 30, 2005
 Net loss:                                            ------------------
 As reported                                              $(3,039,607)

Add:  Total stock-based employee compensation
expense determined under fair-value-based
method for all awards, net of related tax effects            (575,716)
                                                        --------------

   Pro forma net loss                                     $(3,615,323)
                                                        ==============
   Net loss per share, as reported                        $      0.04
                                                        ==============
   Pro forma net loss per share                           $      0.05
                                                        ==============

      Options to non-employees are accounted for in accordance with FASB's Emerging Issues Task Force (EITF) Issue 96-18 Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Accordingly, compensation is recognized when goods or services are received and is measured using the Black-Scholes valuation model. The Black-Scholes model requires CEL-SCI's management to make assumptions regarding the fair value of the options at the date of grant and the expected life of the options.

      Asset Valuations and Review for Potential Impairments - CEL-SCI reviews its fixed assets every fiscal quarter. This review requires that CEL-SCI make assumptions regarding the value of these assets and the changes in circumstances that would affect the carrying value of these assets. If such analysis indicates that a possible impairment may exist, CEL-SCI is then required to estimate the fair value of the asset and, as deemed appropriate, expense all or a portion of the asset. The determination of fair value includes numerous uncertainties, such as the impact of competition on future value. CEL-SCI believes that it has made reasonable estimates and judgments in determining whether its long-lived assets have been impaired; however, if there is a material change in the assumptions used in its determination of fair values or if there is a material change in economic conditions or circumstances influencing fair value, CEL-SCI could be required to recognize certain impairment charges in the future. As a result of the reviews, no changes in asset values were required.

      Prepaid Expenses and Laboratory Supplies--The majority of prepaid expenses consist of bulk purchases of laboratory supplies used on a daily basis in the lab and items that will be used for future production. The items in prepaid expenses are expensed when used in production or daily activity as Research and Development expenses. These items are disposables and consumables and can be used for both the manufacturing of Multikine for clinical studies and in the laboratory for quality control and bioassay use. They can be used in training, testing and daily laboratory activities. Other prepaid expenses are payments for services over a long period and are expensed over the time period for which the service is rendered.

      Concentration of Credit Risk--Financial instruments, which potentially subject CEL-SCI to concentrations of credit risk, consist of cash and cash equivalents. CEL-SCI maintains its cash and cash equivalents with high quality financial institutions. At times, these accounts may exceed federally insured limits. CEL-SCI has not experienced any losses in such bank accounts. CEL-SCI believes it is not exposed to significant credit risk related to cash and cash equivalents.

Quantitative and Qualitative Disclosure About Market Risks
----------------------------------------------------------

      Market risk is the potential change in an instrument's value caused by, for example, fluctuations in interest and currency exchange rates. CEL-SCI enters into financing arrangements that are or include freestanding derivative instruments or that are or include hybrid instruments that contain embedded derivative features. CEL-SCI does not enter into derivative instruments for trading purposes. Additional information is presented in the Notes to Consolidated Financial Statements. The fair value of these instruments is affected primarily by volatility of the trading prices of the CEL-SCI's common stock. For the years ended September 30, 2006, 2005 and 2004, CEL-SCI recognized a gain of $2,329,091, a gain of $363,028, and a gain of $1,174,660, respectively, resulting from changes in fair value of derivative instruments. For the three months ended December 31, 2006, CEL-SCI recognized a gain of $719,247, resulting from changes in fair value of derivative instruments. CEL-SCI has no exposure to risks associated with foreign exchange rate changes because none of the operations of CEL-SCI are transacted in a foreign currency. (The interest rate risk on investments is considered immaterial due to the dollar value of investments as of September 30, 2006, 2005 and 2004.)

Recent Accounting Pronouncements
--------------------------------

      In February 2006, the FASB issued SFAS No. 155, "Hybrid Instruments". The statement amends SFAS No. 133 and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The statement also resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." The statement: a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and e) amends Statement 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. CEL-SCI does not believe that SFAS No. 155 will have a material impact on its results of operations or cash flows.

      In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48") which clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial statements.

      In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements". The statement defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is evaluating whether this statement will affect its current practice in valuing fair value of its derivatives each quarter.

      In September 2006, SAB No. 108 was issued by the Securities and Exchange Commission. The interpretations in the SAB express the SEC staff's views regarding the process of quantifying financial statement misstatements. Beginning with annual financial statements covering fiscal years ending after November 15, 2006, material misstatements in the current year may result in the need to correct prior year financial statements, even if the misstatement in the prior year or years is considered immaterial. SAB 108 does not require previously filed reports to be amended. Such correction may be made the next time the company files the prior year financial statements. CEL-SCI believes that there will be no impact on its results of operations, cash flows or balance sheet because of this interpretation.

      In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected is reported in earnings at each subsequent reporting date. This election is irrevocable once made by the Company. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The Company has not decided if it will adopt this statement.

                                    BUSINESS

      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI's principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182. CEL-SCI's telephone number is 703-506-9460 and its web site is www.cel-sci.com. CEL-SCI makes its electronic filings with the Securities and Exchange Commission (SEC), including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on its website free of charge as soon as practicable after they are filed or furnished to the SEC.

OVERVIEW
--------

      CEL-SCI's lead product, Multikine(R), is being developed for the treatment of cancer. Multikine is a patented immunotherapeutic agent consisting of a mixture of naturally occurring cytokines, including interleukins, interferons, chemokines and colony-stimulating factors, currently being developed for the treatment of cancer. Multikine is designed to target the tumor micro-metastases that are mostly responsible for treatment failure. The basic concept is to add Multikine to the current cancer treatments with the goal of making the overall cancer treatment more successful. Phase II data indicated that Multikine treatment resulted in a substantial increase in the survival of patients. The lead indication is advanced primary head & neck cancer (500,000 new cases per annum). Since Multikine is not tumor specific, it may also be applicable in many other solid tumors.

      In January 2007, the US Food and Drug Administration (FDA) concurred with the initiation of a global Phase III clinical trial in head and neck cancer patients using Multikine. The Canadian regulatory agency, the Biologics and Genetic Therapies Directorate, had previously concurred with the initiation of a global Phase III clinical trial in head and neck cancer patients using Multikine.

      The protocol is designed to develop conclusive evidence of the efficacy of Multikine in the treatment of advanced primary squamous cell carcinoma of the oral cavity (head and neck cancer). A successful outcome from this trial should enable CEL-SCI to apply for a Biologics License to market Multikine for the treatment of this patient population.

      The trial will test the hypothesis that Multikine treatment administered prior to the current standard therapy for head and neck cancer patients (surgical resection of the tumor and involved lymph nodes followed by radiotherapy or radiotherapy and concurrent chemotherapy) will extend the overall survival, enhance the local/regional control of the disease and reduce the rate of disease progression in patients with advanced oral squamous cell carcinoma.

      Clinical trials in over 200 patients have been completed with Multikine with the following results:

     1)   It has been demonstrated to be safe and non-toxic.

     2) It has been shown to render cancer cells much more susceptible to radiation therapy (The Laryngoscope, December 2003, Vol.113 Issue 12).

     3) A publication in the Journal of Clinical Oncology (Timar et al, JCO, 23(15): May 2005), revealed the following:

          (i) Multikine induced anti-tumor immune responses through the combined activity of the different cytokines present in Multikine following local administration of Multikine for only three weeks.

          (ii) The combination of the different cytokines caused the induction, recruitment into the tumor bed, and proliferation of anti-tumor T-cells and other anti-tumor inflammatory cells, leading to a massive anti-tumor immune response.

          (iii) Multikine induced a reversal of the CD4/CD8 ratio in the tumor infiltrating cells, leading to a marked increase of CD4 T-cells in the tumor, which resulted in the prolongation of the anti-tumor immune response and tumor cell destruction.

          (iv) The anti-tumor immune-mediated processes continued long after the cessation of Multikine administration.

          (v) A three-week Multikine treatment of patients with advanced primary oral squamous cell carcinoma resulted in an overall response rate of 42% prior to standard therapy, with 12% of the patients having a complete response.

          (vi) A histopathology study showed that the tumor load in Multikine treated patients was reduced by nearly 50% as compared to tumors from control patients in the same pathology study.

         (vii) The tumors of all of the patients in this Phase II trial who responded to Multikine treatment were devoid of the cell surface marker for HLA Class II. This finding, if confirmed in this global Phase III clinical trial, may lead to the establishment of a marker for selecting the patient population best suited for treatment with Multikine.

        (viii) In a Phase II study, using the same drug regimen as will be used in the Phase III study, the addition of Multikine as first-line treatment prior to the standard of care treatment resulted in a 33-40% improvement in the median survival at 3 1/2 years post-surgery, when compared to the results of 39 OSCC clinical trials published in the scientific literature between 1987 and 2004.

      CEL-SCI also owns a pre-clinical technology called L.E.A.P.S.TM (Ligand Epitope Antigen Presentation System). The lead product derived from this technology is the CEL-1000 peptide which has shown protection in animals against herpes, malaria, viral encephalitis and cancer.

MULTIKINE
---------

      Multikine has been tested in over 200 patients in clinical trials conducted in the U.S., Canada, Europe and Israel. Most of these patients were head and neck cancer patients, but some studies were also conducted in prostate cancer patients, HIV-infected patients and HIV-infected women with Human Papilloma Virus ("HPV")-induced cervical dysplasia, the precursor stage before the development of cervical cancer. The safety profile was found to be very good and CEL-SCI believes that the clinical data suggests that further studies are warranted.

      The function of the immunological system is to protect the body against infectious agents, including viruses, bacteria, parasites and malignant (cancer) cells. An individual's ability to respond to infectious agents and to other substances (antigens) recognized as foreign by the body's immune system is critical to health and survival. When the immune response is adequate, infection is usually combated effectively and recovery follows. Severe infection can occur when the immune response is inadequate. Such immune deficiency can be present from birth but, in adult life, it is frequently acquired as a result of intense sickness or as a result of the administration of chemotherapeutic drugs and/or radiation. It is also recognized that, as people reach middle age and thereafter, the immune system grows weaker.

      Two classes of white blood cells, macrophages and lymphocytes, are believed to be primarily responsible for immunity. Macrophages are large cells whose principal immune activity is to digest and destroy infectious agents. Lymphocytes are divided into two sub-classes. One sub-class of lymphocytes, B-cells, produces antibodies in response to antigens. Antibodies have unique combining sites (specificities) that recognize the shape of particular antigens and bind with them. The combination of an antibody with an antigen sets in motion a chain of events which may neutralize the effects of the foreign substance. The other sub-class of lymphocytes, T-cells, regulates immune responses. T-cells, for example, amplify or suppress antibody formation by B-cells, and can also directly destroy "foreign" cells by activating "killer cells."

      It is generally recognized that the interplay among T-cells, B-cells and the macrophages determines the strength and breadth of the body's response to infection. It is believed that the activities of T-cells, B-cells and macrophages are controlled, to a large extent, by a specific group of hormones called cytokines. Cytokines regulate and modify the various functions of both T-cells and B-cells. There are many cytokines, each of which is thought to have distinctive chemical and functional properties. IL-2 is but one of these cytokines and it is on IL-2 and its synergy with other cytokines that CEL-SCI has focused its attention. Scientific and medical investigation has established that IL-2 enhances immune responses by causing activated T-cells to proliferate. Without such proliferation no immune response can be mounted. Other cytokines support T-cell and B-cell proliferation. However, IL-2 is the only known cytokine which causes the proliferation of T-cells. IL-2 is also known to activate B-cells in the absence of B-cell growth factors.

      Although IL-2 is one of the best characterized cytokines with anticancer potential, CEL-SCI is of the opinion that to have optimum therapeutic value, IL-2 should be administered not as a single substance but rather as a mixture of IL-2 and certain cytokines, i.e. as a "cocktail". This approach, which was pioneered by CEL-SCI, makes use of the synergism between these cytokines. It should be noted, however, that neither the Food and Drug Administration (FDA) nor any other agency has determined that CEL-SCI's Multikine product will be effective against any form of cancer.

      Research and human clinical trials sponsored by CEL-SCI have indicated a correlation between administration of Multikine to cancer patients and immunological responses. On the basis of these experimental results, CEL-SCI believes that Multikine may have application for the treatment of solid tumors in humans.

      Between 1985 and 1988 Multikine was tested at St. Thomas Hospital in London, UK in forty-eight patients with various types of cancers. Multikine was shown to be safe when used by these patients.

      In November 1990, the Florida Department of Health and Rehabilitative Services ("DHRS") gave the physicians at a southern Florida medical institution approval to start a clinical cancer trial in Florida using CEL-SCI's Multikine product. The focus of the trial was unresectable head and neck cancer.

      In 1991, four patients with regionally advanced squamous cell cancer of the head and neck were treated with CEL-SCI's Multikine product. The patients had previously received radical surgery followed by radiation therapy but developed recurrent tumors at multiple sites in the neck and were diagnosed with terminal cancer.

      Significant tumor reduction occurred in three of the four patients as a result of the treatment with Multikine. Negligible side effects, such as injection site soreness and headaches, were observed and the patients were treated as outpatients. Notwithstanding the above, it should be noted that these trials were only preliminary and were only conducted on a small number of patients. It remains to be seen if Multikine will be effective in treating any form of cancer.

      These results caused CEL-SCI to embark on a major manufacturing program for Multikine with the goal of being able to produce a drug that would meet the stringent regulatory requirements for advanced human studies. This program included building a pilot scale manufacturing facility.

      The objective of CEL-SCI scientists is to use Multikine as an adjunct (additive) therapy to the existing treatment of previously untreated head & neck cancer patients with the goal of reducing cancer recurrence and ultimately increasing survival. However, pursuant to FDA regulations, CEL-SCI was required to test the drug first for safety in locally recurrent, locally metastatic head and neck cancer patients who had failed other cancer therapies. This dose escalation study was started in 1995 at several centers in Canada and the US where 16 patients were enrolled at 4 different dosage levels. The study ended in 1998 and showed Multikine to be safe and well tolerated at all dose levels.

      Because CEL-SCI scientists have determined that patients with previously untreated disease would most likely benefit more from Multikine treatment, CEL-SCI started a safety trial in Canada in 1997 in advanced primary head & neck cancer patients who had just recently been diagnosed with head & neck cancer. This study ultimately enrolled 28 patients, also at 4 different dosage levels, and ended in late 1999. Halfway through this study, CEL-SCI launched a number of phase II studies in advanced primary head & neck cancer to determine the best dosage, best route of administration and best frequency of administration of Multikine. Those studies involved 19 patients in Israel (1997 - 2000), 30 patients in Poland and the Czech Republic (1999 - 2000), and 94 patients (half treated with Multikine and the other half disease-matched cancer patients served as control) in Hungary (1999 - 2003). The Hungarian trial compared the control group (receiving only conventional cancer therapy) to the Multikine treated patients (receiving Multikine prior to conventional therapy) by histopathology and immunohistochemistry. The results of these studies were published in peer-reviewed scientific journals and/or presented at scientific meetings. The studies that have not yet been published were conducted in support of Multikine's safety and clinical utility.

      The above studies, which are all completed, indicate that Multikine was safe and well tolerated at all dose levels investigated. The studies also showed partial and complete tumor responses following Multikine treatment at the best treatment regimen combinations as well as tumor necrosis (destruction) and fibrosis (as determined by histopathology).

      While CEL-SCI scientists believe partial and complete tumor responses to be very important, they also believe that other findings with Multikine in these studies are equally important since they may serve to enhance existing cancer therapies, thereby affecting the clinical outcome of the cancer patient's treatment.

      The initial results of the Hungarian study were published in December 2003. Data from a Phase I/II clinical trial in fifty-four (54) advanced primary head and neck cancer patients (half treated, half control), the first part of the Hungarian study, were published in The Laryngoscope, December 2003, Vol.113
(12). The title of the article is "The Effect of Leukocyte Interleukin Injection (MULTIKINE) on the Peritumoral and Intratumoral Subpopulation of Mononuclear Cells and on Tumor Epithelia: A Possible New Approach to Augmenting Sensitivity to Radiation Therapy and Chemotherapy in Oral Cancer - A Multi Center Phase I/II Clinical Trial".

      The data demonstrates that treatment with Multikine rendered a high proportion of the tumor cell population highly susceptible to radiation therapy. This finding represents a major advance in the treatment of cancer since, under current standard therapy, only about 5%-10% of the cancer cells are thought to be susceptible to radiation therapy at any one point in time.

      The increased sensitivity of the Multikine-treated tumors to radiation was derived from a dramatic increase in the number of proliferating (those that are in cell cycle) cancer cells. Following Multikine treatment, the great majority of the tumor cells were in a proliferative state, as measured by the well-established cell proliferation marker Ki67. The control patients (not treated with Multikine) had only low expression (near background) of the same proliferation marker (Ki67) in this study. These findings were statistically significant (p<0.05, ANOVA).

      This is an important finding because the ability of radiation therapy (and chemotherapy) to kill tumor cells is dependent, in large part, on the proliferative state of the tumor cells at the time of radiation (and chemotherapy) treatment. As seen in the control group in this study, and also in many other tumor types, the great majority of tumor cells (about 90% or more) are in a "resting" state (non-proliferating). It is generally accepted that tumor cells in the "resting" state are by-and-large resistant to radiation and chemotherapy. However, Multikine treatment induced a reversal of this non-proliferative state of the tumor cells and caused the great majority of the tumor cells to enter into the proliferative state, thereby rendering the tumor highly susceptible to radiation therapy (and chemotherapy).

      The results of the Israeli trial have been published in Archives of Otolaryngology - Head & Neck Surgery, August 2003, Vol.129. This paper on 12 patients treated by Dr. Feinmesser shows positive safety, tumor response and clinical outcome data, but no firm conclusions can be drawn from a study of only 12 patients.

      Results from the Multikine Phase II clinical trials were published in June 2004 at the 40th ASCO Annual Meeting. The study involved 39 head & neck cancer patients, 19 of whom were treated with CEL-SCI's immunotherapy drug Multikine prior to surgery and radiation. The other 20 patients served as matched controls, meaning that they did not receive Multikine prior to surgery and radiation. In a comparison pathology study of the tumors, Multikine treatment caused a significant shift in the ratio of key immune cells that infiltrate the tumor. The cancer patients treated with Multikine were shown to have much higher rate of tumor cell killing, resulting in a 42% overall response rate, including 12% complete responses.

      The tumors of the 39 head & neck cancer patients were analyzed by three independent pathologists, blinded to the study. Of the 19 Multikine treated patients in this study, 2 patients (12%) had no remaining cancer cells, another 2 patients (12%) had a reduction in the cancer cell mass greater than 50% and an additional 4 patients (21%) had a reduction in the cancer cell mass of more than 30%. The objective response rate in this trial was 21%, with an overall response rate of 42%, as determined by pathology.

      This study, which used a three-week, non-toxic treatment with Multikine, caused a shift from a low CD4/CD8 cell ratio (less than one CD4 cell for each CD8 cell) to a high (over 2.5 - 3) CD4/CD8 cell ratio (2.5 - 3 CD4 cells for each CD8 cell) in the tumor. This indicates that Multikine treatment shifts the immune response from a mainly CD8 cell anti-tumor response to a predominately CD4 anti-tumor response. Both CD4 and CD8 are key cells of the immune system.

      The change in the immune response from CD8 to CD4 cells is very important for the cancer patient because the cancer cells seem to have learned to shut down the CD8 anti-tumor immune response. This "shut-down" of the CD8 cells was evident in the tumors of the control (non-Multikine treated) group. The control group had predominately CD8 cell infiltrate which was inactive against the tumor. The Multikine treated group, on the other hand, had a predominately CD4 cell infiltrate. The tumor was unable, or less able, to shut down the Multikine induced CD4 cell immune response and, as a result thereof, the cancer patients treated with Multikine were shown to have a much higher rate of tumor cell killing.

      A publication in the Journal of Clinical Oncology (Timar et al, JCO, 23(15): May 2005), revealed the following:

          (i) Multikine induced anti-tumor immune responses through the combined activity of the different cytokines present in Multikine following local administration of Multikine for only three weeks.

          (ii) The combination of the different cytokines caused the induction, recruitment into the tumor bed, and proliferation of anti-tumor T-cells and other anti-tumor inflammatory cells, leading to a massive anti-tumor immune response.

         (iii) Multikine induced a reversal of the CD4/CD8 ratio in the tumor infiltrating cells, leading to a marked increase of CD4 T-cells
               in  the  tumor,   which  resulted  in  the  prolongation  of  the
               anti-tumor immune response and tumor cell destruction.

          (iv) The anti-tumor immune-mediated processes continued long after the cessation of Multikine administration.

          (v) A three-week Multikine treatment of patients with advanced primary oral squamous cell carcinoma resulted in an overall response rate of 42% prior to standard therapy, with 12% of the patients having a complete response.

          (vi) A histopathology study showed that the tumor load in Multikine treated patients was reduced by nearly 50% as compared to tumors from control patients in the same pathology study.

         (vii) The tumors of all of the patients in this Phase II trial who responded to Multikine treatment were devoid of the cell surface marker for HLA Class II. This finding, if confirmed in the global Phase III clinical trial, may lead to the establishment of a marker for selecting the patient population best suited for treatment with Multikine.

      In May 2006, CEL-SCI presented long-term survival data from its Phase II clinical trial in patients with head and neck cancer (oral squamous cell carcinoma -- OSCC) treated with its anti-cancer drug Multikine(R). The addition of Multikine as first-line treatment prior to the standard of care treatment resulted in a 33-40% improvement in the median survival at 3 1/2 years post-surgery, when compared to the results of 39 OSCC clinical trials published in the scientific literature between 1987 and 2004. The data were presented at the "Vaccine Discovery and Commercialization" conference in Philadelphia, PA.

      The long-term survival data were collected by the treating physicians in a follow-up study of 22 patients with advanced untreated primary tumors, who were enrolled in the Multikine Phase II clinical trial. The Multikine treatment regimen was administered to these patients prior to the standard of care treatment (i.e., surgery + radiation or surgery + chemo-radiation). Informed consent was obtained from all patients in the clinical trial and from 19 patients for the long-term follow-up study. Investigational Review Board / Ethics Committee approval was provided before the initiation of the clinical trial and again for the data collection in the follow-up study. The follow-up study questionnaire assessed the overall survival and the local regional control of the Multikine treated patients in this Phase II trial.

      Documented data were available for 19 of the 22 patients in the follow-up portion of this clinical trial. Of the three patients who could not be evaluated in the follow-up study, one patient was known to be alive, but failed to give informed consent, and the other two were lost to follow-up. One patient died the day after definitive surgery, unrelated to Multikine therapy.

      The median overall survival (calculated by including death from any cause of patients in the trial, even deaths not related to the disease) of the 19 evaluable patients in the follow-up portion of this clinical trial was 63% at a median follow-up of 40 months post-surgery. The results of the published scientific literature (39 OSCC clinical trials published between 1987 and 2004) document that survival at 3 1/2 years is approximately 47% following standard of care treatment. The addition of Multikine to the standard of care treatment resulted in a 33% increase in overall survival over the results published in the literature.

      The median survival of patients in this clinical trial was 67% at a median follow-up of 42 months post-surgery, excluding the one patient with immediate post-operative death. The same 39 scientific publications indicate that survival at 3 1/2 years is approximately 47% following standard of care treatment. The addition of Multikine to the standard of care treatment resulted in an increase in survival of 40% over the results published in the literature.

      Multikine first-line treatment also resulted in a 2-year local regional control (LRC) rate of 79%, as compared to the median 2-year LRC of 73% reported in the same 39 scientific publications. Multikine treatment resulted in an improvement over the published local regional control rate. It is clinically recognized that recurrence of disease in head & neck cancer is associated with a very poor prognosis.

      Multikine treatment did not result in any severe adverse events (SAE) in this Phase II clinical trial. No SAEs related to Multikine have been reported in other trials conducted with Multikine either.

      The data from CEL-SCI's Multikine Phase II clinical trial are thought to be directly applicable to CEL-SCI's planned global Phase III clinical trial, as the Multikine treatment regimen planned in the Phase III trial is identical to that of the Multikine treatment in the trial reported here.

      In January 2007, CEL-SCI received a no objection letter from the FDA indicating that it could proceed with the Phase III protocol with Multikine in head & neck cancer patients. The protocol for the Phase III clinical trial was designed to develop conclusive evidence of the safety and efficacy of Multikine in the treatment of advanced primary squamous cell carcinoma of the oral cavity. CEL-SCI had previously received a "no objection" letter from the Canadian Biologics and Genetic Therapies Directorate which enabled CEL-SCI to begin its Phase III clinical trial in Canada.

      The Phase III trial will test the hypothesis that Multikine administered prior to the current standard therapy for head and neck cancer patients (surgical resection of the tumor and involved lymph nodes followed by radiotherapy or radiotherapy and concurrent chemotherapy) will extend the overall survival, enhance the local/regional control of the disease and reduce the rate of disease progression in patients with advanced oral squamous cell carcinoma. A successful outcome from this trial should enable CEL-SCI to apply for a Biologics License to market Multikine for the treatment of this patient population.

      In May 2005, CEL-SCI was issued a new U.S. patent covering Multikine. The patent, No. 6,896,879, relates to a new method for pre-sensitizing cancer with Multikine prior to therapeutic treatment such as chemotherapy, radiation therapy or immunotherapy.

      Multikine has also been tested in 15 HIV-infected patients (1998 - 1999) in California. This small study found Multikine to be safe in the HIV-infected population and showed preliminary evidence of improved delayed type hypersensitivity response to recall antigens. The results of this study were reported in Antiviral Therapy 5 (Supplement), 2000.

      Another study at the Thomas Jefferson Medical Center (1998) used very small amounts of Multikine to determine the feasibility of injecting Multikine into the prostate of 5 hormonal therapy refractive prostate cancer patients scheduled for prostatectomy. Although deemed safe by the investigators, Multikine administration in this trial directly into the prostate (under ultrasound guidance) resulted in occasional mild dysuria and mild increase in urinary frequency. Two out of the five treated cases had an inflammatory response in the prostate and a third case had fibrosis. CEL-SCI believes that more Multikine injections will need to be given to achieve a potential outcome as seen in head & neck cancer. None of the prostate cancer patients received more than half of the amounts given to the head & neck cancer patients. Also, no testing was done at the time to determine if Multikine would enhance susceptibility to radiation therapy in the prostate. The results of this trial were published in Seminars in Oncology Vol. 26 (4) (August) 1999.

      In May 2001, CEL-SCI also started a Phase I clinical trial at the University of Maryland Biotechnology Institute (UMBI). The focus of this study was HIV-infected women with Human Papilloma Virus (HPV)-induced cervical dysplasia, the precursor stage before the development of cervical cancer. The goal of the study was to obtain safety and preliminary efficacy data on Multikine as a treatment for pre-cancerous lesions of the cervix (dysplasia). Most cervical dysplasia and cancer is due to infection with HPV. The rationale for using Multikine in the treatment of cervical dysplasia/cancer is that Multikine may safely boost the patients' immune systems to the point where their immune systems can eliminate the virally-induced cancer. Cervical cancer is the second leading cause of cancer death in women worldwide.

      The HIV-infected women with HPV-induced cervical dysplasia were chosen as a study group because of the high morbidity and low success rate of current surgical therapies. Since HIV infection results in immune suppression, HPV-induced cervical dysplasia follows a more malignant and aggressive course of disease in such women. Co-infection with HPV is common in HIV-positive women (about 83%) and cervical cancer is considered an AIDS-defining illness.

      HPV infection is also a leading health problem in non HIV-infected American college-age women. A large concern among women who have HPV-induced cervical dysplasia is that the repeated surgical procedures will lead to a hysterectomy and the inability to bear children.

      At the March 2002 33rd Annual Meeting of the Society of Gynecological Oncologists in Miami, Florida, scientists from UMBI and CEL-SCI presented data from this trial in HIV-infected women with HPV induced cervical dysplasia. The results were as follows: 8 patients had been treated with no major toxicity. The lower dosage group had 3 out of 5 patients resolved/improved with 2 out of 5 patients with no change in their cervical dysplasia status as compared to the patient's own baseline disease. The higher dosage group had 2 out of 3 patients who improved and 1 out of 3 patients with no change. The changes in disease status were determined by both Colposcopy and Histology.

      Subsequent HPV testing during 2001 and 2002 of the first three patients revealed the elimination of HPV virus types (using in situ PCR) following treatment with Multikine and ranged from 54% to 84% (Avg = 68%) reduction in HPV virus in the cervical tissue of Multikine treated HIV/HPV co-infected patients. The study was closed due to the inability to enroll further patients.

      CEL-SCI's future studies in the HPV-induced cervical dysplasia area will only be conducted with grant or government funds as CEL-SCI plans to devote its resources to head and neck cancer, the area where it has the most data.

      In November 2000, CEL-SCI concluded a development, supply and distribution agreement with Orient Europharma of Taiwan. The agreement gives Orient Europharma the exclusive marketing rights to Multikine for all cancer indications in Taiwan, Singapore, Hong Kong and Malaysia. The agreement provides for Orient Europharma to fund the clinical trials needed to obtain marketing approvals in the four countries for head and neck cancer, naso-pharyngeal cancer and potentially cervical cancer, which are very prevalent in Far East Asia. CEL-SCI may use the clinical data generated in these trials to support applications for marketing approvals for Multikine in other parts of the world.

      Under the agreement, CEL-SCI will manufacture Multikine and Orient Europharma will purchase the product from CEL-SCI for distribution in the territory. Both parties will share in the revenue from the sale of Multikine. As of April 20, 2007, Orient Europharma had not started any clinical trials since CEL-SCI's plan is for Orient Europharma to begin a Phase III clinical trial when CEL-SCI begins its Phase III clinical trial or to do one combined Phase III clinical trial. The above will be finalized in the future.

      Pursuant to an agreement dated May 2003, Eastern Biotech will receive a royalty equal to 2% of CEL-SCI's net sales of Multikine and CEL-1000 prior to May 30, 2033.

      Since 1985, Multikine has been well tolerated in clinical studies involving over 200 patients. Forty-eight patients were treated in the United States in accordance with clinical trials authorized by the FDA. The remaining patients were treated outside of the United States in accordance with protocols authorized by comparable health regulatory authorities in the countries where the patients were treated. All the clinical trials were conducted in accordance with the Declaration of Helsinki (1985), and informed consent was obtained from each patient volunteer. This process is the standard procedure for the conduct of human clinical trials.

      Proof of efficacy for anti-cancer drugs is a lengthy and complex process. At this early stage of clinical investigation, it remains to be proven that Multikine will be effective against any form of cancer. Even if some form of Multikine is found to be effective in the treatment of cancer, commercial use of Multikine may be several years away due to extensive safety and effectiveness tests that would be necessary before required government approvals are obtained. It should be noted that other companies and research teams are actively involved in developing treatments and/or cures for cancer, and accordingly, there can be no assurance that CEL-SCI's research efforts, even if successful from a medical standpoint, can be completed before those of its competitors.

T-CELL MODULATION PROCESS
-------------------------

      CEL-SCI's patented T-cell Modulation Process uses "heteroconjugates" to direct the body to choose a specific immune response. The heteroconjugate technology, referred to as L.E.A.P.S. (Ligand Epitope Antigen Presentation System), is intended to selectively stimulate the human immune system to more effectively fight bacterial, viral and parasitic infections and cancer, when it cannot do so on its own. Administered like vaccines, L.E.A.P.S. combines T-cell binding ligands with small, disease associated, peptide antigens and may provide a new method to treat and prevent certain diseases.

      The ability to generate a specific immune response is important because many diseases are often not combated effectively due to the body's selection of the "inappropriate" immune response. The capability to specifically reprogram an immune response may offer a more effective approach than existing vaccines and drugs in attacking an underlying disease.

      Using the LEAPS technology, CEL-SCI discovered a peptide, named CEL-1000, which is currently being tested in animals for the prevention/treatment of avian flu, herpes simplex, malaria, viral encephalitis, smallpox, vaccinia and a number of other indications.

      In the Spring of 2002, CEL-SCI, in conjunction with The Naval Medical Research Center, announced that CEL-1000 provided 100% protection against malaria infection in a mouse model. The same peptide also induced protective effects in mouse models for herpes simplex virus and cancer. In the Fall of 2002, CEL-SCI announced that it had signed a Cooperative Research and Development Agreement (CRADA) with the U.S. Navy for CEL-1000 in malaria.

      CEL-SCI received two grants in April 2003, one grant in May 2003, and one grant in September 2003, all from the National Institutes of Health (NIH). The first grant totaling $1,100,000 was awarded to Northeastern Ohio Universities College of Medicine (NEOUCOM) with CEL-SCI as a subcontractor. The grant is for a period of three years and is intended to support the development of CEL-SCI's new compound, CEL-1000, as a possible treatment for viral encephalitis, a potentially lethal inflammation of the brain. The grant was awarded following a peer review process and will fund pre-clinical studies leading up to toxicology studies. The second grant, totaling $134,000 and awarded to CEL-SCI with Johns Hopkins Medical Institutions as a subcontractor, is a Phase I Small Business Innovation Research (SBIR) grant for the further development of a potential treatment for autoimmune myocarditis, a heart disease. The third grant, announced on May 7, 2003 for $162,000 was awarded to CEL-SCI with NEOUCOM as a sub-contractor, and is a Phase I SBIR grant for the further development of CEL-1000 against Herpes Simplex. The fourth grant, totaling $104,000 was awarded to CEL-SCI with the University of Nebraska as a sub-contractor, and is a Phase I SBIR grant from the National Institute of Allergy and Infectious Diseases (NIAID), NIH, for the development of CEL-1000 as a potential therapeutic and prophylactic agent against vaccinia and smallpox infections as a single agent and as an adjuvant for vaccinia vaccines. Vaccinia is the virus used in the smallpox vaccine. The grant funds are disbursed for the necessary expenses incurred by CEL-SCI for each specific grant. CEL-SCI submits its expenses by accessing the Division of Payment Management, a Health and Human Services program support center, when CEL-SCI is the primary contractor, or, when CEL-SCI is a sub-contractor, by invoicing the primary contractor of the grant, on a monthly basis, for expenses incurred for the grant.

     As of March 31, 2007, the viral encephalitis grant ended and all funds were reimbursed to CEL-SCI. The other three grants were closed out during fiscal year 2005. As of March 31, 2007 CEL-SCI had received approximately $719,000 from these grants.

      In June 2003, CEL-SCI signed a Cooperative Agreement with the NIAID and the U.S. Army Medical Research Institute of Infectious Disease (USAMRIID) to test CEL-1000 against various bio-terrorism agents as well as other hard to treat diseases.

      In May 2005, CEL-SCI scientists, in collaboration with scientists from the laboratory of Dr. Noel Rose at The Johns Hopkins University Department of Pathology, presented animal data showing that pretreatment and early therapy of Experimental Autoimmune Myocarditis with a compound developed by CEL-SCI resulted in significant reduction in heart enlargement and disease associated histopathological changes. The compound used to achieve these results was derived from CEL-SCI's patented L.E.AP.S. technology.

      The protection observed was statistically significant for both pretreatment and early therapy. This protective effect was shown to be antigen-specific and was associated with an increase in IL-13 in both the sera and heart tissue and of IL-1a in the sera of the protected mice. Other studies from Dr. Rose's laboratory with IL-13 knockout mice (mice missing the IL-13 gene) demonstrate the importance of IL-13 in this model of Experimental Autoimmune Myocarditis and corroborated these findings.

      In December 2005, CEL-SCI signed an agreement with the National Institute for Allergy and Infectious Diseases (NIAID), whereby NIAID agreed to test our CEL-1000 drug against the avian flu virus in animal models.

RESEARCH AND DEVELOPMENT
------------------------

      Since 1983, and through December 31, 2006, approximately $53,200,000 has been expended on CEL-SCI-sponsored research and development, including approximately $1,897,000, $2,230,000 and $1,942,000 respectively during the years ended September 30, 2006, 2005 and 2004.

      The costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses have been funded with the public and private sales of CEL-SCI's securities and borrowings from third parties, including affiliates of CEL-SCI. The extent of CEL-SCI's clinical trials and research programs is primarily based upon the amount of capital available to CEL-SCI and the extent to which CEL-SCI has received regulatory approvals for clinical trials.

GOVERNMENT REGULATION
---------------------

New drug development and approval process
-----------------------------------------

      Regulation by governmental authorities in the United States and other countries is a significant factor in the manufacture and marketing of biological and other drug products and in ongoing research and product development activities. CEL-SCI's products will require regulatory approval by governmental agencies prior to commercialization. In particular, these products are subject to rigorous preclinical and clinical testing and other premarket approval requirements by the FDA and regulatory authorities in other countries. In the United States, various statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of pharmaceutical and biological drug products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. CEL-SCI believes that it is currently in compliance with applicable statutes and regulations that are relevant to its operations. CEL-SCI has no control, however, over compliance by its manufacturing and other partners.

      The FDA's statutes, regulations, or policies may change and additional statutes or government regulations may be enacted which could prevent or delay regulatory approvals of biological or other drug products. CEL-SCI cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the U.S. or abroad.

      Regulatory approval, when and if obtained, may be limited in scope. In particular, regulatory approvals will restrict the marketing of a product to specific uses. Further, approved biological and other drugs, as well as their manufacturers, are subject to ongoing review. Discovery of previously unknown problems with these products may result in restrictions on their manufacture, sale or use or in their withdrawal from the market. Failure to comply with regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other actions affecting CEL-SCI. Any failure by CEL-SCI or its manufacturing and other partners to obtain and maintain, or any delay in obtaining, regulatory approvals could materially adversely affect CEL-SCI's business.

      The process for new drug approval has many steps, including:

Preclinical testing
-------------------

      Once a biological or other drug candidate is identified for development, the drug candidate enters the preclinical testing stage. During preclinical studies, laboratory and animal studies are conducted to show biological activity of the drug candidate in animals, both healthy and with the targeted disease. Also, preclinical tests evaluate the safety of drug candidates. These tests typically take approximately two years to complete. Preclinical tests must be conducted in compliance with good laboratory practice regulations. In some cases, long-term preclinical studies are conducted while clinical studies are ongoing.

Investigational new drug application
------------------------------------

      When the preclinical testing is considered adequate by the sponsor to demonstrate the safety and the scientific rationale for initial human studies, an investigational new drug application (IND) is filed with the FDA to seek authorization to begin human testing of the biological or other drug candidate. The IND becomes effective if not rejected by the FDA within 30 days after filing. The IND must provide data on previous experiments, how, where and by whom the new studies will be conducted, the chemical structure of the compound, the method by which it is believed to work in the human body, any toxic effects of the compound found in the animal studies and how the compound is manufactured. All clinical trials must be conducted under the supervision of a qualified investigator in accordance with good clinical practice regulations. These regulations include the requirement that all subjects provide informed consent. In addition, an institutional review board (IRB), comprised primarily of physicians and other qualified experts at the hospital or clinic where the proposed studies will be conducted, must review and approve each human study. The IRB also continues to monitor the study and must be kept aware of the study's progress, particularly as to adverse events and changes in the research. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if adverse events occur. In addition, the FDA may, at any time during the 30-day period after filing an IND or at any future time, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization, and then only under terms authorized by the FDA. In some instances, the IND process can result in substantial delay and expense.

      Some limited human clinical testing may also be done under a physician's IND that allows a single individual to receive the drug, particularly where the individual has not responded to other available therapies. A physician's IND does not replace the more formal IND process, but can provide a preliminary indication as to whether further clinical trials are warranted, and can, on occasion, facilitate the more formal IND process.

      Clinical trials are typically conducted in three sequential phases, but the phases may overlap.

Phase I clinical trials
-----------------------

      Phase I human clinical trials usually involve between 20 and 80 healthy volunteers or patients and typically take one to two years to complete. The tests study a biological or other drug's safety profile, and may seek to establish the safe dosage range. The Phase I clinical trials also determine how a drug candidate is absorbed, distributed, metabolized and excreted by the body, and the duration of its action.

Phase II clinical trials
------------------------

      In Phase II clinical trials, controlled studies are conducted on an expanded population of patients with the targeted disease. The primary purpose of these tests is to evaluate the effectiveness of the drug candidate on the volunteer patients as well as to determine if there are any side effects or other risks associated with the drug. These studies generally take several years and may be conducted concurrently with Phase I clinical trials. In addition, Phase I/II clinical trials may be conducted to evaluate not only the efficacy of the drug candidate on the patient population, but also its safety.

Phase III clinical trials
-------------------------

      This phase typically lasts several years and involves an even larger patient population, often with several hundred or even several thousand patients depending on the use for which the drug is being studied. Phase III trials are intended to establish the overall risk-benefit ratio of the drug and provide, if appropriate, an adequate basis for product labeling. During the Phase III clinical trials, physicians monitor the patients to determine efficacy and to observe and report any reactions or other safety risks that may result from use of the drug candidate.

Chemical and formulation development
------------------------------------

      Concurrent with clinical trials and preclinical studies, companies also must develop information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with current good manufacturing practice requirements (cGMPs). The manufacturing process must be capable of consistently producing quality batches of the product and the manufacturer must develop methods for testing the quality, purity, and potency of the final drugs. Additionally, appropriate packaging must be selected and tested and chemistry stability studies must be conducted to demonstrate that the product does not undergo unacceptable deterioration over its shelf-life.

New drug application or biological license application
------------------------------------------------------

      After the completion of the clinical trial phases of development, if the sponsor concludes that there is substantial evidence that the biological or other drug candidate is effective and that the drug is safe for its intended use, a new drug application (NDA) or biologics license application (BLA) may be submitted to the FDA. The application must contain all of the information on the biological or other drug candidate gathered to that date, including data from the clinical trials.

      The FDA reviews all NDAs and BLAs submitted before it accepts them for filing. It may request additional information rather than accepting an application for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the application. The FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians, for review, evaluation and a recommendation. The FDA is not bound by the recommendation of an advisory committee. If FDA evaluations of the NDA or BLA and the manufacturing facilities are favorable, the FDA may issue an approval letter authorizing commercial marketing of the drug or biological candidate for specified indications. The FDA could also issue an approvable letter, which usually contains a number of conditions that must be met in order to secure final approval of the NDA or BLA. When and if those conditions have been met to the FDA's satisfaction, the FDA will issue an approval letter. On the other hand, if the FDA's evaluation of the NDA or BLA or manufacturing facilities is not favorable, the FDA may refuse to approve the application or issue a non-approvable letter.

      Among the conditions for NDA or BLA approval is the requirement that each prospective manufacturer's quality control and manufacturing procedures conform to current good manufacturing practice standards and requirements (cGMPs). Manufacturing establishments are subject to periodic inspections by the FDA and by other federal, state or local agencies.

COMPETITION AND MARKETING
-------------------------

      Many companies, nonprofit organizations and governmental institutions are conducting research on cytokines. Competition in the development of therapeutic agents incorporating cytokines is intense. Large, well-established pharmaceutical companies are engaged in cytokine research and development and have considerably greater resources than CEL-SCI has to develop products. The establishment by these large companies of in-house research groups and of joint research ventures with other entities is already occurring in these areas and will probably become even more prevalent. In addition, licensing and other collaborative arrangements between governmental and other nonprofit institutions and commercial enterprises, as well as the seeking of patent protection of inventions by nonprofit institutions and researchers, could result in strong competition for CEL-SCI. Any new developments made by such organizations may render CEL-SCI's licensed technology and know-how obsolete.

      Several biotechnology companies are producing IL-2-like compounds. CEL-SCI believes, however, that it is the only producer of a patented IL-2 product using a patented cell-culture technology with normal human cells. CEL-SCI foresees that its principle competition will come from producers of genetically-engineered IL-2-like products. However, it is CEL-SCI's belief, based upon growing scientific evidence, that its natural IL-2 products have advantages over the genetically engineered, IL-2-like products. Evidence indicates that genetically engineered, IL-2-like products, which lack sugar molecules and typically are not water soluble, may be recognized by the immunological system as a foreign agent, leading to a measurable antibody build-up and thereby possibly voiding their therapeutic value. Furthermore, CEL-SCI's research has established that to have optimum therapeutic value IL-2 should be administered not as a single substance but rather as an IL-2-rich mixture of certain cytokines and other proteins, i.e. as a "cocktail". If these differences prove to be of importance, and if the therapeutic value of its Multikine product is conclusively established, CEL-SCI believes it will be able to establish a strong competitive position in a future market.

      CEL-SCI has not established a definitive plan for marketing nor has it established a price structure for CEL-SCI's saleable products. However, CEL-SCI intends, if CEL-SCI is in a position to begin commercialization of its products, to enter into written marketing agreements with various major pharmaceutical firms with established sales forces. The sales forces in turn would probably target CEL-SCI's products to cancer centers, physicians and clinics involved in head and neck cancer.

      CEL-SCI may encounter problems, delays and additional expenses in developing marketing plans with outside firms. In addition, CEL-SCI may experience other limitations involving the proposed sale of its products, such as uncertainty of third-party reimbursement. There is no assurance that CEL-SCI can successfully market any products which they may develop or market them at competitive prices.

      Some of the clinical trials funded to date by CEL-SCI have not been approved by the FDA, but rather have been conducted pursuant to approvals obtained from certain states and foreign countries. Conducting clinical studies in foreign countries is normal industry practice since these studies can often be completed in less time and are less expensive than studies conducted in the U.S. Conducting clinical studies in foreign countries is also beneficial since CEL-SCI will need the approval from a foreign country prior to the time CEL-SCI can market any of its drugs in the foreign country. However, since the results of these clinical trials may not be accepted by the FDA, competitors conducting clinical trials approved by the FDA may have an advantage in that the products of such competitors are further advanced in the regulatory process than those of CEL-SCI. CEL-SCI is conducting its trials in compliance with internationally recognized standards. By following these standards, CEL-SCI anticipates obtaining acceptance from world regulatory bodies, including the FDA.

EMPLOYEES
---------

      As of April 20, 2007 CEL-SCI had 19 employees. Seven employees are involved in administration, 10 employees are involved in manufacturing and 2 employees are involved in general research and development with respect to CEL-SCI's products.

                                   MANAGEMENT

Name                     Age Position
----                     --- --------

Maximilian de Clara      76  Director and President
Geert R. Kersten, Esq.   47  Director, Chief Executive Officer and Treasurer
Patricia B. Prichep      55  Senior Vice President of Operations and Secretary
Dr. Eyal Talor           50  Senior Vice President of Research and Manufacturing
Dr. Daniel H. Zimmerman  65  Senior Vice President of Research, Cellular
                             Immunology
John Cipriano            64  Senior Vice President of Regulatory Affairs
Alexander G. Esterhazy   62  Director
Dr. C. Richard
 Kinsolving              69  Director
Dr. Peter R. Young       61  Director

      The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders and until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors.

      Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of CEL-SCI as those terms are defined under applicable rules and regulations of the SEC.

      The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

      Maximilian de Clara. Mr. de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for CEL-SCI between February 1987 and October 1987. In October of 1987, he was appointed Vice President of Operations. In December 1988, Mr. Kersten was appointed Director of CEL-SCI. Mr. Kersten also became CEL-SCI's Treasurer in 1989. In May 1992, Mr. Kersten was appointed Chief Operating
Officer and in February 1995, Mr. Kersten became CEL-SCI's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with

Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of CEL-SCI. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and an M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

     Patricia B. Prichep has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate
Secretary in May 2000. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

      Eyal Talor, Ph.D. has been CEL-SCI's Senior Vice President of Research and Manufacturing since March 1994. From October 1993 until March 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991-1993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the Johns Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and associate professor (1991-Present).

      Daniel H. Zimmerman, Ph.D. has been CEL-SCI's Senior Vice President of Cellular Immunology since January 1996. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969-1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

      John Cipriano, has been CEL-SCI's Senior Vice President of Regulatory Affairs since March 2004. Mr. Cipriano brings to CEL-SCI over 30 years of experience in both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

      Alexander G. Esterhazy has been a Director of CEL-SCI since April 1999. Mr. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

      C. Richard Kinsolving, Ph.D. has been a Director of CEL-SCI since April 2001. Since February 1999 Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999 Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995 Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in Physiology/Chemistry from Vanderbilt University
(1962), and his Bachelor's degree in Chemistry from Tennessee Tech. University
(1957).

      Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financings. Since November 2001 Dr. Young has been the President of Agnus Dei, LLC, which acts as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Since January 2003 Dr. Young has been the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical (drug) delivery systems. Between 1998 and 2001 Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England (1969), and his Bachelor's degree in Honors Chemistry, Mathematics and Economics also from the University of Bristol, England (1966).

      All of CEL-SCI's officers devote substantially all of their time to CEL-SCI's business.

     Alexander G. Esterhazy, Dr. C. Richard Kinsolving and Dr. Peter R. Young are independent directors as that term is defined in section 121(a) of the listing standards of the American stock Exchange.

     CEL-SCI has an audit committee and compensation committee. The members of the audit committee are Alexander G. Esterhazy, C. Richard Kinsolving and Dr. Peter Young. Dr. Peter Young serves as the audit committee's financial expert. All members of the audit committee are independent, as that term is defined in section 121(a) of the listing standards of the American Stock Exchange. The members of the compensation committee are Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving.

      CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI'S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI's website, located at www.cel-sci.com.

      If a violation of this code of ethics act is discovered or suspected, the Senior Officer must (anonymously, if desired) send a detailed note, with relevant documents, to CEL-SCI's Audit Committee, c/o Dr. Peter Young, 1247 Dodgeton Drive, Frisco, TX 75034-1432.

EXECUTIVE COMPENSATION
----------------------

      The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered, as well as the officer's performance in his or her area of responsibility, experience and length of service with CEL-SCI.

      Financial or stockholder value performance comparisons are not used to determine the compensation of CEL-SCI's officers since CEL-SCI's financial performance and stock value are influenced to a substantial degree by external factors. As a result, comparing the officer's compensation to CEL-SCI's financial or stock price performance can be misleading.

      CEL-SCI's long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

      The following table shows in summary form the compensation received by (i) the Chief Executive Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the fiscal year ended September 30, 2006.


                                                                   All
                                                                   Other
                                             Restric-             Annual
                                            ted Stock  Options    Compen-
Name and Princi-   Fiscal   Salary   Bonus   Awards     Awards    sation
 pal Position       Year     (1)      (2)      (3)        (4)       (5)      Total
----------------   ------   ------   -----  ---------  -------    -------    -----

Maximilian de Clara, 2006 $363,000 $200,000 $ 11,600   $ 58,000 $ 67,164   $699,764
President            2005 $363,000       --       --   $ 24,000 $ 72,041   $459,041
                     2004 $363,000       --       --   $ 30,500 $ 60,165   $453,665

Geert R. Kersten,    2006 $386,693     --   $ 13,050   $116,000 $ 18,612   $534,355
Chief Executive      2005 $370,585     --   $ 12,700   $ 24,000 $ 18,260   $425,545
Officer and          2004 $366,673     --   $ 11,296   $ 30,500 $ 18,690   $427,159
Treasurer

Patricia B. Prichep  2006 $170,820     --   $  9,628   $ 52,200 $  3,050   $235,689
Senior Vice President2005 $159,864     --   $  9,404   $ 14,400 $  3,000   $186,668
of Operations and    2004 $148,942     --   $  7,110   $ 30,500 $  3,000   $189,552
Secretary


                                       48

Eyal Talor, Ph.D.    2006 $210,568     --   $  9,600   $ 46,400 $  3,050   $269,618
Senior Vice President2005 $201,154     --   $  8,400   $ 14,400 $  3,000   $226,954
of Research and      2004 $192,373     --   $  4,797   $ 30,500 $  3,000   $230,670
Manufacturing

Daniel Zimmerman,    2006 $161,574     --   $  9,261   $ 34,800 $  3,050   $208,685
 Ph.D,               2005 $154,350     --   $  9,059   $ 14,400 $  3,000   $180,809
 Senior Vice         2004 $147,613     --   $  7,176   $ 30,500 $  3,000   $188,289
 President of
 Cellular Immunology
John Cipriano        2006 $157,020     --   $  9,000   $ 34,800       --   $200,820
 Senior Vice         2005 $150,000     --   $  9,000   $ 14,400       --   $173,400
 President of
 Regulatory Affairs


(1) The dollar value of base salary (cash and non-cash) received. During the year ended September 30, 2006, $47,220 of the total salaries paid to the persons shown in the table were paid in restricted shares of CEL-SCI's common stock.

      Information concerning the issuance of these restricted shares is shown in the following table:

        Date Shares             Number of         Price
        Were Issued           Shares Issued     Per Share
        -----------           -------------     ---------

         09/20/06                 81,413          $0.58

      On each date the amount of compensation satisfied through the issuance of shares was determined by multiplying the number of shares issued by the price per share. The price per share was equal to the closing price of CEL-SCI's common stock on the date prior to the date the shares were issued.

(2) The dollar value of bonus (cash and non-cash) received. The $200,000 paid to Mr. de Clara was paid in restricted shares of CEL-SCI's common stock which cannot be sold in the public market for three years.

(3) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of all other persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer to CEL-SCI's 401(k) retirement plan.

(4) The value of all stock options granted during the periods covered by the table. Includes certain options issued in connection with CEL-SCI's Salary Reduction Plan. See "Stock Options" below.

(5) All other compensation received that CEL-SCI could not properly report in any other column of the table. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, director's fees of $8,000 each

Long Term Incentive Plans - Awards in Last Fiscal Year
------------------------------------------------------

      None.

Employee Pension, Profit Sharing or Other Retirement Plans
----------------------------------------------------------

      During 1993 CEL-SCI implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. Prior to January 1, 1998 CEL-SCI's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. Effective January 1, 1998 the plan was amended such that CEL-SCI's contribution is now made in shares of CEL-SCI's common stock as opposed to cash. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of its common stock. The fiscal 2006 expenses for this plan were $88,054. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

         Compensation of Directors During Year Ended September 30, 2006

Name                      Paid in Cash     Stock Awards (1) Option Awards (2)
----                      ------------     ---------------- -----------------

Alexander G. Esterhazy       $ 8,000           $ 11,600         $ 28,800
Dr. C. Richard Kinsolving    $ 8,000           $ 11,600         $ 28,800
Dr. Peter R. Young           $ 8,000           $ 11,600         $ 28,800

(1) The fair value of stock issued for services computed in accordance with FAS 123R on the date of grant.
(2) The fair value of options granted computed in accordance with FAS 123R on the date of grant.

      Directors' fees paid to Maximilian de Clara and Geert R Kersten ($8,000 each) are included in the Executive Compensation table.

Employment Contracts.
---------------------

      In April 2005 CEL-SCI entered into a three-year employment agreement with Mr. de Clara which expires April 30, 2008. The employment agreement provides that CEL-SCI will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of CEL-SCI, then the agreement allows Mr. de Clara to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months salary. For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors.

      The Employment Agreement will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the Employment Agreement by Mr. de Clara. If the Employment Agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

      On September 8, 2006 Mr. de Clara's Employment Agreement was amended and extended to April 30, 2010. The terms of the amendment to Mr. de Clara's employment agreement are referenced in a report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2006.

      Effective September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

      Effective September 1, 2006 Mr. Kersten's employment agreement was extended to September 1, 2011.

      The Employment Agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the Employment Agreement by Mr. Kersten. If the Employment Agreement is terminated for any of these reasons Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     CEL-SCI has a compensation committee comprised of all of CEL-SCI's directors, with the exception of Mr. Kersten. During the year ended September 30, 2006, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation. Mr. de Clara is not an independent member of the compensation committee.

      During the year ended September 30, 2006, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Options
-------------

      The following tables shows the options granted during the fiscal year ended September 30, 2006, to the persons named below.

Options Granted During Fiscal Year Ended September 30, 2006.

                                                  Exercise
                          Grant       Options    Price Per     Expiration
 Name                     Date     Granted (#)      Share          Date
------                    ----     -----------   ----------    ------------

Maximilian de Clara     9/12/2006     100,000      $0.62         9/12/16
Geert R. Kersten        9/12/2006     200,000       0.62         9/12/16
Patricia B. Prichep     9/12/2006      90,000       0.62         9/12/16
Eyal Talor, Ph.D.       9/12/2006      80,000       0.62         9/12/16
Daniel Zimmerman, Ph.D. 9/12/2006      60,000       0.62         9/12/16
John Cipriano           9/12/2006      60,000       0.62         9/12/16

                                Option Exercises
                                ----------------

                               Shares
                           Acquired On           Value
Name                       Exercise (1)         Realized (2)
----                       --------------       ------------

Maximilian de Clara             --                 --
Geert R. Kersten                --                 --
Patricia Prichep                --                 --
Eyal Talor                      --                 --
Daniel Zimmerman                --                 --
John Cipriano                   --                 --

(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 2006.

(2) With respect to options exercised during CEL-SCI's fiscal year ended September 30, 2006, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.


                        Shares underlying unexercised
                              Options which are:         Exercise       Expiration
    Name                Exercisable     Unexercisable     Price            Date
    ----                -----------     -------------    --------       ----------

Maximilian de Clara      1,164,999         149,999    $0.22 - $1.94  5/01/08 - 9/12/16
Geert R. Kersten         3,458,001         249,999    $0.22 - $1.94  5/01/08 - 9/12/16
Patricia B. Prichep      1,104,834         126,666    $0.22 - $1.94  7/31/08 - 9/12/16
Eyal Talor, Ph.D.          764,666         116,666    $0.22 - $1.94  8/03/08 - 9/12/16
Daniel Zimmerman, Ph.D.    768,334          96,666    $0.22 - $1.94  2/19/08 - 9/12/16
John Cipriano               90,001         119,999    $0.48 - $1.13  3/01/14 - 9/12/06


Stock Option, Bonus and Compensation Plans
------------------------------------------

      CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and Stock Bonus Plans. All Stock Option and Bonus Plans have been approved by the stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons who exercise options granted pursuant to the Plan. Only CEL-SCI's employees may be granted options pursuant to the Incentive Stock Option Plan.

      To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

      (a) The expiration of three months after the date on which an option holder's employment by CEL-SCI is terminated (except if such termination is due to death or permanent and total disability);

      (b) The expiration of 12 months after the date on which an option holder's employment by CEL-SCI is terminated, if such termination is due to the Employee's permanent and total disability;

      (c) In the event of an option holder's death while in the employ of CEL-SCI, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

      The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of CEL-SCI's Common Stock on the date the option is granted.

      Stock Bonus Plan. Under the Stock Bonus Plans shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Stock Compensation Plan. Under the Stock Compensation Plan shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of Common Stock underlying options may be paid through the delivery of shares of CEL-SCI's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of CEL-SCI's capital stock or a consolidation or merger of CEL-SCI; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      Summary. The following shows the stock options and stock bonuses granted by CEL-SCI as of April 20, 2007. Each option represents the right to purchase one share of CEL-SCI's common stock.

                                  Total                  Shares
                                  Shares               Reserved for   Shares
                                 Remaining   Reserved  Outstanding    Issued as
Name of Plan                    Under Plans   Options  Stock Bonus   Under Plans
------------                    -----------  --------  ------------  -----------

Incentive Stock Option Plans      8,100,000  4,326,933          N/A   3,606,833
Non-Qualified Stock Option Plans 11,760,000  6,861,081          N/A   1,920,667
Stock Bonus Plans                 5,940,000        N/A    2,045,247   3,894,669
Stock Compensation Plan           3,500,000        N/A      291,405   3,208,595

      Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans 908,131 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to CEL-SCI's Incentive and Non-Qualified Stock Option Plans as of September 30, 2006, CEL-SCI's most recent fiscal year end. CEL-SCI's Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI's shareholders.


                                                                  Number of Securities
                                 Number                           Remaining Available
                              of Securities                       For Future Issuance
                              to be Issued    Weighted-Average       Under Equity
                             Upon Exercise    Exercise Price of   Compensation Plans,
                             of Outstanding    of Outstanding     Excluding Securities
Plan Category                  Options (a)       Options          Reflected in Column (a)
-------------                --------------   -----------------   -----------------------

Incentive Stock Option Plans      4,326,933        $0.65                 3,606,833
Non-Qualified Stock Option Plans  7,511,362        $0.66                 2,395,667


                             PRINCIPAL SHAREHOLDERS

      The following table shows, as of April 20, 2007, information with respect to the only persons owning beneficially 5% or more of the outstanding common stock and the number and percentage of outstanding shares owned by each director and officer and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                   Number of Shares (1)    Percent of Class (3)
----------------                   ----------------        ----------------

Maximilian de Clara                     679,006                   0.6%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                      6,309,589 (2)               5.7%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                   1,672,857                   1.5%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                     1,148,885                   1.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.            1,225,397                   1.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

John Cipriano                           151,662                   0.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                  218,333                   0.2%
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

C. Richard Kinsolving, Ph.D.            447,424                   0.4%
P.O. Box 20193
Bradenton, FL 34204-0193

Peter R. Young, Ph.D.                   219,601                   0.2%
1247 Dodgeton Drive
Frisco, TX 75034-1432

All Officers and Directors           12,072,754                  10.5%
as a Group (9 persons)

(1) Includes shares issuable prior to June 30, 2007 upon the exercise of options or warrants granted to the following persons:

                                          Options or Warrants Exercisable
      Name                                     Prior to June 30, 2007
      ----                                -------------------------------

      Maximilian de Clara                             640,999
      Geert R. Kersten                              3,458,001
      Patricia B. Prichep                           1,104,834
      Eyal Talor, Ph.D.                               764,666
      Daniel H. Zimmerman, Ph.D.                      768,334
      John Cipriano                                    90,001
      Alexander G. Esterhazy                          198,333
      C. Richard Kinsolving, Ph.D.                    358,334
      Peter R. Young, Ph.D.                           185,000

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by CEL-SCI.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

      By means of this prospectus shareholders of CEL-SCI Corporation are offering to sell up to 42,961,666 shares of CEL-SCI's common stock. The shares offered by the selling shareholders represent shares sold by CEL-SCI in a private offering for cash, shares issued for consulting services, and shares issuable upon the exercise of warrants. See "Comparative Share Data" for information concerning the circumstances surrounding the shares and warrants acquired by the selling shareholders.

      CEL-SCI will not receive any proceeds from the sale of the shares by the selling shareholders. CEL-SCI will pay all costs of this offering. The selling shareholders will pay all sales commissions and other costs relating to the sale of their shares.

                                          Shares
                                         Issuable       Shares to       Share
                                           Upon         Be Sold       Ownership
                            Shares        Exercise      in this        After
Name                        Owned      of Warrants (1)  Offering      Offering
----                        ------     --------------  ---------    ------------

APE invest A/S            2,000,000      1,000,000     3,000,000          --

Notabene.net A/S            133,333         66,667       200,000          --

Handelsbanken A/S         1,200,000        600,000     1,800,000          --

Erik Damgaard
  Portefoljeinvest A/S      666,667       333,333      1,000,000          --

                                          Shares
                                         Issuable       Shares to       Share
                                           Upon         Be Sold       Ownership
                            Shares        Exercise      in this        After
Name                        Owned      of Warrants (1)  Offering      Offering
----                        ------     --------------  ---------    ------------

Finn Helmer               1,333,333        666,667     2,000,000          --

KBUS 8, nr.               1,333,333        666,667     2,000,000          --

Ardent Holding              666,667        333,333     1,000,000          --

Fundamental
    Fondsmaeglerselskab    1,333,333       666,667     2,000,000          --

Sydbank A/S               2,000,000      1,000,000     3,000,000          --

DKA Consult APS           1,333,333        666,667     2,000,000          --

MCS Holding Aps             792,400        396,200     1,188,600          --

Kgs. Nytorv 21 Aps        2,000,000      1,000,000     3,000,000          --

Ole Trist                   100,000         50,000       150,000          --

Forstaedernes Bank A/S       40,933         20,467        61,400          --

Synerco ApS                 133,333         66,667       200,000          --

Soren Degn SHD              133,333         66,667       200,000          --

Sparekassen                 800,000        400,000     1,200,000          --

UBS Luxembourg SA         1,333,333        666,667     2,000,000          --

Landsbanki Luxembourg SA  2,666,667      1,333,333        33,333          --

Korral Partners                  --     10,000,000    10,000,000          --

Iroquois Master Fund Ltd.    33,333         33,333        66,666          --

Otago Partners LLC           10,000         10,000        20,000          --

Ozal Ltd.                 2,000,000             --     2,000,000          --

Emento S.A.                 500,000             --       500,000          --

Riviera Ventures, Inc.      875,000             --       375,000     500,000

(1) All of the warrants, except as noted below, are Series M warrants. The warrants held by Korral Partners are Series L warrants. Half of the warrants held by Iroquois Master Fund Ltd. and Otago Partners LLC are Series L warrants and half are Series M warrants. See "Comparative Share Data" for more information concerning the Series L and Series M warrants.

      The controlling person of each selling shareholder, which is not an individual, is shown below:

         Selling Shareholder                    Controlling Person
         -------------------                    ------------------

         APE invest A/S                         Aldo Petersen

         Notabene.net A/S                       Brian Mertz

         Handelsbanken A/S                      Claus Gade

         Erik Damgaard Portefoljeinvest A/S     Erik Damgaard

         KBUS 8, nr. 2051 Aps                   Harry Rosenberg

         Ardent Holding                         Henrik Kejser

         Fundamental Fondsmaeglerselskab         Michael Voss

         Sydbank A/S                            Jorn Jacobsen

         DKA Consult APS                        Tom Larsen

         MCS Holding Aps                        Mark Szigety

         Kgs. Nytorv 21 Aps                     Ole Abildgaard

         Forstaedernes Bank A/S                 Stefan Rasmussen

         Synerco Aps                            Kenneth Marmetschke

         Soren Degn                             Soren Degn

         Sparekassen Kronjylland A/S            Tonny Elsberg

         UBS Luxembourg SA                      Palle Lorenzen

         Landsbanki Luxembourg SA               Torben Bjerregaard

         Korral Partners                        Mark Szigety

         Selling Shareholder                    Controlling Person
         -------------------                    ------------------

         Selling Shareholder                    Controlling Person

         Iroquois Master Fund Ltd.              Joshua Silverman

         Otago Partners LLC                     Lindsay A. Rosenwald, M.D.

         Ozal Ltd.                              Torben Bjerregaard

         Emento S.A.                            Flemming Madsen

         Riviera Ventures, Inc.                 Neil Persh

      None of the selling shareholders had or ever had, any material relationship with CEL-SCI or CEL-SCI's officers or directors. To CEL-SCI's knowledge, none of the selling shareholders are affiliated with a broker dealer except for Otago Partners LLC.

Manner of Sale
--------------

      The shares of common stock to be sold by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker/dealer.

     In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither CEL-SCI nor the selling shareholders can presently estimate the amount of such compensation. Notwithstanding the above, no NASD member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell its shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, CEL-SCI will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. CEL-SCI will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

      CEL-SCI has advised the selling shareholders that they, and any securities broker/dealers or others who may be deemed to be statutory underwriters, will be subject to the prospectus delivery requirements under the Securities Act of 1933. CEL-SCI has also advised the selling shareholders that in the event of a "distribution" of the shares owned by the selling shareholders, the selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participate in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in the distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". CEL-SCI has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES
                            -------------------------

      CEL-SCI is authorized to issue 200,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of Common stock are fully paid and non-assessable.

Preferred Stock
---------------

      CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI.

Series K Notes and Warrants
---------------------------

      On August 4, 2006, CEL-SCI sold Series K convertible notes, plus Series K warrants, to a group of private investors for $8,300,000. The notes bear interest annually at the greater of 8% or the six months LIBOR plus 3% per year. The Notes are due and payable on August 4, 2011 and are secured by substantially all of CEL-SCI's assets.

      Interest is payable quarterly with the first interest payment due on September 30, 2006. Beginning March 4, 2007 CEL-SCI is required to make monthly payments of $207,500 toward the principal amount of the Notes.

      At the holder's option the Series K notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. As of April 20, 2007 the Conversion Price was $0.75.

      At CEL-SCI's election, interest or principal may be paid in CEL-SCI's common stock. In the event CEL-SCI elects to pay interest or principal in shares of its common stock, the number of shares of common stock to be issued to each holder will be determined by dividing the amount payable by the lower of the Conversion Price (as it may be adjusted in accordance with the terms of the note), or the Market Price as of the applicable payment date,

      CEL-SCI may not use its common stock to pay interest or principal unless each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of common stock is sufficient for the issuance; (ii) the shares of common stock to be issued in payment for principal and interest may be sold by the Holder pursuant to an effective Registration Statement covering the shares or, in the alternative, all the shares may be sold without volume restrictions pursuant to Rule 144(k); (iii) CEL-SCI's common stock is listed (and is not suspended from trading) on the American Stock Exchange and the shares of common stock are approved for listing on the American Stock Exchange upon issuance; (iv) CEL-SCI is not the subject of any bankruptcy proceeding; (v) CEL-SCI is not in default with respect to any material obligation in its agreements with the investors which purchased the convertible notes; and (vi) no public announcement of a proposed change in the control of CEL-SCI has occurred that has not been consummated.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the Conversion Price but below the average closing price of CEL-SCI's common stock over the five trading days prior to the sale of the shares, the Conversion Price will be reduced to equal the amount determined by the following formula:

      CP  x  (S1 + S2)  =  NCP
      ----------------
           S3

Where:
         CP    =  the Conversion Price in effect immediately prior to the issuance of common stock or securities convertible into common stock

         S1    =  the sum of the number of shares of CEL-SCI's common stock outstanding immediately prior to the issuance;

         S2    =  the number of shares of CEL-SCI's common stock that the price paid for the common stock issued (or the lowest price at which securities are convertible into CEL-SCI's common stock) would purchase at the average closing price of CEL-SCI's common stock over the five trading days prior to the sale of the shares

         S3    =  the number of shares of common stock outstanding, or which would be outstanding if all convertible securities were converted into shares of CEL-SCI's common stock, immediately after the issuance.

         NCP   =  New Conversion Price

      However, the Conversion Price will not be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

     o in connection with a bona fide joint venture, strategic partnership, or strategic alliance, the primary purpose of which is not to raise cash;

     o upon the exercise of options or the issuance of common stock to CEL-SCI's employees, officers, directors, consultants and vendors in accordance with the Company's stock option, stock bonus or similar plans.;

     o    to key officers of CEL-SCI in lieu of their respective salaries.

     o pursuant to the conversion or exercise of securities which were outstanding prior to August 4, 2006;

     o pursuant to a firm commitment underwritten public offering in an amount greater than $15,000,000;

      The Conversion Price will also be proportionately adjusted in the event of any stock splits.

      So long as the Series K notes are outstanding CEL-SCI may not:

     o declare or pay any dividends (other than a stock dividend or stock split) or make any distributions to any holders of its common stock;

     o    purchase or otherwise acquire for value any of its capital stock;

     o become obligated on any debt that is senior or equal in any respect to CEL-SCI's obligations under the Series K Notes, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets purchased) or indebtedness under capital lease obligations (which will be senior only as to the assets leased);

     o issue securities convertible into common stock with a conversion price or a number of shares issuable upon conversion that floats or is subject to adjustment based upon the market price of CEL-SCI's common stock.

      Upon the occurrence of any of the following events CEL-SCI is required to collectively pay the holders of the Series K notes $166,000 in cash at the time of the occurrence and each month that the occurrence continues:

     o the effectiveness of the Registration Statement covering the shares issuable upon the conversation of the Series K notes or the exercise of the Series K warrants lapses for any reason or the Registration Statement is unavailable to the note holders and the lapse or unavailability continues for a period of three or more consecutive trading days, or five trading days which need not be consecutive, in any twelve month period;

     o the suspension from listing or the failure of CEL-SCI's common stock to be listed on the American Stock Exchange for a period of three consecutive trading days or seven trading days, which need not be consecutive, in any twelve month period;

     o    the Series K warrants may not be exercised for any reason;

      CEL-SCI will not have any liability when the shares of common stock issued or issuable upon the conversion of the Series K Notes or the exercise of the Series K Warrants can be sold pursuant to Rule 144(k) or to any note holder which requires CEL-SCI to purchase the notes in an event of default.

      The Series K warrants allow the note holders to initially purchase up to 5,211,628 shares of CEL-SCI's common stock at a price of $0.75 per share at any time between February 4, 2007 and February 4, 2012.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series K warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the exercise price but below the market price of CEL-SCI's common stock, the exercise price of the Series K warrants will be lowered to a price determined by the following formula:

      EP  x  (S1 + S2)  =  NEP
      ----------------
            S3

Where:

     EP   =   the Exercise Price in effect immediately prior to the issuance of common stock or securities convertible into common stock;

     S1   =   the sum of the number of shares of CEL-SCI's common stock
              outstanding immediately prior to the issuance;

     S2   =   the number of shares of CEL-SCI's common stock that the price paid for the common stock issued (or the lowest price at which securities are convertible into CEL-SCI's common stock) would purchase at the average closing price of CEL-SCI's common stock over the five trading days prior to the sale of the shares;

     S3   =   the number of shares of common stock outstanding, or which would be outstanding if all convertible securities were converted into shares of CEL-SCI's common stock, immediately after the issuance;

     NEP  =   New Exercise Price.

      If the warrant exercise price is decreased, the number of shares of common stock issuable upon the exercise of the warrant will be increased according to the following formula:

     WS   x EP1  =  NWS
            ---
            EP2

Where:

      WS    =  The number of shares issuable upon the exercise of warrants based upon the exercise price prior to adjustment;

      EP1   =  The old exercise price of the warrants;

      EP2   =  The new exercise price of the warrants;

      NWS   =  The number of shares of CEL-SCI's common stock issuable based upon the new exercise price of the warrants.

      The exercise price of the warrants, as well as the shares issuable upon the exercise of the warrants, will also be proportionately adjusted in the event of any stock splits.

      However, neither the exercise price of the Series K warrants nor the shares issuable upon the exercise of the warrant will be adjusted as the result of shares issued in connection with a Permitted Financing.

      Any of the following are an event of default:

     o    CEL-SCI fails to make any interest or principal payment when due;

     o CEL-SCI fails for any reason to deliver a certificate within five trading days after delivery of the certificate is required pursuant to any agreement with the note holders;

     o the conversion or exercise rights of the note or warrant holders is suspended for any reason;

     o CEL-SCI fails to have available a sufficient number of authorized but unissued shares of common stock available for issuance upon the conversion of the notes or the exercise of the warrants;

     o CEL-SCI's common stock is not listed on the American Stock Exchange or other public trading market;

     o    the effectiveness of the Registration Statement lapses for any reason;

     o the holders of the notes and warrants are not permitted to sell any shares under the Registration Statement, in either case, for three or more consecutive trading days or five trading days (which need not be consecutive trading days in any twelve month period) and the common stock issued or issuable upon the conversion of the notes cannot be sold pursuant to Rule 144(k);

     o CEL-SCI breaches any representation or warranty or covenant or defaults in the timely performance of any other obligation in its agreement with the note holders and the breach or default continues uncured for a period of 20 days after the date on which notice of the breach or default is first given to CEL-SCI;

     o CEL-SCI defaults in any of its obligations under any other note or credit agreement or long term lease in an amount exceeding $1,000,000, and the default continues for a period of five days and results in the indebtedness becoming payable prior to the date on which it would otherwise become payable;

     o a judgment or judgments for the payment of money in excess of $250,000 are rendered against CEL-SCI and are not bonded, discharged or stayed pending appeal within sixty (60) days after the entry of the judgment, or are not discharged within sixty (60) days after the expiration of the stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $250,000 amount; or

     o CEL-SCI files for protection from its creditors under the federal bankruptcy code or a third party files an involuntary bankruptcy petition against CEL-SCI.

      At any time after an event of default, any holder has the option to require CEL-SCI to repurchase all or any portion of:

     o the outstanding principal amount of the note, at a price equal to the greater of 115% of the outstanding principal, plus all accrued but unpaid interest, or the Event Equity Value of the shares issuable upon conversion of the outstanding note principal and all accrued but unpaid interest, and

     o any shares issued to the holder upon any conversion of notes, and still owned by the holder, at a price per share equal to the Event Equity Value for the shares.

      At any time after August 4, 2009, any note holder will have the right to require CEL-SCI to redeem all or any portion of the outstanding principal amount of the notes, plus all accrued but unpaid interest.

      So long as the Series K notes are outstanding, the note holders have a right to participate in any subsequent financings, with the exception of Permitted Financings, involving CEL-SCI.

      CEL-SCI has filed a registration statement with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the Series K notes or the exercise of the Series K warrants may be resold in the public market.

For purposes of the notes the term:

      "LIBOR" means the annual rate of interest offered for deposits in U.S. dollars which appears on page six of any relevant Telerate, Bloomberg or Reuter page as of 11:00 a.m. London time two business days prior to the first day of any calendar quarter.

      "Event Equity Value" means 115% of the average of the VWAP for each of the five trading days preceding the date of the notice requiring any payment by this method.


       "Market Price" means 90% of the arithmetic average of the VWAP for each of the 20 trading days ending immediately prior to the applicable interest or principal payment date, as the case may be.

      "VWAP" means for any particular period the volume weighted average trading price per share of CEL-SCI's common stock.

Warrants Held by Private Investors
----------------------------------

      See "Comparative Share Data" for information concerning the terms of warrants held by private investors.

Transfer Agent
--------------

     Computershare Trust Company, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                     EXPERTS

      The financial statements as of September 30, 2006 and for the three years then ended included in this prospectus have been audited by BDO Seidman LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

      CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

      CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

      CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                             8229 Boone Blvd., #802
                             Vienna, Virginia 22182
                                 (703) 506-9460

      CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

                CEL-SCI CORPORATION

                Consolidated Financial Statements for the Years
                Ended September 30, 2006, 2005, and 2004, and
                Report of Independent Registered Public Accounting Firm

CEL-SCI CORPORATION

                               TABLE OF CONTENTS

                                                                          Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                  F - 2

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
 SEPTEMBER 30, 2006, 2005, AND 2004:

    Consolidated Balance Sheets                                          F - 3

    Consolidated Statements of Operations                                F - 4

    Consolidated Statements of Stockholders' Equity                      F - 5

    Consolidated Statements of Cash Flows                                F - 7

    Notes to Consolidated Financial Statements                           F - 11

Report of Independent Registered Public Accounting Firm


Board of Directors and Stockholders
CEL-SCI Corporation
Vienna, Virginia

We have audited the accompanying consolidated balance sheets of CEL-SCI Corporation as of September 30, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CEL-SCI Corporation at September 30, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO SEIDMAN LLP
----------------------

Bethesda, Maryland

January 12, 2007

                               CEL-SCI CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 2006 AND 2005

  ASSETS                                                 2006        2005
                                                      ------------------------

  CURRENT ASSETS:
       Cash and cash equivalents                    $  8,080,365  $  1,957,614
       Interest and other receivables                     35,626        21,164
       Prepaid expenses                                  526,498        12,172
       Inventory used for R&D and manufacturing          390,644       420,480
       Deposits                                           14,828             -
                                                    ------------- -------------

                        Total current assets           9,047,961     2,411,430

  RESEARCH AND OFFICE EQUIPMENT--less
    accumulated depreciation of $1,773,102
    and $1,690,788                                        92,117       181,541

  PATENT COSTS--less accumulated amortization
  of $896,407 and $816,169                               513,199       484,553

  DEPOSITS                                                     -        14,828
                                                    ------------- -------------

  TOTAL ASSETS                                      $  9,653,277  $  3,092,352
                                                    ============= =============

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

  CURRENT LIABILITIES:
    Accounts payable                                      98,056        74,354
    Accrued expenses                                      74,894        74,619
    Due to employees                                      17,425        22,880
    Accrued interest on convertible debt                  74,473             -
    Deposits held                                          3,000         3,000
    Derivative instruments - current portion           1,670,234         1,280
                                                    ------------- -------------

                     Total current liabilities         1,938,082       176,133

    Derivative instruments - noncurrent portion        8,645,796       811,180
                                                    ------------- -------------

                          Total liabilities           10,583,878       987,313

  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDERS' EQUITY (DEFICIT):
    Preferred stock, $.01 par value - authorized
     100,000 shares; issued and outstanding - 0                -             -
    Common stock, $.01 par value -- authorized
     200,000,000 shares; issued and outstanding,
     82,697,428 and 74,494,206 shares at
     September 30, 2006 and 2005, respectively           826,974       744,942
    Additional paid-in capital                       105,180,834   100,359,296
    Accumulated deficit                             (106,938,409)  (98,999,199)
                                                    ------------- -------------

              Total stockholders' equity (deficit)      (930,601)    2,105,039
                                                    ------------- -------------

  TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)                    $  9,653,277  $  3,092,352
                                                    ============= =============



             See notes to consolidated financial statements

                               CEL-SCI CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004

                                             2006           2005         2004
                                           -------------------------------------

     GRANT REVENUE AND OTHER             $  125,457    $  269,925   $  325,479

     OPERATING EXPENSES:
      Research and development (excluding
       R&D depreciation of $74,043, $96,442
       and $115,420 respectively,
       included below)                    1,896,976     2,229,729    1,941,630
       Depreciation and amortization        170,902       190,420      198,269
       General & administrative           3,406,775     1,930,543    2,310,279
                                       ------------- ------------- ------------

              Total operating expenses    5,474,653     4,350,692    4,450,178
                                       ------------- ------------- ------------

  NET OPERATING LOSS                     (5,349,196)   (4,080,767)  (4,124,699)

  GAIN ON DERIVATIVE INSTRUMENTS          2,325,784       363,028    1,174,660

  COSTS ASSOCIATED WITH CONVERTIBLE DEBT (4,791,548)            -            -

  OTHER INCOME                                    -       625,472            -

  INTEREST INCOME                            92,487        52,660       51,817

  INTEREST EXPENSE                         (216,737)            -      (53,855)
                                       ------------- ------------- ------------

     NET LOSS BEFORE INCOME TAXES      $ (7,939,210) $ (3,039,607) $(2,952,077)

     INCOME TAX PROVISION                         -             -            -
                                       ------------- ------------- ------------

     NET LOSS                          $ (7,939,210) $ (3,039,607) $(2,952,077)
                                       ============= ============= ============

     NET LOSS PER COMMON SHARE
           BASIC                       $      (0.10) $      (0.04) $     (0.04)
                                       ============= ============= ============
           DILUTED                     $      (0.11) $      (0.05) $     (0.06)
                                       ============= ============= ============

     WEIGHTED AVERAGE COMMON SHARES
       OUTSTANDING
           BASIC                         78,971,290    72,703,395   67,273,133
                                       ============= ============= ============
           DILUTED                       93,834,078    73,581,925   68,924,099
                                       ============= ============= ============


               See notes to consolidated financial statements.

                               CEL-SCI CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004


                                                          Additional
                                     Common Stock           Paid-In      Unearned   Accumulated
                                  Shares       Amount       Capital    Compensation   Deficit          Total
                                  -----------------------------------------------------------------------------

BALANCE, SEPTEMBER 30, 2003     61,166,345   $ 611,663   $ 90,616,673   $       -   $(93,007,515)  $(1,779,179)

Exercise of warrants               614,520       6,145        893,277                                  899,422
Stock issued to employees
 for service                       180,959       1,810        169,630     (14,237)                     157,203
Stock issued to nonemployees
 for service                         7,414          74          7,859                                    7,933
Conversion of Series H
 convertible debt                  179,436       1,794        184,819                                  186,613
Interest on Series H
 convertible debt paid in
 common stock                        3,210          32          3,306                                    3,338
Exercise of stock options          213,503       2,135        103,731                                  105,866
Modification of employee
 stock options                                                  7,597                                    7,597
401(k) contributions paid
 in common stock                    72,495         725         51,751                                   52,476
Issuance of common stock for
 equity line of credit             307,082       3,071        341,994                                  345,065
Sale of common stock             9,402,403      94,025      6,899,679                                6,993,704
Costs for equity related
 transactions                                                (591,611)                                (591,611)
Reclassification of
 derivative instruments
 to equity                                                    685,992                                  685,992

        Net loss                                                                       (2,952,077)  (2,952,077)
                             --------------  -----------  ------------ -----------   ------------- ------------

BALANCE, SEPTEMBER 30, 2004     72,147,367      721,474    99,374,697     (14,237)    (95,959,592)   4,122,342

Stock issued to nonemployees
 for service                         8,687           86         4,084                                    4,170
Exercise of stock options          200,669        2,007        47,778                                   49,785
Issuance of stock options
 to employees                                                   7,972                                    7,972
401(k) contributions paid
 in common stock                   144,469        1,445        77,423                                   78,868
Issuance of common stock
 for equity line of credit         743,014        7,430       359,842                                  367,272
Expense unearned
 compensation                                                              14,237                       14,237
Private placement                1,250,000       12,500       487,500                                  500,000

      Net loss                                                                         (3,039,607)  (3,039,607)
                             --------------  -----------  ------------ -----------   ------------- ------------

BALANCE SEPTEMBER 30, 2005      74,494,206      744,942   100,359,296           -     (98,999,199)   2,105,039


                                        CEL-SCI CORPORATION
                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004 (CONT'D)



                                                          Additional
                                     Common Stock           Paid-In      Unearned   Accumulated
                                  Shares       Amount       Capital    Compensation   Deficit          Total
                                  -----------------------------------------------------------------------------

Stock issued to non-employees
 for service                     980,000        9,800        611,250                                  621,050
Exercise of stock options        150,000        1,500         37,217                                   38,717
Issuance of stock options
 to nonemployees                                             271,893                                  271,893
Extension of options                                          86,864                                   86,864
401(k) contributions paid -
 in common stock                 132,989        1,330         84,150                                   85,480
Issuance of common stock
 to employees                    583,815        5,838        317,468                                  317,468
Issuance of common stock
 for equity line of credit     1,419,446       14,194        663,533                                  677,727
Payment of interest on
 convertible debt in common
 stock                            68,500          685         37,228                                   37,228
Penalty shares issued            186,250        1,863        130,624                                  132,487
Exercise of warrants           1,300,000       13,000        652,000                                  665,000
Cashless exercise of warrants    882,222        8,822         (8,822)                                       -
Private placement              2,500,000       25,000        975,000                                1,000,000
Reclassification of
 derivatives                                                 797,835                                  797,835
SFAS 123R cost of
 employee options                                            180,298                                  180,298
Financing costs                                              (15,000)                                 (15,000)

      Net loss                                                                         (7,939,210)  (7,939,210)
                             --------------  -----------  ------------ -----------   ------------- ------------

BALANCE, SEPTEMBER 30, 2006    82,697,428    $ 826,974    $105,180,834              $(106,938,409)  $ (930,601)
                             ==============  ===========  ============ ===========   ============== ==========



                 See notes to consolidated financial statements

                               CEL-SCI CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004

                                                      2006            2005           2004
                                                 ---------------------------------------------
     CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                  $ (7,939,210)    $(3,039,607)    $(2,952,077)

       Adjustments to reconcile net loss to
         net cash used for operating
     activities:
           Depreciation and amortization
                                                      170,902          190,420        198,269
           Issuance of stock options to
             nonemployees for services                271,893            7,972              -
           Issuance of common stock for
             services                                 621,050            4,170        165,136
           Penalty shares issued to
             non-employees                            132,487                -              -
           Modification of stock options               86,864                -          7,597
           Issuance of stock to employees             323,306           14,237              -
           Employee option cost                       180,298                -              -
           Common stock contributed to
              401(k) plan                              85,480           78,868         52,476
           Impairment loss on abandonment of
              patents                                       -            3,716         43,351
           (Gain) loss on retired equipment               645            1,806              -
           Amortization of deferred
              financing costs                               -                -         16,243
           Amortization of discount on
             convertible note                         104,351                -         22,082
           Gain on derivative instruments          (2,325,784)        (363,028)    (1,174,660)
           Change in assets and liabilities:
             Decrease (increase) in interest
               and other receivables                  (14,462)              92         25,795
             (Increase) decrease in prepaid
               expenses                              (454,651)          57,795        (13,895)
             (Increase) decrease in inventory
               used in R&D and manufacturing          (29,839)          18,150       (137,171)
             Increase (decrease) in accounts
               payable                                  3,637          (71,782)      (385,952)
             Increase (decrease) in accrued
               expenses                                   275           10,259        (30,055)
             Increase in accrued interest on
               convertible debt                       112,386                -              -
             Increase (decrease) in due to
               employees                               (5,455)          17,560       (221,795)
             Decrease in deferred rent                      -                -         (5,540)
                                                -------------        ---------     ----------

       Net cash used for operating activities      (8,675,827)      (3,069,372)    (4,390,196)
                                                -------------        ---------     ----------

     CASH FLOWS USED FOR INVESTING
     ACTIVITIES:
         Purchases of equipment                        (1,885)         (65,736)       (52,175)
         Expenditures for patent costs                (88,819)         (87,966)      (121,430)
                                                -------------        ---------     ----------

       Net cash used for investing activities         (90,704)        (153,702)      (173,605)
                                                -------------        ---------     ----------


                                                         (continued)
                 See notes to consolidated financial statements.

                               CEL-SCI CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004 (CONT'D)

                                                    2006           2005           2004
                                                  ----------------------------------------
     CASH FLOWS PROVIDED BY FINANCING
     ACTIVITIES:
       Proceeds from issuance of common stock    $1,000,000     $ 500,000     $7,799,970
       Proceeds from exercise of warrants           665,000             -        291,222
       Draw-downs on equity line of credit          677,727       367,272        340,000
       Proceeds from exercise of stock options       38,717        49,785        105,866
       Payments on notes payable                          -             -       (871,322)
       Proceeds from convertible debt             8,300,000             -              -
       Fair value adjustment for convertible
          debt                                    3,163,265             -              -
       Fair value adjustment for warrants
          issued in relation to convertible
          debt                                      835,666             -              -
       Warrants issued to placement agent           223,907
       Costs for equity related transactions
          not completed                             (15,000)            -       (591,611)
                                                -----------      --------       --------

     Net cash provided by financing activities   14,889,282       917,057      7,074,125
                                                -----------      --------       --------

     NET INCREASE (DECREASE)
       IN CASH AND CASH EQUIVALENTS               6,122,751    (2,306,017)     2,510,324

     CASH AND CASH EQUIVALENTS, BEGINNING OF
       YEAR                                       1,957,614     4,263,631      1,753,307
                                                -----------      --------       --------

     CASH AND CASH EQUIVALENTS, END OF YEAR      $8,080,365    $1,957,614     $4,263,631
                                                ===========    ==========     ==========











                 See notes to consolidated financial statements.
                                                                    (continued)

                               CEL-SCI CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004 (CONT'D)


                                                    2006           2005           2004
                                                  ----------------------------------------
     CONVERSION OF CONVERTIBLE DEBT
       INTO COMMON STOCK:
         Decrease in convertible debt          $       -        $      -       $ 186,613
         Increase in common stock                      -               -          (1,794)
         Increase in additional paid-in
           capital                                     -               -        (184,819)
                                               ---------        --------       ---------
                                               $       -        $      -       $       -
                                               =========        ========       =========
     CONVERSION OF INTEREST ON
       CONVERTIBLE DEBT INTO COMMON STOCK:
         Decrease in accrued liabilities       $  37,913       $       -       $   3,338
         Increase in common stock                   (685)              -             (32)
         Increase in additional paid-in
           capital                              (111,701)              -          (3,306)
                                               ---------        --------       ---------
                                               $       -        $      -       $       -
                                               =========        ========       =========

     EXERCISE OF WARRANTS:
         Decrease in derivative instruments    $       -        $      -       $  77,900
         Increase in additional paid-in
           capital                                     -               -         (77,900)
                                               ---------        --------       ---------
                                               $       -        $      -       $       -
                                               =========        ========       =========
     SETTLEMENT OF DERIVATIVE INSTRUMENTS
       ON DRAW-DOWNS OF EQUITY LINE
       OF CREDIT:
         Decrease in derivative instruments    $       -        $      -       $   5,065
         Increase in additional paid-in
           capital                                     -               -          (5,065)
                                               ---------        --------       ---------
                                               $       -        $      -       $       -
                                               =========        ========       =========
     ISSUANCE OF WARRANTS ON SALE OF
       COMMON STOCK:
         Increase in derivative instruments    $       -        $      -       $(806,266)
         Decrease in additional paid-in
            capital                                    -               -         806,266
                                               ---------        --------       ---------
                                               $       -        $      -       $       -
                                               =========        ========       =========
     EQUIPMENT COSTS INCLUDED IN
       ACCOUNTS PAYABLE:
         Increase in research and office
           equipment                           $       -        $    268      $  31,728
         Increase in accounts payable                  -            (268)       (31,728)
                                               ---------        --------       ---------
                                               $       -        $      -       $       -
                                               =========        ========       =========

                                                                    (continued)

                See notes to consolidated financial statements.

                               CEL-SCI CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004 (CONT'D)


                                                    2006           2005           2004
                                                  ----------------------------------------

     PATENT COSTS INCLUDED IN
       ACCOUNTS PAYABLE:
         Increase in patent costs              $   20,065           2,568         15,539
         Increase in accounts payable             (20,065)       $ (2,568)     $ (15,539)
                                               ----------        --------      ----------
                                               $        -        $      -      $       -
                                               ==========        ========      =========
     CASHLESS EXERCISE OF WARRANTS:
         Decrease in derivative instruments    $        -        $      -      $ 530,300
         Increase in common stock                  (8,822)              -         (3,698)
         Decrease (increase) in additional
          paid-in capital                           8,822               -       (526,602)
                                               ----------        --------      ----------
                                               $        -        $      -      $       -
                                               ==========        ========      =========
     RECLASSIFICATION OF DERIVATIVE
       INSTRUMENTS:
         Decrease in derivative instruments    $  797,835        $      -      $ 685,992
         Increase in additional paid-in
          capital                                (797,835)              -       (685,992)
                                               ----------        --------      ----------
                                               $        -        $      -      $       -
                                               ==========        ========      =========
     FAIR VALUE ADJUSTMENT FOR CONVERTIBLE
       DEBT AND RELATED WARRANTS:
          Increase in convertible debt        $(3,998,931)       $      -      $       -
         Increase in costs associated with
           convertible debt                     3,998,931               -              -
                                               ----------        --------      ---------
                                               $        -        $      -      $       -
                                               ==========        ========      =========
     COST OF NEW WARRANTS AND REPRICING OF
       OLD WARRANTS ON PRIVATE PLACEMENT:
           Increase in additional paid-in
             capital                          $(1,192,949)       $      -      $       -
           Decrease in additional paid-in
             capital                            1,192,949               -              -
                                               ----------        --------      ----------
                                               $        -        $      -      $       -
                                               ==========        ========      =========


                 See notes to consolidated financial statements.

CEL-SCI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2006, 2005 and 2004
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CEL-SCI Corporation (the "Company") was incorporated on March 22, 1983, in the state of Colorado, to finance research and development in biomedical science and ultimately to engage in marketing and selling products.

   CEL-SCI's lead product, Multikine(R), is being developed for the treatment of cancer. Multikine is a patented immunotherapeutic agent consisting of a mixture of naturally occurring cytokines, including interleukins, interferons, chemokines and colony-stimulating factors, currently being developed for the treatment of cancer. Multikine is designed to target the tumor micro-metastases that are mostly responsible for treatment failure. The basic concept is to add Multikine to the current cancer treatments with the goal of making the overall cancer treatment more successful. Phase II data indicated that Multikine treatment resulted in a substantial increase in the survival of patients. The lead indication is advanced primary head & neck cancer (500,000 new cases per annum). Since Multikine is not tumor specific, it may also be applicable in many other solid tumors.

   Significant accounting policies are as follows:

a. Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Viral Technologies, Inc. (VTI). All significant intercompany transactions have been eliminated upon consolidation.

b. Cash and Cash Equivalents--For purposes of the statements of cash flows, cash and cash equivalents consists principally of unrestricted cash on deposit and short-term money market funds. The Company considers all highly liquid investments with a maturity when purchased of less than three months, as cash and cash equivalents.

c. Prepaid Expenses and Inventory-- Prepaid expenses consist of expenses which benefit a substantial period of time. Inventory consists of manufacturing production advances and bulk purchases of laboratory supplies to be consumed in the manufacturing of the Company's product for clinical studies.

d. Research and Office Equipment--Research and office equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the terms of the lease. Repairs and maintenance which do not extend the life of the asset are expensed when incurred. Depreciation expense for the years ended September 30, 2006, 2005 and 2004 totaled $90,664, $116,268 and $128,997, respectively.

e. Patents--Patent expenditures are capitalized and amortized using the straight-line method over the shorter of the expected useful life or the legal life of the patent (17 years). In the event changes in technology or other circumstances impair the value or life of the patent, appropriate adjustment in the asset value and period of amortization is made. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset, and from disposition, is less than the carrying value of the asset. The amount of the impairment loss is the difference between the estimated fair value of the asset and its carrying value. During the years ended September 30, 2006, 2005 and 2004, the Company recorded patent impairment charges of $-0-, $3,716 and $43,351, respectively, for the net book value of patents abandoned during the year. These amounts are included in general and administrative expenses. Amortization expense for the years ended September 30, 2006, 2005 and 2004 totaled $80,238, $74,152 and $69,272, respectively.

f. Derivative Instruments--The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangement in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", ("SFAS No. 133") and Emerging Issues Task Force Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", ("EITF 00-19"), as well as related interpretations of these standards. In accordance with accounting principles generally accepted in the United States ("GAAP"), derivative instruments and hybrid instruments are recognized as either assets or liabilities in the statement of financial position and are measured at fair value with gains or losses recognized in earnings or other comprehensive income depending on the nature of the derivative or hybrid instruments. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and recognized at fair value with changes in fair value recognized as either a gain or loss in earnings if they can be reliably measured. When the fair value of embedded derivative features can not be reliably measured, the Company measures and reports the entire hybrid instrument at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument and precluding the use of "blockage" discounts or premiums in determining the fair value of a large block of financial instruments. Fair value under these conditions does not necessarily represent fair value determined using valuation standards that give consideration to blockage discounts and other factors that may be considered by market participants in establishing fair value.

g. Research and Development Grant Revenues--The Company's grant arrangements are handled on a reimbursement basis. Grant revenues under the arrangements are recognized as grant revenue when costs are incurred.

h. Research and Development Costs--Research and development expenditures are expensed as incurred. The Company had an agreement with an unrelated corporation for the production of Multikine, which is the Company's only product source. This agreement expired on December 31, 2006. Total research and development costs, excluding depreciation, were $1,896,976, $2,229,729 and $1,941,630 for the years ended September 30, 2006, 2005 and
      2004.

i. Other Costs of Financing--Other costs of financing represent the excess fair value of warrants issued in conjunction with financing arrangements where the warrants are required to be recorded as derivatives over the proceeds of the financing received at issuance.

j. Net Loss Per Common Share--Net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Potentially dilutive common stock equivalents, including convertible preferred stock, convertible debt and options to purchase common stock, were excluded from the calculation for all periods presented as they were antidilutive.

k. Concentration of Credit Risk--Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company maintains its cash and cash equivalents with high quality financial institutions. At times, these accounts may exceed federally insured limits. The Company has not experienced any losses in such bank accounts. The Company believes it is not exposed to significant credit risk related to cash and cash equivalents.

l. Income Taxes--Income taxes are accounted for using the asset and liability method under which deferred tax liabilities or assets are determined based on the difference between the financial statement and tax basis of assets and liabilities (i.e., temporary differences) and are measured at the enacted tax rates. Deferred tax expense is determined by the change in the liability or asset for deferred taxes. The difference in the Company's U.S. Federal statutory income tax rate and the Company's effective tax rate is primarily attributable to the recording of a valuation allowance due to the uncertainty of the amount of future tax benefits that will be realized because it is more likely than not that future taxable income will not be sufficient to realize such tax benefits.

m. Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Accounting for derivatives is based upon valuations of derivative instrument determined using various valuation techniques including the Black-Scholes and binomial pricing methodologies. The Company considers such valuations to be significant estimates.

n. Reclassifications--Certain items in the 2004 and 2005 consolidated financial statements have been reclassified to conform to the current year presentation.

o. Recent Accounting Pronouncements--In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs, an amendment of Accounting Research Bulletin (ARB) 43, Chapter 4, Inventory Pricing". This statement amends ARB 43, Chapter 4 "Inventory Pricing", to clarify accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 requires that those items be recognized as current-period charges in all circumstances. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. The Company does not believe that the adoption of SFAS No. 151 will have a material effect on its financial position, results of operations or cash flows.

      In December 2004 the FASB issued SFAS No. 123R, "Share-Based Payment". SFAS No. 123R requires companies to recognize compensation expense in an amount equal to the fair value of the share-based payment (stock options and restricted stock) issued to employees. 123R applies to all transactions involving issuance of equity by a Company in exchange for goods and services, including transactions with employees. SFAS No. 123R is effective for the first fiscal period in the fiscal year beginning after June 15, 2005. The Company recorded costs of $180,298 during the year ended September 30, 2006 under 123R.

      In March 2005, the FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations - an Interpretation of FASB Statement No. 143". The interpretation clarifies terms used in FASB Statement No. 143 and is effective no later than the end of fiscal periods ending after December 15, 2005. The Company does not believe that FIN No. 47 will have a material impact on its results of operations or cash flows.

      In February 2006, the FASB issued SFAS No. 155, "Hybrid Instruments". The statement amends SFAS No. 133 and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The statement also resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." The statement: a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and e) amends Statement 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 will not have a material impact on its results of operations or cash flows.

      In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48") which clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial statements.

      In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements". The statement defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is evaluating whether this statement will affect its current practice in valuing fair value of its derivatives each quarter.

      In September 2006, FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)". The Company does not have a defined benefit pension plan and does not believe that there will be an impact on its results of operations or cash flows. The statement is effective for fiscal years ending after December 15, 2006.

      In September 2006, SAB No. 108 was issued by the Securities and Exchange Commission. The interpretations in the SAB express the SEC staff's views regarding the process of quantifying financial statement misstatements. Beginning with annual financial statements covering fiscal years ending after November 15, 2006, material misstatements in the current year may result in the need to correct prior year financial statements, even if the misstatement in the prior year or years is considered immaterial. SAB 108 does not require previously filed reports to be amended. Such correction may be made the next time the company files the prior year financial statements. CEL-SCI believes that there will be no impact on its results of operations, cash flows or balance sheet because of this interpretation.

p. Stock-Based Compensation-- In October 1996, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". This statement encouraged but did not require companies to account for employee stock compensation awards based on their estimated fair value at the grant date with the resulting cost charged to operations. The Company elected to continue to account for its employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees, and related Interpretations". In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" which amended SFAS No. 123. SFAS 148 provided alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and required more prominent and more frequent disclosures in the financial statements of the effects of stock-based compensation. The provisions of SFAS 148 were effective for fiscal years ending after December 15, 2002. At that time, the Company elected to continue to account for its employee stock-based compensation using the intrinsic value method. In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment". SFAS No. 123R requires companies to recognize compensation expense in an amount equal to the fair value of the share-based payment (stock options and restricted stock) issued to employees. 123R applies to all transactions involving issuance of equity by a Company in exchange for goods and services, including transactions with employees. SFAS No. 123R is effective for the first fiscal period in the fiscal year beginning after June 15, 2005. The Company recognized expense of $180,298 for options issued or vested during the fiscal year ended September 30, 2006. The following table summarizes stock option activity for the year ended September 30, 2006.

Non-Qualified Stock Option Plan
--------------------------------

                                  Outstanding                                               Exercisable
                     ----------------------------------------------      ------------------------------------------------
                                              Weighted                                          Weighted
                                               Average                                           Average
                                  Weighted    Remaining                             Weighted    Remaining
                       Number      Average   Contractual   Aggregate       Number    Average    Contractual     Aggregate
                         of       Exercise      Term       Intrinsic        of      Exercise       Term         Intrinsic
                       Shares       Price      (Years)       Value        Shares      Price       (Years)         Value
                     ----------------------------------------------      ------------------------------------------------
Outstanding at
October 1, 2005      6,215,363     $ 0.66        5.80      $642,085      4,642,893   $ 0.76         4.98        $ 432,032

Vested                       -                                           1,288,821     0.36
Granted              1,466,000       0.73                                  250,000     0.73
Exercised             (150,001)      0.24                                 (150,001)    0.24
Forfeited                    -                                                   -
Expired                (20,000)      1.05                                  (20,000)    1.05

Outstanding at
September 30, 2006   7,511,362      $0.66        5.15     $1,390,653     6,011,713   $ 0.68         4.81        $1,306,320



Incentive Stock Option Plan
---------------------------

                                  Outstanding                                               Exercisable
                     ----------------------------------------------      ------------------------------------------------
                                              Weighted                                          Weighted
                                              Average                                           Average
                                  Weighted    Remaining                             Weighted    Remaining
                       Number      Average   Contractual   Aggregate       Number    Average    Contractual     Aggregate
                         of       Exercise      Term       Intrinsic        of      Exercise       Term         Intrinsic
                       Shares       Price      (Years)       Value        Shares      Price       (Years)         Value
                     ----------------------------------------------      ------------------------------------------------
Outstanding at
 October 1, 2005      3,972,633     $0.68       6.18       $630,833      2,885,968   $ 0.81         5.52       $  418,334

Vested                        -                                            939,999
Granted                 370,000      0.58                                        -
Exercised                     -                                                  -
Forfeited                (1,200)     8.43                                   (1,200)    8.43
Expired                 (14,500)     5.10                                  (14,500)    5.10

Outstanding at
September 30, 2006    4,326,933     $0.65       6.03     $1,047,933      3,810,267   $ 0.66         5.59       $1,021,933


      The total intrinsic value of options exercised during the year ended September 30, 2006 was $67,432.

      A summary of the status of the Company's non-vested options as of September 30, 2006 is presented below:

Non-qualified Stock Option Plan:
-------------------------------

      Nonvested at October 1, 2005        1,572,470       $0.25
      Vested                             (1,538,821)
      Granted                             1,466,000
      Forfeited                                   -
      Expired                                     -
                                        -----------
      Nonvested at
        September 30, 2006                1,499,649       $0.23

Incentive Stock Option Plan:
---------------------------

      Nonvested at October 1, 2005        1,086,665       $0.21
      Vested                               (939,999)
      Granted                               370,000
      Forfeited                                   -
      Expired                                     -
                                         ----------
      Nonvested at
        September 30, 2006                  516,666       $0.46

      For the year ended September 30, 2005, if the Company had elected to recognize compensation expense based on the fair value of the awards granted, consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per common share would have been increased to the pro forma amounts indicated below:

                                          September 30, 2005
                                          ------------------
      Net loss:
         As reported                         $(3,039,607)
         Subtract:  Total stock-based
         employee compensation
         expense determined under
         fair-value based method for
         all awards, net of related
         tax effects                            (575,716)
                                             ------------
         Pro forma net loss                  $(3,615,323)
                                             ============

      Net loss per common share:
         As reported                     $         (0.04)
                                         ================
         Pro forma                       $         (0.05)
                                         ================

   The weighted average fair value at the date of grant for options granted during fiscal years 2006, 2005 and 2004 was $0.58, $0.48 and $0.48, respectively.

   The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                         2006         2005         2004
                                         -------------------------------

      Expected stock risk volatility       78%         74%            88%
      Risk-free interest rate            4.88%       4.21%     3.13-4.25%
      Expected life options           10 Years     5 Years        5 Years
      Expected dividend yield                -           -             -

   The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of the effect on future amounts.

   The Company's stock options are not transferable, and the actual value of the stock options that an employee may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Company has based its assumption for stock price volatility on the variance of monthly closing prices of the Company's stock. The risk-free rate of return used for fiscal years 2006, 2005 and 2004 equals the yield on five-year zero-coupon U.S. Treasury issues on the grant date. No discount was applied to the value of the grants for non-transferability or risk of forfeiture.

2.   SERIES K CONVERTIBLE DEBT

     In August 2006, the Company issued $8,300,000 million in aggregate principal amount of convertible notes (the "Series K Notes") together with warrants to purchase 4,825,581 shares of the Company's common stock (the "Series K Warrants"). Additionally, in connection with issuance of the Series K Notes and Series K Warrants, the placement agent received a fee of $498,000 and 386,047 fully vested warrants (the "Placement Agent Warrants") to purchase shares of the Company's common stock. Net proceeds were $7,731,290, net of $568,710 in direct transaction costs, including the placement agent fee.

     Features of the Convertible Debt Instrument and Warrants
     The Series K Notes are convertible into 9,651,163 shares of the Company's common stock at the option of the holder at any time prior to maturity at a conversion price of $0.86 per share, subject to adjustment for certain events described below. The Series K Warrants are exercisable over a five-year period from February 4, 2007 through February 4, 2012 at $0.95 per share.

     The Series K Notes bear interest at the greater of 8% or LIBOR plus 300 basis points, and are required to be repaid in thirty equal monthly installments of $207,500 beginning on March 4, 2007 and continuing through September 4, 2010. The remaining principal balance of $2,075,000 is required to be repaid on August 4, 2011; however, holders of the Series K Notes may require repayment of the entire remaining principal balance at any time after August 4, 2010. Interest is payable quarterly beginning in September 30, 2006. Each payment of principal and accrued interest may be settled in cash or in shares of common stock at the option of the Company. The number of shares deliverable under the share-settlement option is determined based on the lower of (a) $0.86 per share, as adjusted pursuant to the terms of the Series K Notes or (b) 90% applied to the arithmetic average of the volume-weighted-average trading prices for the twenty day period immediately preceding each share settlement.

     In the event of default, as defined in the Series K Notes, all amounts due and outstanding thereunder shall become, at the option of the holders, immediately due and payable in cash, in an amount that equals the sum of
     (i) the greater of (a) 115% of the outstanding balance plus all accrued and unpaid interest or (b) 115% of the arithmetic average of the volume-weighted-average trading prices for the five day period immediately preceding notice requiring repayment, and (ii) all other amounts due in connection with the Series K Notes and associated agreements. Additionally, if a certain breach occurs under a related registration rights agreement, the Company will be required to pay, as liquidated damages, 1.5% per month of the outstanding balance of the Series K Notes, until such default is cured (or 2% per month if such breach occurs after 180 days following closing of the transaction). Events of default include circumstances in which the Company either fails to have a registration statement for shares into which the Series K Notes can be converted be declared effective by the SEC within 180 days of the issuance date of the Series K Notes or that the registration statement's effectiveness lapses for any reason.

     The Company may not make payments in shares if such payments would result in the cumulative issuance of shares of its common stock exceeding 19.999% of the shares outstanding on the day immediately preceding the issuance date of the Series K Notes, unless prior approval is given by vote of at least a majority of the shares outstanding. The Company received such approval on November 17, 2006. The Company cannot determine at this time if it will be required to issue shares in excess of the Issuable Maximum because the number of shares issuable as payments of principal and interest under the Series K Notes will depend on future share prices. The conversion price of the Series K Notes and exercise price of the Series K Warrants are each subject to certain anti-dilution protections, including for stock splits, stock dividends, change in control events and dilutive issuances of common stock or common stock equivalents, such as stock options, at an effective price per share that is lower than the then conversion price. In the event of a dilutive issuance of common stock or common stock equivalents, the conversion price and exercise price would be reduced to equal the lower per share price of the subsequent transaction.

     Accounting for the Convertible Debt Instrument and Warrants
     -----------------------------------------------------------

     The Company is accounting for the Series K Warrants as derivative liabilities in accordance with SFAS No. 133. The Company has determined that the Series K Notes constitute a hybrid instrument that has the characteristics of a debt host contract containing several embedded derivative features that would require bifurcation and separate accounting as a derivative instrument pursuant to the provisions of FAS 133. The Company has determined that certain of these features can not be reliably measured and, in accordance with the requirements of SFAS No. 133, has measured the entire hybrid instrument at fair value with changes in fair value recognized as a either gain or loss.

     Upon issuance of the Series K Notes and Series K Warrants, the Company allocated proceeds received to the Series K Notes and the Series K Warrants on a relative fair value basis. As a result of such allocation, the Company determined the initial carrying value of the Series K Notes to be $6,565,528. The Series K Notes were immediately marked to fair value resulting in a derivative liability in the amount of $9,728,793 and recognized a charge of $3,163,265, which was recorded as costs associated with convertible debt. As of September 30, 2006, the fair value of the Series K Notes is $8,094,916, and the Company recognized a gain of $1,738,228 during the year ended September 30, 2006, arising from the decrease in fair value from the date of issuance.

     A debt discount in the amount of $1,734,472 is being amortized to interest expense using the effective interest method over the expected term of the Series K Notes. During the year ended September 30, 2006, the Company recorded interest expense of $104,351 related amortization of the debt discount, with a corresponding increase in the carrying amount of the debt.

     Upon issuance, the Series K Warrants and Placement Agent Warrants did not meet the requirements for equity classification set forth in EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," because such warrants (a) must be settled in registered shares and (b) are subject to substantial liquidated damages if the Company is unable to maintain the effectiveness of the resale registration of the shares. Therefore such warrants must be accounted for as freestanding derivative instruments pursuant to the provisions of FAS 133. Accordingly, the Company allocated $2,570,138 of the initial proceeds to the Series K Warrants and immediately marked them to fair value resulting in a derivative liability of $2,570,138 and recognized a charge of $835,666, which was recorded as costs associated with convertible debt. As of September 30, 2006, the fair value of the Series K Warrants is $2,043,532, and the Company recognized a gain of $526,606 during the year ended September 30, 2006, arising from the decrease in fair value from the date of issuance.

     The Company paid $568,710 in cash transaction costs and incurred another $223,907 in costs based upon the fair value of the Placement Agent Warrants, which was recorded as costs associated with convertible debt. Such costs were expensed immediately as part of fair value adjustments required in connection with the convertible debt instrument and the Company's irrevocable election to initially and subsequently measure the Series K Notes at fair value. As of September 30, 2006 the fair value of the Placement Agent Warrants was $177,582 and the Company recognized a gain of $46,325 during the year then ended, arising from the decrease in fair value from the date of issuance.

3.    OPERATIONS AND FINANCING

   The Company has incurred significant costs since its inception in connection with the acquisition of certain patented and unpatented proprietary technology and know-how relating to the human immunological defense system, patent applications, research and development, administrative costs, construction of laboratory facilities, and clinical trials. The Company has funded such costs with proceeds realized from the public and private sale of its common and preferred stock. The Company will be required to raise additional capital or find additional long-term financing in order to continue with its research efforts. To date, the Company has not generated any revenue from product sales. The ability of the Company to complete the necessary clinical trials and obtain FDA approval for the sale of products to be developed on a commercial basis is uncertain. Ultimately, the Company must complete the development of its products, obtain the appropriate regulatory approvals and obtain sufficient revenues to support its cost structure.

   Currently the Company has sufficient cash to support its operations at the current expenditure rate until the fall of 2008. Even though the Company has Phase III go-ahead for its Multikine drug from the Canadian regulators, the Company has not started the Phase III trial because it feels that an agreement with FDA on the trial design and the trial endpoints is very important. The Company received the go-ahead from the FDA in January 2007. The Company has not yet decided if it intends to run the Phase III trial either through a partnership agreement, such as the one it has with Orient Europharma in Asia, or a new partnering agreement with a pharmaceutical company or a financial institution, or a secondary or private financing.

4.   RESEARCH AND OFFICE EQUIPMENT

   Research and office equipment at September 30, 2006 and 2005, consists of the following:

                                                 2006           2005
                                                 ----           ----

Research equipment                            $ 1,712,137   $ 1,718,895
Furniture and equipment                           110,041       110,393
Leasehold improvements                             43,041        43,041
                                              -----------   -----------
                                                1,865,219     1,872,329
Less: Accumulated depreciation and
   amortization                                (1,773,102)   (1,690,788)
                                              -----------   -----------
Net research and office equipment             $    92,117   $   181,541
                                              ===========   ===========

5. INCOME TAXES

   At September 30, 2006 the Company had a federal net operating loss carryforward of approximately $85.4 million expiring from 2007 through 2026. The Company has deferred tax assets of approximately $32.7 million and $31.7 million at September 30, 2006 and 2005, respectively. The deferred tax assets are principally a result of the net operating loss carryforwards and research and development credits.

   At both September 30, 2006 and 2005, the Company has recognized a valuation allowance to the full extent of its deferred tax assets. The valuation allowances at September 30, 2006 and 2005 were approximately $32,690,200 and $31,660,200, respectively. In assessing the realization of the deferred tax assets, management considered whether it was more likely than not that some portion or all of the deferred tax asset will be realized. The ultimate realization of the deferred tax assets are dependent upon the generation of future taxable income. Management has considered the history of the Company's operating losses and believes that the realization of the benefit of the deferred tax assets cannot be determined. In addition, under the Internal Revenue Code Section 382, the Company's ability to utilize these net operating loss carryforwards may be limited or eliminated in the event of a change in ownership. Internal Revenue Code Section 382 generally defines a change in ownership as the situation where there has been a more than 50 percent change in ownership of the value of the Company within the last three years.

   The Company's effective tax rate is different from the applicable federal statutory tax rate. The reconciliation of these rates for the years ended September 30 is as follows:

                                                2006      2005      2004
                                             ---------  --------  --------
     Expected statutory rate                  (35.0%)   (35.0%)   (35.0%)
     State tax rate, net of federal benefit    (3.9%)    (3.9%)    (3.9%)
     Nondeductible interest                     0.9%      0.0%      0.0%
     Nondeductible (nontaxable) derivative
     losses (gains)                            (2.9%)    (4.6%)    (4.6%)
     Other nondeductible expenses                6.1%     15.2%      0.2%
     Increase in valuation allowance            34.8%     28.3%     53.9%
                                             ---------  --------  --------

     Effective tax rate                          0.0%      0.0%      0.0%
                                             =========  ========  ========

6. STOCK OPTIONS, BONUS PLAN AND WARRANTS

   Non-Qualified Stock Option Plan--At September 30, 2006, the Company has collectively authorized the issuance of 11,760,000 shares of common stock under the Non-Qualified Stock Option Plan. Options typically vest over a three-year period and expire no later than ten years after the grant date. Terms of the options are to be determined by the Company's Compensation Committee, which administers all of the plans. The Company's employees, directors, officers, and consultants or advisors are eligible to be granted options under the Non-Qualified Stock Option Plan.

   Information regarding the Company's Non-Qualified Stock Option Plan is summarized as follows:
                                          Outstanding           Exercisable
                                     -------------------     -------------------
                                                Weighted                Weighted
                                                Average                  Average
                                                Exercise                Exercise
                                     Shares      Price       Shares      Price
                                     ------     --------     ------    ---------
   Options outstanding,
       October 1, 2003             6,453,973       $0.74    3,319,317     $1.18

       Options granted               670,000        0.61
       Options exercised            (198,503)       0.43
       Options forfeited             (26,332)       0.28
                                  ----------

   Options outstanding,
       September 30, 2004          6,899,138        0.74    4,288,847      0.98
                                  ----------

      Options granted                278,000        0.48
        Options exercised           (174,001)       0.24
        Options forfeited           (787,774)       1.35
                                  ----------

   Options outstanding,
       September 30, 2005          6,215,363        0.66    4,642,893      0.76
                                  ----------

       Options granted             1,466,000        0.63
       Options exercised            (150,001)       0.26
       Options forfeited             (20,000)       1.05
                                  ----------

   Options outstanding,
       September 30, 2006          7,511,362       $0.66    6,011,713     $0.69
                                   =========

   At September 30, 2006, options outstanding and exercisable were as follows:

                           Weighted     Weightede                     Weighted
                           Average       Average                      Average
Range of                   Exercise     Remaining                     Exercise
Exercise        Number      Price      Contractual      Number         Price
 Prices      Outstanding  Outstanding      Life       Exercisable    Exercisable
--------     -----------  -----------  -----------    -----------    -----------

$0.16-$0.24   2,167,995     $  0.22     6.49 years     2,167,995       $ 0.22
$0.33-$0.50     631,333     $  0.40     7.11 years       446,006       $ 0.27
$0.54-$0.81   2,420,833     $  0.61     6.01 years     1,106,511       $ 0.63
$1.05-$1.58   1,956,266     $  1.07     2.24 years     1,956,266       $ 1.07
$1.67-$2.51     310,835     $  1.93     2.24 years       310,835       $ 1.93
$3.25-$4.88      23,300     $  3.29     0.76 years        23,300       $ 3.29
$6.25-$9.38         800     $  6.25     2.00 years           800       $ 6.25

   During March 2000, the Company agreed to restore and vest 40,000 options at prices ranging from $5.25 to $5.62, to one former Director and one Director as part of a settlement agreement. The options expired on September 25, 2006. As of September 30, 2005, 20,000 options had been exercised.

   In July 2001, the Company repriced 1,298,098 outstanding employee and director stock options under the Nonqualified Plans that were priced over $2.00 down to $1.05. Under FAS 123R these options are not longer variable therefore no expense was recorded during the year ended September 30, 2006. During the years ended September 30, 2005 and 2004 no expense was recorded because the exercise price of the options exceeded the fair market value of the Company's common stock. As of September 30, 2006, 757,266 of these options remain outstanding.

   In November 2001, the Company extended the expiration date on 242,000 options at $1.05 from the Nonqualified Plans. The options were to expire between June 2002 and October 2002 and were extended by one year to June 2003 through October 2003. The options had originally been granted between October 1989 to December 1995. These dates were considered a new measurement date with respect to all of the modified options. In addition, in February, April, and July 2002, the Company modified options outstanding to employees who had been terminated in conjunction with their change in employee status so that all options vested on the date of termination. These dates were considered a new measurement date with respect to all of the newly vested options. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded.

   In November 2002 and March 2003, the Company extended the expiration date on 897,000 options from the Nonqualified Stock Option Plan with exercise prices ranging from $1.05 to $1.94. The options originally would have expired from January 2003 to October 2003, but were extended to expiration dates ranging from January 2005 to October 2005. Each of these extension dates was considered a new measurement date. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded.

   In June 2004, the vesting of 10,700 nonqualified stock options was accelerated for an employee leaving the Company. Compensation expense of $7,597 was recorded for the modification.

   In April 2005, the Company extended the expiration date on 1,625,333 options from the Nonqualified Stock Option Plan with exercise prices ranging from $1.05 to $1.94. The options originally would have expired from June 2005 to October 2005 and were extended for three years to expiration dates ranging from June 2008 to October 2008. This extension was considered a new measurement date with respect to the modified options. At the date of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded. As of September 30, 2006, all of these options remain outstanding.

   In September 2006, the Company extended the expiration date on 126,666 options from the Nonqualified Stock Option Plan with exercise price of $1.05. The options originally would have expired from September 2006 to May 2007 and were extended for three years to expiration dates ranging from September 2009 to May 2010. This extension was considered a new measurement date with respect to the modified options. At the date of modification, compensation expense of $30,468 was recorded. As of September 30, 2006, all of these options remain outstanding.

   Incentive Stock Option Plan--At September 30, 2006, the Company has collectively authorized the issuance of 8,100,000 shares of common stock under the Incentive Stock Option Plan. Options vest over a one-year to three-year period and expire no later than ten years after the grant date. Terms of the options are to be determined by the Company's Compensation Committee, which administers all of the plans. Only the Company's employees and directors are eligible to be granted options under the Incentive Plan.

   Information regarding the Company's Incentive Stock Option Plan is summarized as follows:

                                    Outstanding            Exercisable
                                 --------------------   --------------------
                                             Weighted              Weighted
                                              Average              Average
                                             Exercise              Exercise
                                  Shares      Price      Shares      Price
                                  ------     --------    ------    ---------
       Options outstanding,
             October 1, 2003     3,801,100     $0.68    1,162,768     $1.65
         Options granted           100,000      1.13
         Options exercised         (15,000)     1.05
         Options forfeited         (53,000)     1.15
                                 ---------

       Options outstanding,
         September 30, 2004      3,833,100      0.68    2,006,435      1.05
           Options granted         170,000      0.48
           Options exercised       (26,667)     0.22
           Options forfeited        (3,800)     2.16
                                 ---------

       Options outstanding,
         September 30, 2005      3,972,633      0.68    2,885,968      0.81
           Options granted         370,000      0.58
           Options exercised             -
           Options forfeited       (15,700)     5.36
                                 ---------

       Options outstanding,
          September 30, 2006     4,326,933      $0.65   3,810,267     $0.66
                                 =========

   At September 30, 2006, options outstanding and exercisable were as follows:

                           Weighted     Weighted                      Weighted
                           Average       Average                      Average
Range of                   Exercise     Remaining                     Exercise
Exercise        Number      Price      Contractual      Number         Price
 Prices      Outstanding  Outstanding      Life       Exercisable    Exercisable
--------     -----------  -----------  -----------    -----------   -----------

$0.22-$0.33    2,523,333    $ 0.22      6.50 years     2,523,333       $ 0.22

$0.48-$0.72      540,000    $ 0.55      9.64 years        56,667       $ 0.48

$1.00-$1.50    1,036,766    $ 1.08      3.56 years     1,003,433       $ 1.08

$1.85-$2.78       81,167    $ 2.00      2.63 years        81,167       $ 2.00

$2.87-$4.31       28,667    $ 3.38      0.29 years        28,667       $ 3.38

$4.50-$6.75      117,000    $ 5.00      1.87 years       117,000       $ 5.00

   During fiscal year 2001, the Company extended the expiration date on 50,000 options at $2.87 from the Incentive Stock Option Plan. The options were to expire November 1, 2001, and were extended to November 1, 2002. The options had originally been granted in November 1991. November 1, 2001 was considered a new measurement date; however, the exercise price on all the options modified exceeded the fair market value of the Company's common stock, and therefore, no compensation expense was recorded. In March 2003, the options were further extended to November 1, 2005. There was no compensation expense recorded because the exercise price on these options exceeded the fair market value of the Company's common stock.

   In July 2001, the Company repriced 816,066 outstanding employee and director stock options under the Incentive Stock Option Plan that were priced over $2.00 down to $1.05. Under FAS 123R these options are no longer variable therefore no expense was recorded during the year ended September 30, 2006. During the years ended September 30, 2005 or 2004 no expense related to these options was recorded because the exercise price of these options exceeded the fair market value of the Company's common stock. As of September 30, 2006, 746,766 of these options remain outstanding. Changes in the fair market value of the Company's common stock may result in future changes in compensation expenses.

   In November 2001, the Company extended the expiration date on 56,000 options at $1.05 from the Incentive Stock Option Plan. The options were to expire between November 2002 and December 2002, and were extended by one year to November 2003 and December 2003. The options had originally been granted between November 1999 and December 1992. This date was considered a new measurement date with respect to the modified options. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded.

   In March 2003, the Company extended the expiration date on 105,500 options from the Incentive Stock Option Plan with exercise prices ranging from $1.05 to $1.94. The options originally would have expired from August 2003 to March 2004 but were extended to expiration dates ranging from August 2005 to March 2006. This was considered a new measurement date with respect to all of the modified options. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded.

   In April 2005, the Company extended the expiration date on 128,100 options from the Incentive Stock Option Plan with exercise prices ranging from $1.05 to $1.94. The options originally would have expired from July 2005 to December 2005 and were extended for three years to expiration dates ranging from July 2008 to December 2008. This was considered a new measurement date with respect to all of the modified options. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded. As of September 30, 2006, all options remain outstanding.

   In September 2006, the Company extended the expiration date on 268,166 options from the Incentive Stock Option Plan with an exercise price of $1.05. The options originally would have expired from September 2006 to August 2007 and were extended for three years to expiration dates ranging from September 2009 to August 2010. This extension was considered a new measurement date with respect to the modified options. At the date of modification, compensation expense of $56,396 was recorded. As of September 30, 2006, all of these options remain outstanding.

   Other Options and Warrants -- During fiscal year 1999, the Company granted a consultant options to purchase a total of 50,000 shares of the Company's common stock. The fair value of the options is expensed over the life of the consultant's contract. All 50,000 options became exercisable during fiscal year 1999 at $2.50 per share. All options expired unexercised February 4, 2004.

   During fiscal year 2001, the Company granted options to consultants to purchase a total of 180,000 shares of the Company's common stock at exercise prices ranging from $1.05 to $1.63 expiring from June to July of 2006. As of September 30, 2006, all of these options expired.

   In connection with the April 2001 Equity Line of Credit stock sale agreement discussed in Note 12, the Company issued 200,800 common stock purchase warrants. Each warrant entitled the holder to purchase one share of common stock at $1.64 per share. The warrants represented derivative instruments and were recorded as a liability upon issuance, as the common shares underlying the warrants were required to be registered. The fair value of the warrants totaling $235,562 was recorded as a derivative liability and a cost of financing. For the years ended September 30, 2004 and 2003, the Company recognized a gain of $36,597 and a loss of $34,307, respectively, resulting from changes in fair value of the warrants. The warrants expired unexercised in April 2004.

   In August 2001, the Company issued 272,108 common stock purchase warrants in connection with a private offering of common stock as discussed in Note 14. Each warrant entitled the holder to purchase one share of common stock at $1.75 per share. The warrants would have expired in July 2004, but were extended to July 2007. At issuance the warrants did not meet the requirements for equity classification because there were not sufficient authorized and unissued shares of the Company's common stock to satisfy exercise of the warrants, as the number of potentially issuable shares of common stock required to satisfy all other commitments that may require the issuance of common stock was not determinable. The fair value of the warrants totaling $286,617 was recorded as a liability and offset against the proceeds from the sale of stock as a cost of obtaining equity capital. On October 2, 2003, as there were sufficient unauthorized and unissued shares to satisfy all other commitments that may require the issuance of common stock, the fair value of the warrants of $111,418 was reclassified from liabilities to equity. During the year ended September 30, 2004, the Company recognized a loss of $38,561 arising from changes in the fair value of the warrants. As of September 30, 2006, 272,108 warrants remain outstanding.

   In October 2001, the Company issued 150,000 shares of common stock in a private offering for proceeds of $150,000. The investor also received warrants which entitled the holder to purchase 75,000 shares of common stock at $1.50 per share, expiring October 2004. Upon issuance, the warrants did not meet the requirements for equity classification because there were not sufficient authorized and unissued shares of the Company's common stock to satisfy exercise of the warrants, as the number of potentially issuable shares of common stock required to satisfy all other commitments that may require the issuance of common stock was not determinable. Accordingly, the warrants were accounted for as freestanding derivative instruments from the date of issuance. Changes in the fair value of the warrants was recognized in earnings as either a gain or loss in such period as the change occurred. The warrants had a fair value of the warrants at issuance of $88,045 was recorded as a liability and offset against proceeds from the sale of stock as a cost of obtaining equity capital. On October 2, 2003, as there were sufficient unauthorized and unissued shares to satisfy all other commitments that may require the issuance of common stock, the fair value of the warrants of $37,236 was reclassified from liabilities to equity. During the year ended September 30, 2004, the Company recognized a loss of $12,031 arising from changes in the fair value of the warrants.

   Series E Callable Warrants were issued in connection with the issuance of Series E Preferred Stock in August 2001. The Series E Callable Warrants allowed the holders to purchase up to 815,351 shares of the Company's common stock at a price of $1.19 per share expiring August 16, 2004. During the year ended September 30, 2004, 244,724 warrants were exercised for proceeds of $291,222. Upon issuance, the warrants did not meet the requirements for equity classification because the Company was required to maintain an effective registration statement covering the underlying shares. Accordingly, the Series E Callable Warrants were accounted for as freestanding derivative instruments from the date of issuance. As there were no proceeds associated with the issuance of the Series E Preferred Stock, the fair value of the warrants totaling $119,434 was recorded as a liability and charged to other costs of financing. For the year ended September 30, 2004, the Company recognized a gain of $59,156 arising from changes in fair value of the warrants.

   In August 2003, in accordance with the Series E Stock agreement the Company issued 23,758 of Series E Non-Callable Warrants to purchase shares of common stock at a price of $0.77 per share expiring August 16, 2006. The Series E Non-Callable Warrants were exercisable at any time prior to August 17, 2006 and, upon issuance, did not meet the requirements for equity classification because the Company was required to maintain an effective registration statement covering the underlying shares. Accordingly, the Series E Non-Callable Warrants were accounted for as freestanding derivative instruments from date of issuance. As there were no proceeds from the issuance, the fair value of the warrants totaling $12,374 was recorded as a liability and charged to other costs of financing. All Series E Non-Callable Warrants expired on August 17, 2006. For the years ended September 30, 2005 and 2004, the Company recognized a gain of $5,042 and $9,363, respectively, arising from changes in fair value of the warrants.

   Series F Warrants were issued in connection with the issuance of convertible debt in December 2001. The Series F Warrants allowed the holders to purchase up to 960,000 shares of the Company's common stock at $0.76 per share for seven years from date of issuance. The warrant price was adjustable if the Company sold any additional shares of its common stock or convertible securities for less than fair market value or at an amount lower than the exercise price of the Series F Warrants. The exercise price was adjusted every three months to an amount equal to 110% of the conversion price on such date, provided that the adjusted price was lower than the exercise price on that date. During the year ended September 30, 2004, 420,000 warrants were exercised in a cashless exercise. As of September 30, 2004 there were no remaining Series F warrants outstanding. Upon issuance, the warrants did not meet the requirements for equity classification because exercise of the individual warrants was required to be settled in registered shares, at issuance the number of potentially issuable shares of common stock required to satisfy exercise of the warrants and all other commitments that may require issuance of common stock was not determinable, and under certain circumstances the holders could require the Company to settle the warrants in cash. Accordingly, the Series F Warrants were accounted for as a derivative liability and a discount on the debt which was immediately accreted to interest expense. At each subsequent period, through November 19, 2003, when all Series F warrants had been exercised, the warrants were marked to market with changes in fair value recognized in earnings as gains or losses on derivatives. During the year ended September 30, 2004, the Company recognized a loss of $167,000 arising from changes in the fair value of the Series F Warrants.

   Series G Warrants were issued in connection with the issuance of convertible debt in July 2002. The Series G Warrants allowed the holders to purchase up to 900,000 shares of the Company's common stock at a price equal to $0.25 per share at any time prior to July 12, 2009. If the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable warrant exercise price, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities were convertible, as the case may be. The warrant exercise price is adjusted every three months to an amount equal to 110% of the Series G note conversion price on such date, provided that the adjusted price is lower than the warrant exercise price on that date. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant would be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price was reduced. In accordance with the terms of the warrants, the exercise price was adjusted to $0.18 on December 9, 2002. The exercise price was adjusted to $0.145 on March 9, 2003. In accordance with the terms of the warrants, there were no further adjustments since the price would have been higher. Upon issuance, the warrants did not meet the requirements for equity classification because exercise of the individual warrants was required to be settled in registered shares, at issuance the number of potentially issuable shares of common stock required to satisfy exercise of the warrants and all other commitments that may require issuance of common stock was not determinable, and under certain circumstances the holders could require the Company to settle the warrants in cash. Accordingly, the Series G warrants were recorded at fair value as a derivative liability and a discount on debt which was immediately accreted to interest expense. Subsequent changes in fair value are recognized in earnings as either a gain or loss. As of September 30, 2005 and 2004, the fair value of the Series G warrants was $186,200 and $235,100, respectively. During the years ended September 30, 2006, 2005 and 2004, the Company recognized a loss of $7,300 and gains of $48,900 and $172,100, respectively, arising from changes in the fair value of the Series G warrants. On December 27, 2005, these warrants reverted to equity. During the year ended September 30, 2003, 450,000 warrants were exercised at $0.18 for 450,000 shares of common stock. The remaining 450,000 warrants were exercised in a cashless exercise, resulting in the issuance of 350,168 shares of common stock. As of September 30, 2006, no Series G Warrants remain outstanding.

   Series H Warrants were issued in connection with the issuance of convertible debt in January 2003. The Series H Warrants allowed the holders to purchase up to 1,100,000 shares of the Company's common stock at a price equal to $0.25 per share at any time prior to January 7, 2010. If the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series H warrants, the exercise price of the Series H warrants will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible. If the exercise price of the Series H warrants is adjusted, the number of shares of common stock issuable upon the exercise of the Series H warrants will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced. However, neither the exercise price nor the shares issuable upon the exercise of the Series H warrants will be adjusted as the result of shares issued in connection with a permitted financing, as defined in the agreement. Every three months after June 26, 2003, the exercise price of the Series H warrants will be adjusted to an amount equal to 110% of the Series H notes conversion price on such date, provided that the adjusted price is lower than the warrant exercise price on that date. Upon issuance, the warrants did not meet the requirements for equity classification because exercise of the individual warrants was required to be settled in registered shares, at issuance the number of potentially issuable shares of common stock to satisfy exercise of the warrants and all other commitments that may require issuance of common stock was not determinable, and under certain circumstances the holders could require the Company to settle the warrants in cash. Accordingly, the Series H warrants were initially recorded at fair value as a derivative liability and a discount on debt which was immediately accreted to interest expense. Subsequent changes in fair value are recognized in earnings as either a gain or loss in the period such change occurs. As of September 30, 2005 and 2004, the fair value of the Series H warrants was $223,500 and $290,800, respectively. During the years ended September 30, 2006, 2005 and 2004, the Company recognized a loss of $10,200 and gains of $67,300 and $193,500, respectively, arising from changes in the fair value of the Series H warrants. On December 27, 2005, these warrants reverted to equity. During the year ended September 30, 2003, 550,000 warrants were exercised at $0.25 for 550,000 shares of common stock. During the year ended September 30, 2006, the remaining 550,000 warrants were exercised in a cashless exercise for a total of 438,983 shares of common stock. As of September 30, 2006, no Series H Warrants remain.

   Warrants were issued in connection with obtaining an equity line of credit in September 2003, discussed in Note 12. There were 395,726 warrants issued at an exercise price of $0.83, which expire in September 2008. Upon issuance, the warrants did not meet the requirements for equity classification because, under certain conditions, the Company could be required to compensate the investor for any decreases in the common stock price underlying the warrants and are therefore accounted for as a derivative liability. Subsequent changes in fair value are recognized in earnings as either a gain or loss in the period such change occurs. The warrants were initially classified in liabilities upon issuance at fair value of $258,290, as determined using the Black-Scholes pricing methodology and the Company recognized a charge of $258,290 which was included in other costs of financing as there were no proceeds from the issuance of the agreement. As of September 30, 2005 and 2004, the fair value of the warrants was $93,745 and $165,359, respectively. During the years ended September 30, 2006, 2005 and 2004 the Company recognized gains of $6,988, $71,613 and $151,943, respectively, arising from changes in the fair value of the warrants. On December 27, 2005, these warrants reverted to equity. During the year ended September 30, 2006, exercise for 84,071 shares of common stock. There are 197,863 warrants outstanding at September 30, 2006.

   In May 2003, 30,000 options were issued to a consultant at a price of $0.41 per share. The options vest over a three year period and expire in May 2013. The compensation expense for these options was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility       84%
         Risk-free interest rate             2.0%
         Expected life of warrant         3 Years
         Expected dividend yield              -0-

   The fair value of the options was recorded as a general and administrative expense. Compensation expense of $6,727 was recorded for the year ended September 30, 2003.

   In connection with an agreement with a private investor in May 2003, 1,100,000 Series I Warrants were issued with an exercise price of $0.47. The warrants were to initially expire May 30, 2006. In accordance with the terms of the agreement, the warrant expiration was extended to May 30, 2008 on September 30, 2003. Upon issuance, the warrants did not meet the requirements for equity classification because exercise of the individual warrants was required to be settled in registered shares, at issuance the number of potentially issuable shares of common stock required to satisfy exercise of the warrants and all other commitments that may require issuance of common stock was not determinable, and under certain circumstances the holders could require the Company to cash settle the warrants and are therefore accounted for as freestanding derivative liabilities. Subsequent changes in fair value are recognized in earnings as either a gain or loss. The fair value of the warrants of $478,694 was recorded as a liability and offset against the proceeds from the sale of stock as a cost of obtaining equity capital. As of September 30, 2005 and 2004, the fair value of the warrants was $307,734 and $477,904, respectively. For the years ended September 30, 2006, 2005 and 2004, the Company recognized a gain of $23,857, a loss of $170,173 and a gain of $426,232, respectively, arising from changes in fair value of the warrants. On December 27, 2005, the warrants reverted to equity upon an amendment to the warrant agreement. On April 17, 2006, 700,000 warrants were exercised at $0.47 for 700,000 shares of unregistered common stock. As of September 30, 2006, 400,000 warrants remain outstanding.

   On December 1, 2003, CEL-SCI sold 2,999,964 shares of its common stock, to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. As part of this transaction, the investors in the private offering received Series J Warrants which allow the investors to purchase 991,003 shares of CEL-SCI's common stock exercisable at a price of $1.32 per share exercisable at any time prior to December 1, 2006. Additionally, an investment broker received warrants totaling 5% of the investment of its clients in the common stock of the Company at $1.32 per share at any time prior to December 1, 2006. Upon issuance, the warrants did not meet the requirements for equity classification until the shares were registered in May 2004, because the warrants are required to be settled in registered
   shares  and  were  therefore  accounted  for  as  freestanding   derivative
   instruments. The fair value of the warrants of $806,266 was recorded as a liability and offset against the proceeds from the sale as a cost of obtaining equity capital. Subsequent changes in fair value were recognized in earnings as either a gain or loss. On May 8, 2004 the criteria for equity classification were met, as a registration statement covering the underlying common shares was declared effective, and the fair value of the warrants totaling $537,338 was reclassified from liabilities to equity. For the year ended September 30, 2004, the Company recognized a gain of $268,928 arising from changes in fair value of the warrants. On December 1, 2006, 549,827 warrants expired leaving 441,176 remaining that expire on December 1, 2007.

   On May 4, 2004, the Company sold 6,402,439 shares of its common stock to a group of private institutional investors for $5,250,000 and total offering costs of $498,452. As part of this transaction, the investors in the private offering received warrants which allow the investors to purchase 76,642 shares of the Company's common stock at a price of $1.37 per share at any time prior to May 4, 2009. These warrants were valued at $38,127. This fair value was determined using the Black-Scholes pricing methodology with the following assumptions:

          Expected stock risk volatility     87%
          Risk-free interest rate          2.00%
          Expected life of options       3 Years
          Expected dividend yield            -0-

   In February 2005, the Company granted a consultant options to purchase 15,000 shares of the Company's common stock at a price of $0.73 per share. The options vest over a three year period and expire in February 2015. The compensation expense for these options was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility       93%
         Risk-free interest rate            3.89%
         Expected life of warrant         5 Years
         Expected dividend yield              -0-

   The fair value of the options was recorded as general and administrative expense. Compensation expense of $7,972 was recorded for the year ended September 30, 2005.

   On July 18, 2005, CEL-SCI sold 1,250,000 shares of its common stock and 375,000 warrants to one investor for $500,000. Each warrant entitles the holder to purchase one share of CEL-SCI's common stock at a price of $0.65 per share at any time prior to July 18, 2009. The shares of common stock and warrants are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission. The warrants were valued at $155,671. The value was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility       75%
         Risk-free interest rate            3.92%
         Expected life of warrant         5 Years
         Expected dividend yield              -0-

   On October 14, 2005, CEL-SCI granted a consultant options to purchase 80,000 shares of the Company's common stock at a price of $1.00 per share and 80,000 shares of the Company's common stock at a price of $2.00 per share. The options expire in October 2010. The compensation expense for these options of $66,718 was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility       75%
         Risk-free interest rate            4.33%
         Expected life of warrant         5 Years
         Expected dividend yield              -0-

   On October 31, 2005 in connection with the 2005 Equity Line of Credit, CEL-SCI granted options to purchase 271,370 shares of the Company's common stock at a price of $0.55 per share. The options expire in October 2010. The compensation expense for these options of $104,721 was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility       87%
         Risk-free interest rate            4.33%
         Expected life of warrant         5 Years
         Expected dividend yield              -0-

   On February 9, 2006, CEL-SCI sold 2,500,000 shares of its common stock and 750,000 warrants to one investor for $1,000,000. Each warrant entitles the holder to purchase one share of CEL-SCI's common stock at a price of $0.56 per share at any time prior to February 9, 2011. The warrants were valued at $238,986. In addition, 441,176 warrants previously issued to the investor were repriced and extended for one year. The revaluing of the warrants was valued at $76,122. The Black Scholes pricing methodology was used with the following assumptions:

                                             New Warrants    Extended Warrants

         Expected stock risk volatility           78%               78%
         Risk-free interest rate                4.57%             4.67%
         Expected life of warrant             5 Years        1.83 years
         Expected dividend yield                  -0-               -0-

   On April 1, 2006, CEL-SCI granted a consultant options to purchase 375,000 shares of the Company's common stock at a price of $0.73 per share. The options vest over a three-month period and expire in March 2007. The compensation expense of $87,007 for these options was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility           77%
         Risk-free interest rate                4.86%
         Expected life of warrant              1 Year
         Expected dividend yield                  -0-

   On April 12, 2006, CEL-SCI granted a consultant options to purchase 100,000 shares of the Company's common stock at a price of $1.50 per share. The options expire in April 2009. The compensation expense of $79,976 for these options was determined using the Black Scholes pricing methodology with the following assumptions:



         Expected stock risk volatility           77%
         Risk-free interest rate                4.90%
         Expected life of warrant             3 Years
          Expected dividend yield                 -0-

   On April 17, 2006, 800,000 warrants were issued to an investor. These warrants granted the investor the right to purchase shares of the Company's common stock at a price of $1.25. The warrants were given to the investor to induce the investor to exercise 700,000 warrants at $0.47 for unregistered common stock. The warrants expire in June 2008. The expense of $460,920 was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility           77%
         Risk-free interest rate                4.91%
         Expected life of warrant          2.17 Years
         Expected dividend yield                  -0-

   On May 18, 2006, the Company issued 800,000 warrants to an investor to purchase shares of the Company's common stock at a price of $0.82 per share. The warrants were given to the investor to induce the investor to exercise 600,000 warrants at $0.56 for unregistered common stock. The expense of $416,921 was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility           73%
         Risk-free interest rate                4.96%
         Expected life of warrant             5 Years
          Expected dividend yield                 -0-

    Series K Warrants were issued in connection with the issuance of convertible debt in August 2006. The Series K Warrants allow the holders to purchase up to 4,825,581 shares of the Company's common stock at a price equal to $0.95 per share between February 4, 2007 and February 4, 2012. The exercise price of the Series K warrants, as well as the shares issuable upon the exercise of the warrants, will be proportionately adjusted in the event of any stock splits. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series K warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the exercise price but below the market price of CEL-SCI's common stock, the exercise price of the Series K warrants will be lowered to a price determined by a formula contained in the warrants.

   On September 29, 2006, CEL-SCI granted a consultant options to purchase 375,000 shares of the Company's common stock at a price of $0.62 per share. The options vest over a three month period and expire in September 2007. The compensation expense of $74,992 for these options was determined using the Black Scholes pricing methodology with the following assumptions:

            Expected stock risk volatility        78%
            Risk-free interest rate             5.08%
            Expected life of warrant           1 Year
            Expected dividend yield               -0-

   Stock Bonus Plan -- At September 30, 2006, the Company had been authorized to issue up to 5,940,000 shares of common stock under the Stock Bonus Plan. All employees, directors, officers, consultants, and advisors are eligible to be granted shares. During the year ended September 30, 2004, 72,495 shares were issued under the Plan with a fair value of $52,476. During the year ended September 30, 2005, 144,469 shares were issued to the Company's 401(k) plan for a cost of $78,868. During the year ended September 30, 2006, 132,989 shares were issued to the Company's 401(k) plan for a cost of $85,480.

   Stock Compensation Plan-- At September 30, 2006, 3,500,000 shares were authorized for use in the Company's stock compensation plan. During the year ending September 30, 2004, 25,050 shares were issued as compensation in lieu of salary increases extending through August 31, 2005. The shares were issued at $0.62 per share for a total cost of $15,531. Of this, $14,237 was recorded as unearned compensation in the consolidated balance sheet during the year ended September 30, 2004. This amount was recorded as expense during the year ended September 30, 2005. During the year ended September 30, 2006, 266,355 shares were issued in lieu of salary increases extending through August 31, 2007. These shares were issued at $0.58 per share for a total cost of $154,486. Of this, $31,180 was recorded as unearned compensation in the consolidated balance sheet during the year ended September 30, 2006.

7.    EMPLOYEE BENEFIT PLAN

   The Company maintains a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code, subject to the Employee Retirement Income Security Act of 1974, as amended, and covering substantially all Company employees. Each participant's contribution is matched by the Company with shares of common stock that have a value equal to 100% of the participant's contribution, not to exceed the lesser of $10,000 or 6% of the participant's total compensation. The Company's contribution of common stock is valued each quarter based upon the closing bid price of the Company's common stock. The expense for the years ended September 30, 2006, 2005, and 2004, in connection with this Plan was $88,054, $79,406, and $56,158, respectively.

8. OPTIONAL SALARY ADJUSTMENT PLAN

   In July 2001, the Company adopted an "Optional Salary Adjustment Plan" (the "Plan"). In accordance with the Plan, employees received 40,000 stock options for each salary increment of $6,000 that they elected to forgo. The total amount of options to be granted under the Plan is limited to 1,200,000. During the years ended September 30, 2006, 2005 and 2004, there were no options issued in lieu of compensation.

9. COMMITMENTS AND CONTINGENCIES

   Operating Leases-The future minimum annual rental payments due under noncancelable operating leases for office and laboratory space are as follows:

            Year Ending September 30,
            ------------------------
                    2007                        $144,060
                    2008                          71,136
                    2009                          29,640
                    2010                               -
                    2011                               -
                    2012                               -
                                                --------
                Total minimum lease payments    $244,836

   Rent expense for the years ended September 30, 2006, 2005, and 2004, was $250,994, $253,180 and $282,138, respectively. Minimum payments have not been reduced by minimum sublease rental receivable under future cancelable subleases. These leases expire between June 2007 and February 2009.

    Employment Contracts--In April 2005 the Company entered into a three year employment agreement with its President and Chairman of the Board which expires April 30, 2008. On September 8, 2006 CEL-SCI agreed to extend its employment agreement with Maximilian de Clara, CEL-SCI's President, to April 30, 2010. During the term of the employment agreement, CEL-SCI will pay Mr. de Clara an annual salary of $363,000.

   The employment agreement, as amended, also provided that on September 8, 2006, March 8, 2007, September 8, 2007, March 8, 2008, September 8, 2008 and
    March 8, 2009, each date being a "Payment Date", CEL-SCI will issue Mr. de Clara shares of its common stock equal in number to the amount determined by dividing $200,000 by the average closing price of CEL-SCI's common stock for the twenty trading days preceding the Payment Date.

   The employment agreement provides that CEL-SCI will pay him an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in his authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows him to resign from his position at the Company and receive a lump-sum payment from CEL-SCI equal to 18 months salary. For purposes of the employment agreement,a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors.

   In September 2006 CEL-SCI agreed to extend its employment agreement with Geert R. Kersten, CEL-SCI's Chief Executive Officer, to September 2011. The employment agreement, which is essentially the same as Mr. Kersten's prior employment agreement, provides that during the term of the agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. In the event there is a change in the control of the Company, the agreement allows him to resign from his position at the Company and receive a lump-sum payment from the Company equal to 24 months of salary. For purposes of the employment agreement a change in the control of the Company means: (1) the merger of the Company with another entity if after such merger the shareholders of the Company do not own at least 50% of voting capital stock of the surviving corporation;
   (2) the sale of substantially all of the assets of the Company; (3) the acquisition by any person of more than 50% of the Company's common stock; or
   (4) a change in a majority of the Company's directors which has not been approved by the incumbent directors.

10. CAMBREX NOTE

   On November 15, 2001, the Company signed an agreement with Cambrex Bio Science, Inc., (Cambrex) in which Cambrex provided manufacturing space and support to the Company during November and December 2001 and January 2002. In exchange, the Company signed a $1,172,517 note, which included imputed interest of $300,000. In December 2001, the note was amended to extend the due date to January 2, 2003. Unpaid principal began accruing interest on November 16, 2002, at the Prime Rate plus 3%. The note was collateralized by certain equipment. The imputed interest on this note was capitalized and was expensed over the life of the loan. In December 2002, the Company negotiated an extension of the note with Cambrex. Per the agreement, the Company gave Cambrex certain equipment and surrendered a security deposit, which reduced the amount owed by $225,000. The remaining balance was payable pursuant to a note due January 2, 2004. In addition, the agreement required the Company to pay $150,000 from the Series H convertible debt and 10% of all other future financing transactions, including draws on the equity line-of-credit. There were also conversion features added with the amendment allowing Cambrex to convert either all or part of the note into shares of the Company's common stock. The principal balance of the note and any accrued interest were convertible into common stock at 90% of the average of the closing prices of the common stock for the three trading days immediately prior to the conversion date, subject to a floor of $0.22 per share. During the year ended September 30, 2003, the Company paid down the note by $485,524. The Company also recorded interest expense of $49,486 and amortized the remaining discount of $37,500 relating to the imputed interest.

   The Company accounted for the amendment of the Cambrex note in December 2002 as a modification of the existing note under EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments". No gain or loss was recorded at the time of the amendment. The Cambrex note was accounted for as a hybrid instrument that had the characteristics of a debt host agreement and contained an embedded conversion feature that was not clearly and closely related to the debt host, and required bifurcation. The Company recorded a liability of $84,107, the fair value of the embedded derivative feature in connection with the December 2002 note modification, with a corresponding offset to the note payable as a discount. The discount was amortized to interest expense over the term of the note. As of September 30, 2003, the remaining unamortized discount of $22,082 was amortized and recorded as interest expense through December 23, 2003, when the note was paid in full. During the year ended September 30, 2004, the Company recognized a gain of $72,785 resulting from changes in fair value of the derivative liability. The Company also recognized additional interest expense of $22,082, for the year ended September 30, 2004 from amortization of the discounts.

11.   CONVERTIBLE DEBT

   As of September 30, 2006, the Company has outstanding convertible debt totaling $8,300,000. In July, 2006, the Company sold Series K Notes and Series K warrants to a group of private investors for proceeds of $8,300,000, less transaction costs of $568,710. For a further discussion of this transaction, see Note 2.

   In January and July 2003, CEL-SCI sold Series H Notes, plus Series H Warrants, to a group of private investors for $1,350,000. The notes bore interest at 7% per year and were due and payable in January and July 2005. The notes contained features that constituted embedded derivatives, certain of which could not be reliably measured. Because certain of the embedded derivatives could not be reliably measured, the Company accounted for the entire instrument at fair value. The Series H Notes were immediately convertible into a variable number of shares based on a factor of 76% applied to the average of the lowest three trading prices in a fifteen day period immediately preceding such conversion. The Company determined the fair value of the notes for accounting purposes was equal to the fair value of the shares into which it was convertible at each measurement date. No additional value has been ascribed to the other embedded derivative features of the Series H Notes in determining fair value of the Series H Notes as the Company believes that the value of such features can not be reasonably estimated or reliably measured due to the contingent nature of their occurrence. The notes were recorded at the fair value of 131.58%, and accordingly, the discount associated with the warrants was immediately accreted to interest expense. The Company has also accrued interest on the notes at a rate of 9.2% representing the stated 7% interest rate adjusted for the 76% rate at which the interest was convertible into common shares. On May 30, 2003, fair value for accounting purposes was adjusted to 142.86% of outstanding face value due to a change in the discount factor used to compute the conversion price of the Series H Notes, triggered by the failure of the Company to have a registration statement declared effective. During the year ended September 30, 2004, the Company recognized a gain of $6,703 arising from changes in the fair value of the Series H Notes. As of October 2, 2003 all of the Series H Notes had been converted into 3,233,229 shares of CEL-SCI's common stock.

12. EQUITY LINES OF CREDIT

   In September 2003, the Company entered into the 2003 Equity Line of Credit that allows the Company at its discretion to sell up to $10 million of common stock in increments of a minimum of $100,000 and a maximum amount that can be drawn down at any one time that will be determined at the time of the drawdown request, using a formula contained in the agreement. The Company is restricted from entering into any other equity line of credit arrangement until the earlier of the expiration of the agreement or two years from the date of registration of the shares underlying the agreement. As discussed in
   Note 6, the Company issued 395,726 warrants to the issuer at a price of $0.83 exercisable through September 16, 2008. The Company accounted for the 2003 Equity Line of Credit as a freestanding derivative instrument as the Company could be required to compensate the investor for any decreases in the price of the Company's common stock during the term of the agreement. The Company determined that the instrument had no fair value as of September 30, 2005 and 2004. For the years ended September 30, 2005 and 2004, the Company recognized a gain of $16,223 and a loss of $5,065, respectively resulting from changes in fair value of the 2003 Equity Line of Credit. Expenses of $40,600 were charged to additional paid-in capital as a cost of equity related transaction during the year ended September 30, 2003. During the year ended September 30, 2006, the Company sold 1,419,446 shares of common stock totaling $677,727. During the year ended September 30, 2005, the Company sold 743,014 shares of its common stock pursuant to this agreement for gross proceeds of $366,238, net of related costs of $1,035. During the year ended September 30, 2004, the Company sold 307,082 shares of its common stock pursuant to this agreement for gross proceeds of $340,000, net of related costs of $4,090. This line of credit expired December 29, 2005.

   On October 31, 2005, the Company entered into the 2005 Equity Line of Credit. For a two-year period, the agreement allows the Company at its discretion to sell up to $5 million of common stock in increments of a minimum of $100,000 and a maximum to be determined at the time of the drawdown request using a formula contained in the agreement. The Company may request a drawdown once every 22 trading days, although the Company is under no obligation to request any drawdown. As consideration for extending the equity line of credit, the

   Company granted warrants to purchase 271,370 shares of common stock at a price of $0.55 per share at any time prior to October 24, 2010.

13.   STOCKHOLDERS' EQUITY

   In October 2001, the Company issued 150,000 shares of common stock in a private offering for proceeds of $150,000. The investor also received warrants which entitled the holder to purchase 75,000 shares of common stock at $1.50 per share. These warrants expired unexercised October 5, 2004 and are discussed in Note 6.

   In May 2003, the Company sold 1,100,000 shares of common stock and an additional 1,100,000 warrants to purchase common stock in conjunction with a marketing agreement. The Company received proceeds of $500,000 for the stock and warrants. The warrants are exercisable at a price of $0.47 per share. The warrants initially expired May 30, 2006. In accordance with the terms of the agreement, the expiration was extended to May 30, 2008. The warrants are discussed in Note 6.

   On December 1, 2003, CEL-SCI sold 2,999,964 shares of its common stock, to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. There were associated costs of $93,159. As part of this transaction, the investors in the private offering received Series J Warrants which allow the investors to purchase 991,003 shares of CEL-SCI's common stock at a price of $1.32 per share at any time prior to December 1, 2006. See discussion of accounting for the Series J Warrants in Note 6.

   On May 4, 2004, the CEL-SCI sold 6,402,439 shares of its common stock to a group of private institutional investors at $0.82 per share for $5,250,000 and associated costs of $498,452. As part of this transaction, the investment banker of the private offering received warrants which allow the investors to purchase 76,642 shares of CEL-SCI's common stock at a price of $1.37 per share at any time prior to May 4, 2009. See discussion of accounting for warrants in Note 6.

   On July 18, 2005, CEL-SCI sold 1,250,000 shares of its common stock and 375,000 warrants to one investor for $500,000. Each warrant entitles the holder to purchase one share of CEL-SCI's common stock at a price of $0.65 per share at any time prior to July 18, 2009. The shares of common stock and warrants are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

   On February 9, 2006, CEL-SCI sold 2,500,000 shares of its common stock and 750,000 warrants to one investor for $1,000,000. Each warrant entitles the holder to purchase one share of CEL-SCI's common stock at a price of $0.56 per share at any time prior to February 9, 2011. The warrants were valued at $238,986. In addition, 441,176 warrants previously issued to the investor were repriced and extended for one year. The revaluing of the warrants was valued at $76,122.

14.   NET LOSS PER COMMON SHARE

   Basic earnings per share (EPS) excludes dilution and is computed by dividing net income by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other common stock equivalents (convertible preferred stock, convertible debt, warrants to purchase common stock and common stock options) were exercised or converted into common stock. The following table provides a reconciliation of the numerators and denominators of the basic and diluted per-share computations:

                                         2006        2005           2004
                                 --------------- -------------- -------------

     Net loss - basic           $  (7,939,210)    $(3,039,607)   $(2,952,077)
        Add:  Interest on
     convertible debt                 216,737               -         53,855
                Gain on
     derivative instruments        (2,276,358)       (363,028)    (1,174,660)
                                 ------------     -----------    -----------

     Net loss - diluted         $  (9,998,831)    $(3,402,635)   $(4,072,882)
                                 ============     ===========    ===========

     Weighted average number of
       shares - basic              78,971,290      72,703,395     67,273,133
     Incremental shares from:
        Warrants                    5,211,628         878,530      1,461,552
        Convertible debt            9,651,160               -        189,414
                                 ------------     -----------    -----------

       Weighted average number
         of shares - diluted       93,834,078      73,581,925     68,924,099
                                 ============     ===========    ===========

   Earnings per share - basic     $     (0.10)    $     (0.04)   $     (0.04)
   Earnings per share - diluted   $     (0.11)    $     (0.05)   $     (0.06)


   Excluded from the above computations of weighted-average shares for diluted net loss per share were options and warrants to purchase 4,075,446, 10,787,480, and 13,429,012 shares of common stock as of September 30, 2006, 2005 and 2004, respectively. These securities were excluded because their inclusion would have an anti-dilutive effect on net loss per share.

15.  SEGMENT REPORTING

   SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company's chief decision maker, as defined under SFAS No. 131, is the Chief Executive Officer. To date, the Company has viewed its operations as principally one segment, the research and development of certain drugs and vaccines. As a result, the financial information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

16.  QUARTERLY INFORMATION (UNAUDITED)

   The following quarterly data are derived from the Company's Consolidated Statements of Operations.

Financial Data

Fiscal 2006
-----------
                          Three      Three      Three      Three
                          months     months     months     months       Year
                          ended      ended      ended      ended        ended
                         December   March 31,  June 30,   September   September
                        31, 2005     2006       2006      30, 2006    30, 2006
                      ---------------------------------------------------------
Revenue              $   29,847   $  36,815   $  39,708   $  19,087   $ 125,457

Operating expenses    1,051,715   1,378,062   1,345,165   1,699,711   5,474,653
Nonoperating
 (expense) income        11,404      11,998       9,801    (157,453)   (124,250)
Gain (loss) on
  derivative
   instruments           13,337      (1,822)      1,615   2,312,654   2,325,784

Net income (loss)      (997,127) (1,331,071) (1,294,041) (4,316,971) (7,939,210)
Loss per common share
- basic                   (0.01)      (0.02)      (0.02)      (0.05)      (0.10)
Loss per common share
- diluted                 (0.01)      (0.02)       (0.02)     (0.06)      (0.11)

Fiscal 2005
-----------
                             Three      Three     Three    Three
                             months     months    months   months        Year
                             ended      ended     ended     ended        ended
                            December   March 31, June 30, September   September
                            31, 2004     2005      2005    30, 2005    30, 2005
                           -----------------------------------------------------

Revenue                    $ 75,507    $109,785  $ 38,103 $  46,530   $ 269,925

Operating expenses        1,289,997    1,198,617 1,022,474  839,604   4,350,692

Nonoperating (expense)
  income                    (14,953)     (60,608)  330,585   786,136  1,041,160

Net income (loss)        (1,229,443)  (1,149,440) (653,786)   (6,938)(3,039,607)

Net income (loss)
 attributable to common
 shareholders            (1,229,443)  (1,149,440) (653,786)   (6,938)(3,039,607)

Income (loss) per common
 share - basic               (0.02)       (0.01)    (0.01)        -      (0.04)

Income (loss) per common
share - diluted              (0.02)       (0.02)    (0.01)        -      (0.05)

                               CEL-SCI CORPORATION

                           INTERIM FINANCIAL STAEMENTS

                                DECEMBER 31, 2006
                                   (unaudited)

                                TABLE OF CONTENTS


PART I  FINANCIAL INFORMATION

Item 1.                                                                 Page
                                                                        ----

      Condensed Consolidated Balance Sheet (unaudited)                     3
      Condensed Consolidated Statement of Operations (unaudited)           4
      Condensed Consolidated Statement of Cash Flow (unaudited)            5
      Notes to Condensed Consolidated Financial Statements (unaudited)     6

Item 2.
      Management's Discussion and Analysis of Financial Condition         16
        and Results of Operations

Item 3.
      Quantitative and Qualitative Disclosures about Market Risks         21

Item 4.
      Controls and Procedures                                             21


PART II

Item 2.
      Changes in Securities and Use of Proceeds                           22

Item 4.
      Submission of Matters to a Vote of Security Holders                 22

Item 5.
      Other Information                                                   22

Item 6.
      Exhibits                                                            22

      Signatures                                                          23

Item 1.   FINANCIAL STATEMENTS

                               CEL-SCI CORPORATION
                               -------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            ------------------------
                                   (unaudited)

 ASSETS
                                                   December 31,    September 30,
                                                       2006             2006
                                                   ------------    -------------
 CURRENT ASSETS:

   Cash and cash equivalents                       $  7,176,818    $  8,080,365
   Interest and other receivables                        36,951          35,626
   Prepaid expenses                                     187,537         526,498
   Inventory used for R&D and manufacturing             379,858         390,644
   Deposits                                              14,828          14,828
                                                   --------------  -------------

         Total current assets                         7,795,992       9,047,961

 RESEARCH AND OFFICE EQUIPMENT-
   Less accumulated depreciation of $1,788,430
    and $1,773,102                                      118,924          92,117
 PATENT COSTS- less accumulated
   amortization of  $917,288 and $896,407               519,308         513,199
                                                   --------------  -------------

                  TOTAL ASSETS                     $  8,434,224    $  9,653,277
                                                   ==============  =============

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 CURRENT LIABILITIES:
   Accounts payable                                $    178,537    $     98,056
   Accrued expenses                                      88,551          74,894
   Due to employees                                      28,016          17,425
   Accrued interest on convertible debt                 173,482          74,473
   Derivative instruments - current portion           1,714,722       1,670,234
   Deposits held                                          3,000           3,000
                                                   --------------  -------------
        Total current liabilities                     2,186,308       1,938,082

   Derivative instruments - noncurrent portion        8,055,825       8,645,796
                                                   --------------  -------------
        Total liabilities                            10,242,133      10,583,878

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.01 par value; authorized,
   100,000 shares; no shares issued and outstanding           -               -
  Common stock, $.01 par value; authorized,
   200,000,000 shares; issued and outstanding,
   83,234,441 and 82,697,428 shares at December
   31, 2006 and September 30, 2006, respectively        832,344         826,974
  Additional paid-in capital                        105,410,515     105,180,834
  Accumulated deficit                              (108,050,768)   (106,938,409)
                                                   --------------  -------------
     Total stockholders' equity (deficit)            (1,807,909)       (930,601)
                                                   --------------  -------------

           TOTAL LIABILITIES AND STOCKHOLDERS'
            EQUITY (DEFICIT)                       $  8,434,224    $  9,653,277
                                                   ==============  =============

            See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                Three Months Ended December 31,
                                                   2006                 2005
                                                --------------------------------
 REVENUE:
   Grant revenue                                $      13,862    $      23,757
   Rent income                                          6,090            6,090
   Other income                                           841                -
                                                --------------   --------------
                  Total Revenue                        20,793           29,847
 EXPENSES:
   Research and development, excluding
    depreciation of $20,493 and $18,511
    included below                                    506,158          434,889
   Depreciation and amortization                       41,842           43,790
   General and administrative                       1,052,704          573,036
                                                --------------   --------------

                    Total Expenses                  1,600,704        1,051,715
                                                --------------   --------------

  LOSS FROM OPERATIONS                             (1,579,911)      (1,021,868)

 GAIN ON DERIVATIVE INSTRUMENTS                       719,247           13,337

 INTEREST INCOME                                       95,551           11,404

 INTEREST EXPENSE                                    (347,246)               -
                                                --------------   --------------
 NET LOSS BEFORE INCOME TAXES                      (1,112,359)        (997,127)

 INCOME TAX PROVISION                                       -                -
                                                --------------   --------------

 NET LOSS                                       $  (1,112,359)   $    (997,127)
                                                ==============   ==============

 NET LOSS PER COMMON SHARE (BASIC)              $       (0.01)   $       (0.01)
                                                ==============   ==============

 NET LOSS PER COMMON SHARE (DILUTED)            $       (0.01)   $       (0.01)
                                                ==============   ==============

 WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                              82,928,432       74,998,621
                                                ==============   ==============

            See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (unaudited)

                                                 Three Months Ended December 31,
                                                     2006               2005
                                                 -------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS                                         $ (1,112,359)    $   (997,127)
Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization                        41,842           43,790
  Penalty shares issued to nonemployees               110,325                -
  Issuance of common stock and stock options
   for services                                             -           66,718
  Common stock contributed to 401(k) plan              22,314           20,479
  Employee option cost                                 30,984           51,798
  Impairment loss on retired equipment                      -              645
  Gain on derivative instruments                     (719,247)         (13,337)
  Amortization of discount on convertible debt        173,764                -
  (Increase) decrease in receivables                   (1,325)           5,676
  Decrease  in prepaid expenses                       338,961            4,766
  Decrease in inventory for R&D and manufacturing      10,786            7,984
  Increase in deferred financing costs                      -           (5,000)
  Increase in accounts payable                         44,906           50,679
  Increase in accrued expenses                         13,657            2,771
  Increase (decrease)  in amount due to employees      10,591              (28)
  Increase in accrued interest on convertible
   debt                                                99,009                -
                                                 -------------    --------------
NET CASH USED IN OPERATING ACTIVITIES                (935,792)        (760,186)
                                                 -------------    --------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of equipment                               (47,769)          (1,360)
  Patent costs                                          8,587           (3,861)
                                                 -------------    --------------
NET CASH USED IN INVESTING ACTIVITIES                 (39,182)          (5,221)
                                                 -------------    --------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Drawdown on equity line                                   -          677,727
  Proceeds from exercise of stock options              71,427           15,693
                                                 -------------    --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES              71,427          693,420
                                                 -------------    --------------
NET DECREASE IN CASH AND CASH EQUIVALENTS            (903,547)         (71,987)

CASH AND CASH EQUIVALENTS:
  Beginning of period                               8,080,365        1,957,614
                                                 -------------    --------------
  End of period                                  $  7,176,818     $  1,885,627
                                                 =============    ==============

                                                                    (continued)

            See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (unaudited)


                                                 Three Months Ended December 31,
                                                     2006               2005
                                                 -------------------------------

SUPPLEMENTAL INFORMATION ON NONCASH TRANSACTIONS:

Patent costs included in accounts payable:
Increase in accounts payable                     $    (35,576)    $     (8,250)
Increase in patent costs                               35,576            8,250
                                                 -------------    -------------
                                                 $          -     $          -
                                                 =============    =============

Reclassification of derivative instruments:
Decrease in derivative instruments               $          -     $    797,835
Increase in additional paid-in capital                      -         (797,835)
                                                 -------------    -------------
                                                 $          -     $          -
                                                 =============    =============

NOTE:
Interest expense paid during the quarter ended December 31, 2006 totaled
$74,473.

                                                                     concluded



           See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      The accompanying condensed consolidated financial statements of CEL-SCI Corporation and subsidiary (the Company) are unaudited and certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. While management of the Company believes that the disclosures presented are adequate to make the information presented not misleading, interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company's annual report on Form 10-K for the year ended September 30, 2006.

      In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all accruals and adjustments (each of which is of a normal recurring nature) necessary for a fair presentation of the financial position as of December 31, 2006 and the results of operations for the three month period then ended. The condensed consolidated balance sheet as of September 30, 2006 is derived from the September 30, 2006 audited consolidated financial statements. Significant accounting policies have been consistently applied in the interim financial statements and the annual financial statements. The results of operations for the three month period ended December 31, 2006 are not necessarily indicative of the results to be expected for the entire year.

      Significant accounting policies are as follows:

      Principles of Consolidation--The consolidated financial statements include the accounts of CEL-SCI Corporation and its wholly owned subsidiary, Viral Technologies, Inc. All intercompany transactions have been eliminated upon consolidation.

      Cash and Cash Equivalents--For purposes of the statements of cash flows, cash and cash equivalents consists principally of unrestricted cash on deposit and short-term money market funds. The Company considers all highly liquid investments with a maturity when purchased of less than three months to be cash equivalents.

      Prepaid Expenses and Inventory--Prepaid expenses are those expenses which benefit a substantial period of time. Inventory consists of bulk purchases of laboratory supplies used on a daily basis in the lab and items that will be used for future production. These items are disposables and consumables and can be used for both the manufacturing of Multikine for clinical studies and in the laboratory for quality control and bioassay use. They can be used in training, testing and daily laboratory activities.

                               CEL-SCI CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

      Research and Office Equipment--Research and office equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the term of the lease. Repairs and maintenance are expensed when incurred. Depreciation expense for the three-month period ended December 31, 2006 and 2005 were $20,962 and $24,605 respectively.

      Patents--Patent expenditures are capitalized and amortized using the straight-line method over the shorter of the expected useful life or the legal life of the patent (17 years). In the event changes in technology or other circumstances impair the value or life of the patent, appropriate adjustment in the asset value and period of amortization is made. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset, and from disposition, is less than the carrying value of the asset. The amount of the impairment loss would be the difference between the estimated fair value of the asset and its carrying value. During the three month periods ended December 31, 2006 and 2005, the Company recorded no patent impairment charges. For the three-month period ended December 31, 2006 and 2005, amortization of patent costs totaled $20,880 and $19,185 respectively.

      Derivative Instruments--The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", ("SFAS No. 133") AND Emerging Issues Task Force Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", ("EITF 00-19"), as well as related interpretations of these standards. In accordance with accounting principles generally accepted in the United States ("GAAP"), derivative instruments and hybrid instruments are recognized as either assets or liabilities in the statement of financial position and are measured at fair value with gains or losses recognized in earnings or other comprehensive income depending on the nature of the derivative or hybrid instruments. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and recognized at fair value with changes in fair value recognized as either a gain or loss in earnings if they can be reliably measured. When the fair value of embedded derivative features can not be reliably measured, the Company measures and reports the entire hybrid instrument at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument and precluding the use of "blockage" discounts or premiums in determining the fair value of a large block of financial instruments. Fair value under these conditions does not necessarily represent fair value determined using valuation standards that give consideration to blockage discounts and other factors that may be considered by market participants in establishing fair value.

                               CEL-SCI CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

      Research and Development Grant Revenues--The Company's grant arrangements are handled on a reimbursement basis. Grant revenues under the arrangements are recognized as grant revenue when costs are incurred.

      Research and Development Costs--Research and development (R&D) expenditures are expensed as incurred. The Company has an agreement with Cambrex Bio Science, an unrelated corporation, for the production of Multikine(R), which is the Company's only product source. All production costs of Multikine are expensed to R&D immediately. This agreement expired on December 31, 2006.

      Net Loss per Common Share--Net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Potentially dilutive common stock equivalents, including convertible preferred stock, convertible debt and options to purchase common stock, were excluded from the calculation because they are antidilutive.

      Concentration of Credit Risk--Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company maintains its cash and cash equivalents with high quality financial institutions. At times, these accounts may exceed federally insured limits. The Company has not experienced any losses in such bank accounts. The Company believes it is not exposed to significant credit risk related to cash and cash equivalents.

      Income Taxes--Income taxes are accounted for using the asset and liability method under which deferred tax liabilities or assets are determined based on the difference between the financial statement and tax basis of assets and liabilities (i.e., temporary differences) and are measured at the enacted tax rates. Deferred tax expense is determined by the change in the liability or asset for deferred taxes. The difference in the Company's U.S. Federal statutory income tax rate and the Company's effective tax rate is primarily attributable to the recording of a valuation allowance due to the uncertainty of the amount of future tax benefits that will be realized because it is more likely than not that future taxable income will not be sufficient to realize such tax benefits.

      Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Accounting for derivatives is based upon valuations of derivative instrument determined using various valuation techniques including the Black-Scholes and binomial pricing methodologies. The Company considers such valuations to be significant estimates.

                               CEL-SCI CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

      Asset Valuations and Review for Potential Impairments--The Company reviews its fixed assets every quarter. This review requires that the Company make assumptions regarding the value of these assets and the changes in circumstances that would affect the carrying value of these assets. If such analysis indicates that a possible impairment may exist, the Company is then required to estimate the fair value of the asset and, as deemed appropriate, expense all or a portion of the asset. The determination of fair value includes numerous uncertainties, such as the impact of competition on future value. The Company believes that it has made reasonable estimates and judgments in determining whether its long-lived assets have been impaired; however, if there is a material change in the assumptions used in our determination of fair values or if there is a material change in economic conditions or circumstances influencing fair value, the Company could be required to recognize certain impairment charges in the future.

      Stock-Based Compensation--In October 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). This statement encouraged but did not require companies to account for employee stock compensation awards based on their estimated fair value at the grant date with the resulting cost charged to operations. The Company had elected to continue to account for its employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees and related Interpretations". In December 2004 the FASB issued SFAS No. 123R, "Share-Based Payment". SFAS No. 123R requires companies to recognize expense associated with share based compensation arrangements, including employee stock options, using a fair value-based option pricing model. SFAS No. 123R applies to all transactions involving issuance of equity by a company in exchange for goods and services, including employees. Using the modified prospective transition method of adoption, the Company reflects compensation expense in the financial statements beginning October 1, 2005. The modified prospective transition method does not require restatement of prior periods to reflect the impact of SFAS No. 123R. As such, compensation expense will be recognized for awards that were granted, modified, repurchased or cancelled on or after October 1, 2005 as well as for the portion of awards previously granted that vested during the period ended December 31, 2006. For the three months ended December 31, 2006 and 2005, the Company recorded $30,984 and $51,798, respectively in general and administrative expense for the cost of employee options. The Company's options vest over a three-year period from the date of grant. After one year, the stock is one-third vested, with an additional one-third vesting after two years and the final one-third vesting at the end of the three-year period. There were no options granted during the three-month periods ended December 31, 2006 and 2005. Options are granted with an exercise price equal to the closing bid price of the Company's stock on the day before the grant. The Company determines the fair value of the employee compensation using the Black Scholes method of valuation. This method requires several assumptions, including the following assumptions for the options vesting during the three months ended December 31, 2006. No options vested during the three months ended December 31, 2005.

                               CEL-SCI CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

                                December 31, 2006
                                -----------------

      Volatility                            78%
      Dividend yield                         0%
      Risk-free interest rate             5.08%
      Expected average life              1 year
      Exercise price per option           $0.62

      The Company has Incentive Stock Option Plans, Non-Qualified Stock Option Plans, a Stock Compensation Plan and Stock Bonus Plans. All Stock Option and Bonus Plans have been approved by the stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Incentive Stock Option Plans authorize the issuance of shares of the Company's common stock to persons who exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

      (a) The expiration of three months after the date on which an option holder's employment by the Company is terminated (except if such termination is due to death or permanent and total disability);

      (b) The expiration of 12 months after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's permanent and total disability;

      (c) In the event of an option holder's death while in the employ of the Company, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

                               CEL-SCI CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

      The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of the Company's common stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

      The following table summarizes stock option activity for the three months ended December 31, 2006.

Non-Qualified Stock Option Plan

                            Outstanding                                      Exercisable
              -------------------------------------------     -------------------------------------------
                                    Weighted                                       Weighted
                                    Average                                        Average
                        Weighted   Remaining                            Weighte    Remaining
                Number   Average   Contractual  Aggregate      Number   Average   Contractual    Aggregate
                  of    Exercise      Term      Intrinsic        of     Exercise     Term        Intrinsic
                Shares    Price     (Years)       Value        Shares     Price     (Years)        Value
             --------------------------------------------     -----------------------------------------------
Outstanding   7,511,362   $0.66       5.15     $1,390,653     6,011,713   $0.68       4.81       $1,306,320
at  October
1, 2006
  Vested              -                                         250,000    0.62
  Granted             -                                  -
  Exercised    (324,666)   0.22       6.33         131,644     (324,666)   0.22       6.33          131,644
  Forfeited           -                                               -
  Expired             -                                               -
              ---------                            -------     --------

Outstanding
at December
31, 2006      7,186,696   $0.65       4.81       1,100,337    5,937,047   $0.71       4.70        1,042,917
              ---------                                       ---------


Incentive Stock Option Plan

                            Outstanding                                      Exercisable
              -------------------------------------------     -------------------------------------------
                                    Weighted                                       Weighted
                                    Average                                        Average
                        Weighted   Remaining                            Weighte    Remaining
                Number   Average   Contractual  Aggregate      Number   Average   Contractual    Aggregate
                  of    Exercise      Term      Intrinsic        of     Exercise     Term        Intrinsic
                Shares    Price     (Years)       Value        Shares     Price     (Years)        Value
             --------------------------------------------     -----------------------------------------------

Outstanding   4,326,933   $0.65       6.03      $1,047,933    3,810,267   $0.66      6.12        1,021,933
at October
1, 2006
  Vested              -                                  -
  Granted             -                                  -
  Exercised           -                                  -
  Forfeited           -                                  -
  Expired             -                                  -
              ---------                          ---------

Outstanding   4,326,933   $0.65       5.78       $ 871,533    3,810,267   $0.66      5.29       $  865,133
at December
31, 2006


      The total intrinsic value of options exercised during the three months ended December 31, 2006 and 2005 was $131,644 and $19,260, respectively.

      A summary of the status of the Company's non-vested options as of December 31, 2006 is presented below:

                                                       Weighted Average
                                         Number of        Grant Date
                                          Shares          Fair Value
                                     -------------------------------------

      Non-Qualified Stock Option Plan
      Nonvested at October 1, 2006        1,499,649             $0.23
         Vested                            (250,000)             0.62
         Granted                                  -
         Forfeited                                -
         Expired                                  -
                                          ---------

      Nonvested at December 31, 2006      1,249,649              0.27

      Incentive Stock Option Plan

      Nonvested at October 1, 2006          516,666             $0.46
      Vested
      Granted                                    -
      Forfeited                                  -
      Expired                                    -
                                           -------

      Nonvested at December 31, 2006       516,666              $0.46
                                           -------


      Options to non-employees are accounted for in accordance with FASB's Emerging Issues Task Force (EITF) Issue 96-18 Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Accordingly, compensation is recognized when goods or services are received and is measured using the Black-Scholes valuation model. The Black-Scholes model requires management to make assumptions regarding the fair value of the options at the date of grant and the expected life of the options. There were no option grants to non-employees during the three months ended December 31, 2006. For the three months ended December 31, 2005, common stock and options with a value of $66,718 were issued for services.

B. NEW ACCOUNTING PRONOUNCEMENTS

      In February 2006, the FASB issued SFAS No. 155, "Hybrid Instruments". The statement amends SFAS No. 133 and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The statement also resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." The statement: a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and e) amends Statement 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The Company adopted SFAS No. 155 on October 1, 2006. SFAS No. 155 does not have a material impact on operations or cash flows because these instruments were originally treated as hybrid instruments as permitted under FAS No. 133.

      In July 2006, the FASB issued interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48") which clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial statements.

      In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements". The statement defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is evaluating whether this statement will affect its current practice in valuing fair value of its derivatives each quarter.

      In September 2006, SAB No. 108 was issued by the Securities and Exchange Commission. The interpretations in the SAB express the SEC staff's views regarding the process of quantifying financial statement misstatements. Beginning with annual financial statements covering fiscal years ending after November 15, 2006, material misstatements in the current year may result in the need to correct prior year financial statements, even if the misstatement in the prior year or years is considered immaterial. SAB 108 does not require previously filed reports to be amended. Such correction may be made the next time the company files the prior year financial statements. The Company believes that there will be in impact on its results of operations, cash flows or balance sheet because of this interpretation.

C.    STOCKHOLDERS' EQUITY (DEFICIT)

      During the three months ended December 31, 2006, the Company issued stock to two nonemployees in accordance with their respective agreements with a fair value of $110,325. This expense was recorded in general and administrative expense. During the three months ended December 31, 2005, the Company issued stock or stock options for services to a nonemployee with a fair value of $66,718. The fair value of the options issued during the three months ended December 31, 2005 was determined using the Black Scholes method with the following assumptions:

                                     December 31, 2005

      Volatility                             87%
      Dividend yield                          0%
      Risk-free interest rate              4.33%
      Expected average life               5 year
      Exercise price per option            $0.55

D.    SERIES K CONVERTIBLE DEBT

      In August 2006, the Company issued $8,300,000 in aggregate principal amount of convertible notes (the "Series K Notes") together with warrants to purchase 4,825,581 shares of the Company's common stock (the Series K Warrants"). Additionally, in connection with issuance of the Series K Notes and Series K Warrants, the placement agent received a fee of $498,000 and 386,047 fully vested warrants (the "Placement Agent Warrants") to purchase shares of the Company's common stock. Net proceeds were $7,731,290, net of $568,710 in direct transaction costs, including the placement agent fee.

      The Series K Notes are convertible into 9,651,163 shares of the Company's common stock at the option of the holder at any time prior to maturity at a conversion price of $0.86 per share, subject to adjustment for certain events. The Series K Warrants are exercisable over a five-year period from February 4, 2007 through February 4, 2012 at $0.95 per share.

      The Series K Notes bear interest at the greater of 8% or LIBOR plus 300 basis points, and are required to be repaid in thirty equal monthly installments of $207,500 beginning on March 4, 2007 and continuing through September 4, 2010. The remaining principal balance of $2,075,000 is required to be repaid on August 4, 2011; however, holders of the Series K Notes may require repayment of the entire remaining principal balance at any time after August 4, 2010. Interest is payable quarterly beginning September 30, 2006. Each payment of principal and accrued interest may be settled in cash or in shares of common stock at the option of the Company. The number of shares deliverable under the share-settlement option is determined based on the lower of (a) $0.86 per share, as adjusted pursuant to the terms of the Series K Notes or (b) 90% applied to the arithmetic average of the volume-weighted-average trading prices for the twenty day period immediately preceding each share settlement. The Company may not make payments in shares if such payments would result in the cumulative issuance of shares of its common stock exceeding 19.999% of the shares outstanding on the day immediately preceding the issuance date of the Series K Notes, unless prior approval is given by vote of at least a majority of the shares outstanding. The Company received such approval on November 17, 2006.

      The Company is accounting for the Series K Warrants as derivative liabilities in accordance with SFAS No. 133. A debt discount of $1,734,472 is being amortized to interest expense using the effective interest method over the expected term of the Series K Notes. During the three month period ended December 31, 2006, the Company recorded interest expense of $173,764 in amortization of the debt discount. As of December 31, 2006, the fair value of the Series K notes is $7,878,326 and the fair value of the investor and placement agent warrants is $1,892,221. The Company recorded a gain on derivative instruments of $719,247 during the three months ended December 31, 2006.

E.   OPERATIONS AND FINANCING

      The Company has incurred significant costs since its inception in connection with the acquisition of an exclusive worldwide license to certain patented and unpatented proprietary technology and know-how relating to the human immunological defense system, patent applications, research and development, administrative costs, construction of laboratory facilities and clinical trials. The Company has funded such costs with proceeds realized from the public and private sale of its common and preferred stock. The Company will be required to raise additional capital or find additional long-term financing in order to continue with its research efforts. To date, the Company has not generated any revenue from product sales. The ability of the Company to complete the necessary clinical trials and obtain FDA approval for the sale of products to be developed on a commercial basis is uncertain. The Company plans to seek continued funding of the Company's development by raising additional capital. It is the opinion of management that sufficient funds will be available from the Series K convertible debt, other external financing and additional capital and/or expenditure reductions in order to meet the Company's liabilities and commitments as they come due during fiscal years 2007 and 2008. Ultimately, the Company must complete the development of its products, obtain the appropriate regulatory approvals and obtain sufficient revenues to support its cost structure.

F. COMMITMENTS AND CONTINGENCIES

      During fiscal year 2005 the Company was involved in a restatement of the Company's prior years financials, a time when Deloitte & Touche LLP (D&T) was the Company's auditor. For its work in the restatement D&T presented the Company with an invoice of approximately $350,000 in October 2006. In prior discussions with D&T the Company's Audit Committee had repeatedly requested detailed information regarding this bill which D&T failed to give. The Company's Audit Committee and Board of Directors are unable to review the appropriateness of this invoice without the detailed information that it has repeatedly requested. This invoice was not included in the Company's liabilities because the Company does not believe that it represents a real claim against the Company.

G. SUBSEQUENT EVENTS

      In January 2007 the Company received a "no objection" letter from the FDA indicating that it could proceed with the Phase III protocol with Multikine in head & neck cancer patients. The protocol for the Phase III clinical trial was designed to develop conclusive evidence of the safety and efficacy of Multikine in the treatment of advanced primary squamous cell carcinoma of the oral cavity. The Company had previously received a "no objection" letter from the Canadian Biologics and Genetic Therapies Directorate which enabled the Company to begin its Phase III clinical trial in Canada.

      On January 22, 2007, the Company announced that it has signed a letter of intent with a privately held real estate firm specialized in the biomedical sector to acquire and build out to the Company's specifications a turn-key cGMP (current good manufacturing practices) drug manufacturing facility for the Company's cancer product. This manufacturing facility is an integral part of moving Multikine into the Phase III clinical trial and later commercialization. The commitment by the real estate firm, subject to a final contract, is for $15 million. The facility is expected to cost about $12-14 million, to be paid through a long-term lease agreement.

      On January 23, 2007, the Company entered into an agreement with a public relations consulting firm. Per the terms of the agreement the consultant received 200,000 shares of restricted stock on January 29, 2007. In addition, on April 1, 2007 and June 1, 2007 the consultant will receive 105,000 and 85,000 shares of restricted stock, respectively.

      No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.



                                TABLE OF CONTENTS

                                                                       Page
Prospectus Summary  ........................................
Risk Factors ...............................................
Comparative Share Data .....................................
Market for CEL-SCI's Common Stock...........................
Management's Discussion and Analysis of
  Financial Condition and Results of Operations.............
Business....................................................
Management..................................................
Principal Shareholders .....................................
Selling Shareholders and Plan of Distribution ..............
Description of Securities ..................................
Experts ....................................................
Indemnification ............................................
Additional Information .....................................
Financial Statements .......................................



                                  Common stock

                               CEL-SCI CORPORATION


                                   PROSPECTUS

                                     PART II

                     Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution
          -------------------------------------------

          SEC Filing Fee                                       $  4,046
          Legal Fees and Expenses                                20,000
          Accounting Fees and Expenses                           10,000
          Miscellaneous Expenses                                  5,954
                                                               --------
               TOTAL                                           $ 40,000
                                                               ========

      All expenses other than the SEC filing fees are estimated.

Item 14. Indemnification of Officers and Directors.

      Section 7-109-102 of the Colorado Revised Statutes and CEL-SCI's Bylaws provides that CEL-SCI may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of CEL-SCI.

Item 15. Recent Sales of Unregistered Securities.
         ----------------------------------------

      The following table lists all unregistered sales of CEL-SCI's common stock during the past three years.
                                                Number of
Shareholder                      Date Issued      Shares    Consideration
-----------                      -----------    ----------  -------------

Riverview Group LLC                 5/04/04     6,402,439    $5,250,000
Patricia Prichep                    9/15/04         5,860         3,633
Eyal Talor                          9/15/04         7,724         4,789
Daniel Zimmerman                    9/15/04         5,927         3,675
W. Brooke Jones                     9/15/04         5,539         3,434
Cher Ami Holdings Inc.              7/26/05     1,250,000       500,000
Hilda Maibach                       9/21/05         8,687         4,170
Lucci Financial Group, LLC         10/14/05        80,000        36,000
TGR Group LLC                       2/01/06       150,000        78,000
Cher Ami Holdings Inc.              2/10/06     2,500,000     1,000,000
SDS Capital Group SPC, Ltd.         3/07/06       121,750        30,438
SDS Capital Group SPC, Ltd.         3/07/06       148,806        37,202
Riviera Ventures                    4/01/06       375,000       273,750
SDS Capital Group SPC, Ltd.         4/10/06       237,418        59,355
SDS Capital Group SPC, Ltd.         4/10/06       290,177        72,544
Eastern Biotech                     4/17/06       700,000       329,000

                                                Number of
Shareholder                      Date Issued      Shares    Consideration
-----------                      -----------    ----------  -------------

Cher Ami Holdings Inc.              5/15/06       600,000      $336,000
Cher Ami Holdings Inc.              6/09/06        25,000           *
Cher Ami Holdings Inc.              7/10/06        50,000           *
Cher Ami Holdings Inc.              8/04/06        50,000           *
Riviera Ventures                    8/04/06         3,750           *
Cher Ami Holdings Inc.              9/05/06        50,000           *
Riviera Ventures                    9/05/06          7500           *
Maximilian de Clara                 9/25/06       317,460    Services rendered
                                                             and valued at
                                                             $200,000
Riviera Ventures                    9/29/06       375,000    Consulting services
                                                             valued at $232,500
Cher Ami Holdings Inc.             10/02/06        50,000           *
Riviera Ventures                   10/02/06         7,500          *
Cher Ami Holdings Inc.             11/03/06        50,000          *
Riviera Ventures                   11/03/06         7,500          *
Riviera Ventures                   12/01/06         7,500          *
Cher Ami Holdings Inc.             12/11/06        50,000          *
Riviera Ventures                    1/02/07         7,500          *
Cher Ami Holdings Inc.              1/10/07        50,000          *
Riviera Ventures                    2/02/07         7,500          *
Riviera Ventures                    3/02/07         7,500          *
Riviera Ventures, Inc.              4/03/07       375,000    Consulting services
IT International                    4/03/07       500,000    Consulting services
Ozal Ltd.                           4/03/07     2,000,000    Consulting services
APE invest A/S                      4/18/07     2,000,000    $1,500,000
Notabene.net A/S                    4/18/07       133,333    $  100,000
Handelsbanken A/S                   4/18/07     1,200,000    $  900,000
Eric Damgaard Portef0lje Invest A/S 4/18/07       666,667    $  500,000
Finn Helmer                         4/18/07     1,333,333    $1,000,000
KBUS 8, nr. 2051 Aps                4/18/07     1,333,333    $1,000,000
Ardent Holding                      4/18/07       666,667    $  500,000
Fundamental Fondsmaeglerselskab     4/18/07     1,333,333    $1,000,000
Sydbank A/S                         4/18/07     2,000,000    $1,500,000
DKA Consult APS                     4/18/07     1,333,333    $1,000,000
MCS Holding Aps                     4/18/07       792,400    $  594,300
Kgs. Nytorv 21 Aps                  4/18/07     2,000,000    $1,500,000
Ole Trist                           4/18/07       100,000    $   75,000
Forstaedernes Bank A/S              4/18/07        40,933    $   30,700
Synerco ApS                         4/18/07       133,333    $  100,000
Soren Degn                          4/18/07       133,333    $  100,000
Sparekassen Kronjylland A/S         4/18/07       800,000    $  600,000
UBS Luxembourg SA                   4/18/07     1,333,333    $1,000,000
Landsbanki Luxembourg SA            4/18/07     2,666,667    $2,000,000

                                                Number of
Shareholder                      Date Issued      Shares    Consideration
-----------                      -----------    ----------  -------------

Iroquois Master Fund Ltd.          4/18/07         33,333    $   25,000
RAQ LLC                            4/18/07         10,000    $    7,500


* Penalty for not having registration statement effective within time required by agreement.

Item 16.  Exhibits
          --------

3(a)      Articles of Incorporation       Incorporated by reference to Exhibit
                                          3(a) of CEL-SCI's combined
                                          Registration Statement on Form S-1
                                          and Post-Effective Amendment
                                          ("Registration Statement"),
                                          Registration Nos. 2-85547-D and
                                          33-7531.

(b)       Amended Articles                Incorporated by reference to Exhibit
                                          3(a) of CEL-SCI's Registration
                                          Statement on Form S-1, Registration
                                          Nos. 2-85547-D and 33-7531.

(c)       Amended Articles                Filed as Exhibit 3(c) to CEL-SCI's
          (Name change only)              Registration Statement on Form S-1
                                          Registration Statement (No.
                                          33-34878).

(d)       Bylaws                          Incorporated by reference to
                                          Exhibit 3(b) of CEL-SCI's
                                          Registration Statement on Form S-1,
                                          Registration Nos. 2-85547-D and
                                          33-7531.

5.        Opinion of Counsel

10(d) Employment Agreement with           Incorporated by reference to Exhibit
      Maximilian de Clara                 10(d) of CEL-SCI's report on Form 8-K
                                          (dated April 21, 2005) and Exhibit
                                          10(d) to CEL-SCI's report on Form 8-K
                                          dated September 8, 2006.

10(e) Employment Agreement with           Incorporated by reference to Exhibit
      Geert Kersten                       10(e) of CEL-SCI's Registration
                                          Statement on Form S-3 (Commission File
                                          #106879) and Exhibit 10(c) to
                                          CEL-SCI's report on Form 8-K dated
                                          September 8, 2006.

10(g) Securities Purchase Agreement      Incorporated by reference to Exhibit 10
      (together with schedule            to CEL-SCI's Report on Form 8-K dated
      required by Instruction 2 to       August 4, 2005.
      Item 601 of Regulation S-K)
      pertaining to Series K notes
      and warrants, together with the
      exhibits to the Securities
      Purchase Agreement.

10(h) Subscription Agreement (together   Incorporated by reference to Exhibit 10
      with schedule required by          to CEL-SCI's Report on Form 8-K dated
      Instruction 2 to Item 601 of       April 25, 2007.
      Regulation S-K).

10(i) Form of Series L Warrant.          Incorporated by reference to Exhibit
                                         10.2 to CEL-SCI's Report on Form 8-K
                                         dated April 25, 2007.

10(j) Form of Series M Warrant.          Incorporated by reference to Exhibit
                                         10.3 to CEL-SCI's Report on Form 8-K
                                         dated April 25, 2007.

23(a)  Consent of Hart & Trinen          ______________________________

  (b)  Consent of BDO Seidman LLP        ______________________________


Item 17. Undertakings.
         ------------

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

            (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;
            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

            (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Commonwealth of Virginia, on the 30th day of April 2007.

                               CEL-SCI CORPORATION


                               By: /s/ Maximilian de Clara
                                   ------------------------------------
                                   Maximilian de Clara, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                         Date
---------                            -----                         ----

/s/ Maximilian de Clara       Director and Principal           April 30, 2007
------------------------      Executive Officer
Maximilian de Clara

/s/ Geert R. Kersten          Director, Principal              April 30, 2007
------------------------      Financial Officer, Principal
Geert R. Kersten              Accounting Officer and Chief
                              Executive Officer


------------------------      Director
Alexander G. Esterhazy

/s/ C. Richard Kinsolving
------------------------      Director                         April 30, 2007
C. Richard Kinsolving, Ph.D.

/s/ Peter R. Young
------------------------      Director                         April 30, 2007
Peter R. Young, Ph.D.

                               CEL-SCI CORPORATION
                            REGISTRATION STATEMENT ON

                                    FORM S-1

                                    EXHIBITS